SUBLEASE AGREEMENT
(Warehouse)
This Sublease Agreement (this “Sublease”), dated as of the 12th day of January, 2023 (the “Effective Date”), is made by and between PIKE CONDUCTOR DEV 1, LLC, a Delaware limited liability company with its principal office located at 1010 Lee Road, Rochester, NY (herein called "Landlord") and LI-CYCLE NORTH AMERICA HUB, INC, a Delaware corporation having its principal office at 100 Latona Road, Suite 350, Rochester, New York 14652 (herein called "Tenant").
RECITALS
WHEREAS, Landlord owns the Property (as herein defined); and
WHEREAS, Landlord has entered into a Lease Agreement for the Property (the “COMIDA Lease”) by and between Landlord and County of Monroe Industrial Development Agency (“COMIDA”); and
WHEREAS, COMIDA and Landlord have entered into a Leaseback Agreement for the Property (the “COMIDA Leaseback Agreement”); and
WHEREAS, Landlord intends to secure financing through an institutional lender and through other sources of funding to construct the Building (as herein defined) for Tenant; and
WHEREAS, Tenant has requested significant additional improvements be made to the Building, the payment for which Tenant will be responsible; and
WHEREAS, Landlord and Tenant intend that this Sublease be treated as a true lease for U.S. federal income tax purposes; and
WHEREAS, Landlord and Tenant desire this Sublease to set forth their respective rights and obligations with respect to the construction of the Building and subsequent rental of the Premises (as herein defined); and
WHEREAS, the parties have determined to execute this Sublease in advance of the Landlord securing the anticipated financing in order to better define the relationships between the parties which to date has been controlled by a Pre-Financing Development Services Agreement dated January 12, 2022 (as amended on March 11, 2022, July 12, 2022, July 25, 2022 and October 6, 2022) between Landlord and Tenant (the “Pre-Development Agreement”).
NOW, THEREFORE, the parties hereto enter into this Sublease upon the terms and conditions set forth below

1.     PREMISES.
Landlord, for and in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby demise and let unto Tenant, and Tenant does hereby lease from Landlord, one (1) warehouse and administrative building consisting of not less than 275,932 square feet (the “Building”) and other improvements to the Property being constructed and installed in accordance with the Standard Design-Build Agreement and General Conditions by and between Pike Conductor DEV 1, LLC and Pike Conductor JV1, LLC dated as of June 30, 2022, a copy of which, together with certain drawings and attachments referenced therein or related thereto, are attached hereto as Exhibit B-1 and made a part hereof (the “Design-Build Contract”); together with the land at 55 McLaughlin Road, Rochester, New York, as more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”). The Building and the Property are hereinafter collectively referred to as the “Premises.” The Premises shall include the right to use all existing driveways, driveway entrances, parking areas, sidewalks, and improvements (whether or not located within the Building) located on the Property. A preliminary site plan of the Premises and a depiction of the footprint of the Building to be constructed are attached to this Sublease as Exhibit B-2 and made a part hereof. This Sublease is subject to the terms, covenants and conditions herein set forth and the Tenant agrees as a material part of the consideration for this Sublease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.
2.     CONSTRUCTION OF THE BUILDING.

Landlord shall construct and install the Building at a total cost and expense of $58,610,000.00, plus the amount of any written change orders approved after the Effective Date.
In view of certain enhancements to the Building for Tenant’s use (the “Enhanced Tenant Improvements”), Tenant shall contribute $14,500,000 towards the cost of construction of the Building (such amount, the “Enhanced Tenant Improvements Contribution”). The $44,110,000 remaining balance of the cost to construct the Building shall be the responsibility of the Landlord, subject to the provisions set forth below.
Landlord and Tenant acknowledge that Tenant has already contributed $27,041,711.77 (the “Tenant’s Pre-Financing Costs”) towards the costs of the Building, under the Pre-Development Agreement, including but not limited to actual construction costs, architectural, design, and engineering fees, and all other costs incurred by Tenant. The parties acknowledge that the Landlord has requested and the Tenant shall contribute upon the execution of this Sublease an additional $14,500,000 towards the cost of the Building, bringing the Tenant’s Pre-Financing Costs to $41,541,711.77. Tenant shall continue to directly contribute to the Building construction costs and expenses, thereby increasing Tenant’s Pre-Financing Costs, up to a maximum of $58,610,000, until such time as Landlord has secured the Initial Loans (as defined below) or the Building has been completed. All warranties obtained during the construction of the Building and the Enhanced Tenant Improvements will be jointly named to the Landlord and Tenant. Insurance during the construction of the Building and Enhanced Tenant Improvements is set forth in Section 6(d).
Landlord’s present intent is to obtain certain loans, the terms of which must be reasonably satisfactory to Tenant, in the initial principal amount of up to $54,864,100 (the “Initial Loans”). The essential terms of the presently anticipated Initial Loans are annexed hereto as Schedule 2(a).
Landlord and Tenant agree to execute or make such modifications or amendments to this Sublease necessary to obtain financing for the Initial Loans, provided that any such modification or amendment shall not materially and adversely modify any material terms of this Sublease or Tenant’s rights or remedies hereunder.
Upon the closing on the Initial Loans, Landlord shall (i) reimburse Tenant for the amount of Tenant’s Pre-Financing Costs in excess of the Enhanced Tenant Improvements Contribution, and (ii) use the balance of the proceeds of the Initial Loans to complete the construction of the Building.
In the event that Landlord is unable to complete the construction of the Building, inclusive of the Enhanced Tenant Improvements, for $58,610,000, plus the amount of any approved change orders, Landlord shall directly fund any overage costs without any recourse to or contribution from Tenant.
In the event that Landlord closes the Initial Loans, completes the Building (including the Enhanced Tenant Improvements), and reimburses Tenant for the Tenant’s Pre-Financing Costs less the Enhanced Tenant Improvements Contribution, Landlord shall own the Building (including the Enhanced Tenant Improvements). Notwithstanding the same, Landlord assigns to Tenant the right to depreciation tax benefits relating to the Enhanced Tenant Improvements Contribution. Except as otherwise provided in this Sublease, upon the expiration of the Term, the Building shall be the property of the Landlord.
As of the Commencement Date, Landlord shall deliver the Premises and Enhanced Tenant Improvements, in good and workmanlike condition, as set forth herein.
In the event that all of: the closing and funding of the Initial Loans, the reimbursement to Tenant of Tenant’s Pre-Financing Costs (less the Enhanced Tenant Improvements Contribution), and the Commencement Date have not occurred by July 1, 2023 (the “Initial Financing Deadline”), Landlord and Tenant agree that this Sublease shall be amended and restated as a ground lease, the terms and conditions of which will: (1) permit the Tenant to pledge its ground leasehold interest to secure a mortgage; (2) provide for annual rent thereunder equal to eight percent (8%) of the sum of $2,625,000; (3) be for the same Term as this Sublease and incorporate such provisions of this Sublease as are not unreasonably inconsistent with a ground lease (including without limitation the provisions of Section 10 and Section 14 of this Sublease); (4) shall include an option to purchase the Land exercisable at the end of the initial term and each renewal term of the ground lease for a purchase price of $2,625,000; and (5) otherwise substantially and substantively conform to the Ground Lease for the Hub property dated August 3, 2021, between Landlord and Tenant.

3.     COMMENCEMENT DATE; LEASE TERM; RENEWAL TERMS.

(a)    This Sublease shall be effective as of the Effective Date. Unless sooner terminated as provided herein, the term of this Sublease shall commence on the date (the “Commencement Date”) which shall be the first to occur of (i) the issuance of a Certificate of Occupancy (temporary, conditional or final) for the Building (“Substantial Completion”); or (ii) September 1, 2023, and shall terminate on August 31, 2048 (the “Expiration Date”; being the “Original Term”; together with “Renewal Term” (defined below), if any, the “Term”). As used in this Sublease, the term “Lease Year” shall mean the twelve (12)-month period commencing on the Commencement Date, or if the Commencement Date is not on the first day of a calendar month, it shall be deemed to have commenced on the first day of the month in which the Commencement Date occurs if the Commencement Date is prior to the fifteenth (15th) day of the month and shall be deemed to have commenced on the first day of the month following the Commencement Date if the Commencement Date is on or after the fifteenth day of the month.
(b)     Promptly following the Commencement Date, Landlord and Tenant shall execute and deliver a Sublease Commencement Agreement or Sublease Amendment substantively in the form of Exhibit I attached hereto and made a part hereof, confirming the Commencement Date and certain other matters as therein set forth.
(c)     Landlord hereby grants to Tenant the option of renewing the Original Term (the “Renewal Option”) for four (4) additional terms of five (5) years each and one (1) subsequent additional term of three (3) years (each individually, a “Renewal Term”, and collectively, the “Renewal Terms”) upon the same terms and conditions as are in effect during the Original Term; provided that: (a) at the time Tenant exercises the Renewal Option with respect to each of the Renewal Terms, Tenant is not subject to a notice of and Event of Default, regardless of any applicable periods of grace, of any of the material terms, covenants and conditions of this Sublease, and (b) Tenant provides Landlord with written notice (the “Option Notice”) of Tenant’s election to exercise the Renewal Option with respect to each of the Renewal Terms not less than six (6) months prior to the Expiration Date, or the expiration date of the then operative Renewal Term, as the case may be (hereinafter referred to as the “Option Expiration Date”), provided, however, that in the event Tenant fails to give a timely Option Notice, Landlord shall give Tenant written notice of such failure and Tenant shall thereafter have ten (10) days to send an Option Notice to Landlord.

4.    USE.
Tenant shall use the Premises exclusively for commercial and manufacturing warehouse space to support the manufacture of specialty products comprising critical metals for lithium-ion batteries, such as lithium carbonate, nickel sulphate and cobalt sulphate, from black mass concentrate (which is an intermediate product that is generated from the recycling of spent lithium-ion batteries) and inputs of sulfuric acid, sodium hydroxide, sodium hydrosulfide, anhydrous sodium sulfate, calcium hydroxide, hydrogen peroxide, liquid oxygen, liquefied carbon dioxide, combustible solvent extraction diluent, extracants, and modifiers, and certain other chemicals in a low temperature hydrometallurgical process, offices uses incidental to such use, and such other purposes that Landlord and Tenant reasonably agree to in writing, and for no other purpose without the prior written consent of Landlord (“Tenant’s Use”).
5.    RENT.
(a)    Base Rent. Beginning on the September 1, 2023, Tenant shall pay to the Landlord as annual Base Rent the sums set forth below for the Term. Annual Base Rent shall be payable in advance without set-off or deduction or counterclaim, in lawful money of the United States of America, in equal monthly installments on the first day of each calendar month beginning on September 1, 2023 and continuing until the Expiration Date or earlier termination of the Term.
For the Term, and subject to the terms and conditions below, Tenant shall pay to Landlord as annual Base Rent, without notice or demand, the sum per annum (and month), according to Schedule 5(a) attached to this Sublease.
    The Base Rents set forth on the attached Schedule 5(a) are predicated upon Landlord’s present intent and commercially reasonable efforts to encumber the Premises and Landlord’s interests in the Building (collectively, “Landlord’s Interests”), with the Initial Loans based on the Essential Terms set forth on Schedule 2(a).
(b)    Refinancing of Initial Loans. Landlord shall refinance the Initial Loans, at such time, and from time to time, as determined by Landlord, in Landlord’s reasonable discretion (any such refinanced loans, collectively, the “Loans”), and shall keep Tenant notified of same. Any such refinancing by Landlord shall take into account general market rates, terms, and conditions. For greater certainty, Landlord shall have no duty or obligation to obtain any Loans that require Landlord or any other party to provide guarantees or other credit enhancements that were not required with respect to the Initial Loans. The outstanding principal amount of any such Loans shall not be increased, other than to include all fees, costs, and expenses incurred in connection with the satisfaction of the Initial Loans or then -existing Loans, as applicable, and all loan origination fees and costs in connection with closing on any new Loans.
Upon the determination of the interest rate for any refinancing of the Initial Loans (or Loans), Base Rent shall be adjusted based on the difference between such interest rate and the interest rate of the then-existing Initial Loans (or Loans) per the following formula: (Interest Rate of: new Loans – existing Initial Loan/Loans) x $[XXX]1. Notwithstanding the foregoing, Landlord shall not obtain any Loans that would cause the Base Rent to increase (as determined in accordance with the provisions of this Sublease), without the prior written consent of Tenant, provided that such consent shall not be unreasonably withheld where: (i) such refinancing occurs within the final eighteen (18) months in advance of the maturity date of the Initial Loans or Loans, as the case may be; and (ii) such refinancing has been procured by Landlord in good faith and at market rates, commensurate with all applicable credit factors2.
Landlord and Tenant agree to execute or make such modifications or amendments to this Sublease as may be necessary in connection with the Loans, subject to any consent required per the paragraph above, and should Tenant, within fifteen (15) business days of Tenant’s receipt of written demand therefor from Landlord: (i) fail to execute and deliver all such agreements and instruments reasonably required by a lender in connection with refinancing Loan(s) secured by Landlord’s Interests; or (ii) interfere with or frustrate Landlord’s efforts to refinance the Loan(s) secured by Landlord’s Interests in accordance with this Sublease, Landlord shall have the right to compel Tenant: (a) to pay off such Loans, including by way of funding secured through a mortgage secured by Tenant’s interests under this Sublease (a “Leasehold Mortgage”); or (b) to purchase the Premises immediately at a purchase price which shall be the greater of the fair market value of the Premises and the discounted present value of the remaining payments of Base Rent payable in the then current Term of the Sublease.
(c)    Additional Rent. Whenever Tenant is required to pay any sum of money under the terms of this Sublease which is in addition to the Base Rent herein reserved (except amounts paid for the purchase of the Premises), whether or not said additional amount is designated as "Additional Rent", then said amount shall nevertheless be paid when due, and shall be deemed "Additional Rent" and collectible as such with any installment of Base Rent thereafter falling due hereunder. Nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or to limit any other remedy of Landlord. Base Rent and Additional Rent are hereinafter sometimes collectively referred to as "Rent".
(d)    Place of Payment. All payments of Base Rent and Additional Rent shall be paid when due, without demand, and without any deductions or set-offs or counterclaims whatsoever in accordance with the payment instructions attached hereto as Exhibit C and made a part hereof or pursuant to such other instructions as the Landlord shall provide to Tenant in writing.
(e)    Late Rent. If any Rent is not paid when due, Tenant shall pay Landlord an amount equal to five percent (5%) of the amount due as a late charge for each overdue payment. Notwithstanding the foregoing, the foregoing late charge shall not apply until five (5) days following the date that Landlord shall have provided Tenant written notice that the applicable payment is past due.
6.    OPERATING EXPENSES, INSURANCE REQUIREMENTS.
(a)    Operating Expenses. Except as hereinafter set forth, upon the Commencement Date, Tenant shall bear all costs and expenses associated with the Premises, said costs and expenses to include, without limitation, all water and sewer rents, real property taxes and assessments and payments in lieu of real property taxes and assessments (“Real Estate Taxes”), utilities and heat (including without limitation, electric, gas, telephone, internet, water, sewer, industrial sewer, chilled water, nitrogen and heating oil), insurance and maintenance of the Building (structural and nonstructural items) and the entirety of the Premises (including without limitation, landscaping, snow removal and ice removal), and property management fee equal to 5% of such actual operating expenses listed in Schedule 6(a) (excluding Real Estate Taxes) (hereinafter collectively referred to as the “Operating Expenses”). It is the intention of the parties hereto that this Sublease is an absolute net lease with Tenant responsible for the payment of all costs and expenses associated with the Use and Premises. At the option of Landlord, Tenant shall pay all such costs and expenses directly, or Tenant shall pay the Operating Expenses in advance, in installments and in
1 [XXX]

amounts estimated by Landlord, on a monthly basis (each installment of the Operating Expenses to be one-twelfth of Tenant's estimated share of Tenant's estimated annual obligation of the Operating Expenses as reasonably determined by Landlord). Landlord’s estimate of Operating Expenses, including the management fee (which fee shall not apply to Real Estate Taxes), is attached hereto as Schedule 6(a). Tenant shall commence paying monthly installments of estimated Operating Expenses upon the Commencement Date and shall, on and after September 1, 2023, pay such monthly installments of estimated Operating Expenses together with the Base Rent. For the purposes of calculating Operating Expenses, when and if the Tenant elects to perform a service which is normally provided by the Landlord (as agreed in writing by the parties), including snow removal and landscaping, the Landlord shall exclude the costs of such services. Notwithstanding any term or provision to the contrary hereinbefore set forth, effective as of the Commencement Date, all utilities shall be transferred directly to accounts in Tenant’s name and Tenant shall pay directly to all utility providers all charges respecting the Premises incurred during the Term.
(b)    Assessments.
(i)    If Landlord's Operating Expenses for any calendar year (each calendar year being an “Operating Year”) shall be greater than the Operating Expenses estimated by Landlord, Tenant shall pay to Landlord as Additional Rent an amount equal to one hundred percent (100.00%) of the difference (the "Expense Adjustment"). If Tenant occupies the Premises or a portion thereof for less than a full Operating Year, the Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year during which Tenant occupied the Premises. Such Expense Adjustment shall be paid in the following manner: In the event that there is an Expense Adjustment to be made, within one-hundred twenty (120) days following the end of the Term, Landlord shall furnish Tenant an Expense Statement setting forth (i) the Operating Expenses for the preceding Operating Year, and (ii) Tenant's Expense Adjustment for such Operating Year. Within thirty (30) days following the receipt of such Expense Statement (the "Expense Adjustment Date") if Tenant's total monthly payments of Operating Expenses are less than the actual Operating Expenses, Tenant shall pay to Landlord as Additional Rent the Expense Adjustment for such Operating Year. Within thirty (30) days following Landlord's forwarding such Expense Statement, if Tenant's total monthly payment of Operating Expenses is more than the actual Operating Expenses, Landlord shall credit the amount of the Expense Adjustment against the next installment of Rent then due from Tenant.
(ii) Landlord agrees to keep complete and accurate books and records of all Operating Expenses (which books and records shall be in accordance with generally accepted accounting principles) throughout each calendar year to which they relate and for no less than one year after it furnishes Tenant with an Expense Statement with respect to that calendar year. Tenant will have the right to audit such books and records for any Operating Year for which it received an Expense Statement and for which there was an Expense Adjustment at its sole cost and expense. If Tenant desires to audit Landlord's books and records with respect to a calendar year, it shall so notify Landlord within ninety (90) days after its receipt of an Expense Statement with respect to such calendar year. The payment by Tenant to Landlord of any Expense Adjustment shall have no bearing on Tenant's right to an audit. Tenant will then have ninety (90) days after the giving of such notice within which to conduct such audit, and, if required, to notify Landlord of its complaint. If any such audit should disclose that Operating Expenses have been overstated, then Landlord will immediately pay Tenant the full amount of any overpayment by Tenant, and if any such audit should disclose that Operating Expenses have been overstated by an amount of five percent (5%) or more, Landlord shall reimburse Tenant for Tenant's reasonable fees to the auditor. Notwithstanding Tenant's right to conduct an audit as set forth above, in the event that Tenant fails to pay any Expense Adjustment on or before the Expense Adjustment Date, then and in that event, Tenant shall not be entitled to conduct an audit for the Operating Year of such Expense Adjustment.
(c)     Tenant’s Insurance during the Term. During the Term and any and all extensions thereof, Tenant shall be solely responsible, at Tenant’s expense, for the following insurance:
(i)      Prior to Tenant's taking possession of the Premises, or any portion thereof, Tenant shall, at its sole cost and expense, obtain and keep in force during the Term, and produce proof thereof to Landlord, General Liability Insurance written on an occurrence basis form, insuring against liabilities arising from bodily injury, death and property damage with limits no less than Ten Million ($10,000,000) per occurrence and in the aggregate, with it being understood and agreed that while the structure of the General Liability Insurance program is not dictated, that the General Liability Insurance can consist of a Commercial General Liability Policy, with any excess coverage being provided by Umbrella and follow-form Excess Insurance. Without limiting this Section, this General Liability insurance shall include the following extensions, commonly known as products & completed operations, broad form property damage, occurrence property damage; non-owned automobile liability, blanket contractual liability; cross liability and severability of interests clause; personal and advertising injury; owners and contractors protective. Such insurance shall name Landlord as an additional insured, and such insurance shall be noncontributing with any additional insurance which may be carried by Landlord .
(ii)    Workmen’s Compensation Insurance in accordance with statutory requirements, covering all persons employed by Tenant in connection with the use of the Premises.

(d)    Landlord’s Insurance during Construction. Landlord shall or shall cause the constructor of the Buildings, equipment, fixtures and other improvements installed and/or owned by Landlord and used in connection with the Premises, to obtain and maintain the following insurance during the full term of the construction or erection of such Buildings, equipment, fixtures and other improvements, including the testing and commissioning of such:
(i)     All Risks Builder’s Risk insurance covering property of every description, including Buildings, Improvements, equipment, fixtures and other improvements installed on the Property, including but not limited to site improvements, utilities, driveway entrances, parking areas, sidewalks, exterior doors, loading docks, facilities, and improvements (whether or not located within the Building) located on the Property (the “Construction Project”) in amounts of not less than the replacement cost value of all such property of every description, against direct physical loss or damage. The insurance shall cover all Materials, Permanent Works and Temporary Works to be used in the Construction Project (except tools or equipment owned, leased or rented for or by Contractors, Subcontractors, Agents, Suppliers or Vendors or for which these parties are legally responsible) throughout construction, erection, installation, testing, commissioning of the Construction Project, until such time as it is to be occupied by the Tenant.

(ii)    General Liability Insurance with limits of not less than Ten Million ($10,000,000.00), which may be provided, in part, through an umbrella policy, inclusive per occurrence for bodily injury, death and damage to property, arising from, caused by or resulting from the construction and erection activities conducted by or on behalf of the Landlord at the Property. This insurance shall be maintained continuously from commencement of the construction and erection activities until the completion of the Construction Project, until such time as it is to be occupied by the Tenant and with respect to completed operations coverage for a period of not less than twenty four (24) months from the date of occupancy by the Tenant. All contractors and subcontractors involved in such construction and erection activities further to this Construction Project are to be insured by this General Liability insurance or maintain their own General Liability insurance as required herein.
(e)    Landlord’s Insurance. Landlord shall also be obligated to obtain Landlord’s Insurance. The term “Landlord’s Insurance” includes all insurance and all required endorsements which a prudent Landlord would maintain, including but not limited to that which the Landlord’s lender requires Landlord to maintain, in connection with Landlord’s ownership of the Premises or any part thereof, including but not limited to: (i) Property Insurance for Buildings, equipment, fixtures and other improvements installed and/or owned by Landlord and used in connection with the Premises and/or all alterations, rebuilding, replacements and additions thereto, including obtaining and maintaining Builder’s Risk insurance during the construction and erection of the Building on the Premises, and insurance on the Building after its construction and erection against loss or damage in the minimum arising from or caused or resulting by fire, lightning, explosion, vandalism, malicious mischief, sprinkler leakage (if sprinklered), flood, windstorm (including named windstorm), earthquake and such other hazards, casualties, risks and contingencies now covered by or that may hereafter be considered as included within, the standard casualty and property insurance program that a prudent Landlord would maintain, or such other casualties as Landlord’s lender may require. Landlord’s Insurance shall also include: (i) insurance for loss of rent arising out of any of the occurrences covered by such Property insurance, and (ii) General Liability Insurance written on an occurrence basis form, insuring against liabilities arising from bodily injury, death and property damage arising from the ownership and Landlord activities on the Premises, including all construction related activities during the construction and erection of the Building and after the Building is constructed in such amounts as would be customarily carried by a landlord of similar buildings, but with limits of no less than Five Million ($5,000,000) per occurrence. Landlord also may carry, as Landlord’s Insurance, such other insurance as would customarily be carried by a landlord of other similar buildings. Property insurance with respect to the Building shall be carried by Landlord in an amount at least equal to the actual replacement cost of the Building, subject to commercially reasonable deductibles and/or self-insured amounts. Landlord shall use the same efforts as landlords of other similar buildings to obtain Landlord’s Insurance at competitive rates. Tenant shall reimburse Landlord, as Additional Rent, for the premiums for and costs of all policies of Landlord’s Insurance.
(f)    Other Insurance Matters. All insurance required in this Section 6 to be obtained by Tenant and Landlord and all renewals of such insurance, will be issued by companies authorized to transact business in the State of New York, and rated at least a Class A by Best's Insurance Reports. All insurance policies shall expressly provide that such policies will not be canceled or materially altered without thirty (30) days' prior written notice to the other party; shall provide that no act or omission of Tenant or Landlord under their respective insurance policies maintained by the parties which would otherwise result in forfeiture or reduction of the insurance shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained under the respective insurance policies the parties are to maintain. Within fifteen (15) days of the issuance or renewal of such insurance to be maintained by each party, the party shall provide certificates of insurance to the other party and as regards to the Tenant’s insurance any lender whom Landlord designates.
Whether or not Tenant provides and keeps in force insurance as aforesaid, Landlord shall not under any circumstances be limited in the proof of any damages which Landlord may claim against Tenant to the amount of the insurance premium or premiums not paid or incurred and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Sublease, and damages, expenses of suit and costs, including without limitation, reasonable cancellation fees, suffered or demonstrated to have been incurred by the Landlord during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.
(g)     Delivery of Certificates of Insurance. Original or copies of certificates (together with evidence that Landlord and any others specified by Landlord are listed as additional insureds in those insurance policies Tenant is to maintain and Tenant and any others specified by Tenant are listed as additional insureds on the insurance policies required in Section 6(c)) will be delivered to Landlord prior to Tenant's occupancy of the Premises and by the Landlord to Tenant upon execution of this Sublease and as regards the insurance required of Tenant and from time to time within fifteen (15) days of the effective date of the term of each such policy. All general liability policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry.
If Tenant shall fail, refuse or neglect to obtain or maintain insurance as aforesaid, or to furnish Landlord with certificate of insurance within the time required as set forth above for the insurance to be maintained by Tenant, Landlord shall have the right, at Landlord's option, to purchase such insurance and to pay the premiums thereon or to pay the premiums on insurance for which Tenant should have paid. All such payments made by Landlord shall be recoverable by Landlord from Tenant on demand as Additional Rent hereunder.
(h)     Personalty. Tenant hereby acknowledges that Tenant shall be solely responsible to insure, at Tenant’s sole cost and expense, Tenant’s equipment, trade fixtures and Tenant’s other personal property in or about the Premises.
(i)     Waiver of Subrogation. Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to any person or to the Building, Premises, to Tenant’s equipment, fixtures and personal property, Tenant’s improvements and alterations to the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of such damage.
Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Sublease.
(j)    Trash and Garbage Removal. During the Term, Tenant shall be solely responsible removal of Tenant’s trash and garbage.

(k)    Sidewalks. During the Term, Tenant shall be responsible, at Tenant’s sole cost and expense, for keeping the entry sidewalks to the Premises free from snow, ice, and debris.
(l)     Loading Docks. During the Term, Tenant shall be responsible, at Tenant’s sole cost and expense, to maintain the loading docks as provided in Section 11 below.
7.    POSSESSION OF PREMISES.
(a)    Adverse Possession. Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.
(b)    Quiet Enjoyment. Tenant, upon paying the Base Rent, additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Sublease on its part to be kept, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the terms, acknowledgements, agreements, exceptions, reservations and conditions of this Sublease.
8.    ALTERATIONS AND TRADE FIXTURES, REMOVAL.
(a)    Subsequent to Tenant’s initial installation of process equipment, machinery and related improvements pursuant to the Design-Build Contract, and routine maintenance, repair, and replacement thereof, Tenant shall not make any alterations, improvements, renovations or additions to the Premises or attach any fixtures or equipment thereto, without the Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant's request for Landlord's approval shall be accompanied by complete plans and specifications prepared by a registered architect and/or licensed professional engineer. All permitted alterations, improvements or additions made to the Premises or the attachment of any fixtures or equipment thereto shall be performed by Tenant at the Tenant's sole cost and expense. Notwithstanding any term or provision to the contrary hereinbefore set forth, Tenant shall not be required to obtain Landlord's approval prior to commencing such work provided that Tenant’s alterations, improvements, renovations or additions to the Premises, or Tenant’s attachment of any fixtures or equipment thereto: (i) is non-structural in nature; (ii) does not materially affect the electrical, plumbing, HVAC, mechanical, or sprinkler or life safety systems in the Building or serving the Premises; (iii) complies with applicable laws, regulations, and codes; (iv) does not exceed a cost of One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate for each such project; (v) Landlord’s insurance requirements of Tenant’s contractors and subcontractors set forth in Section 8(b) below are satisfied; and (v) Landlord receives “as-built” plans, if applicable,.
Except for Tenant's trade fixtures or as otherwise provided to the contrary in this subsection (a), any and all such alterations, improvements or additions made to the Premises or the fixtures or equipment (that are not trade fixtures) attached thereto shall, at the Expiration Date or sooner termination of the Term, remain at the Premises and belong to Landlord; provided, however, that if Landlord has given written notice to Tenant within thirty (30) days of Tenant's request for Landlord's approval per above, then Landlord shall have the right to require Tenant to remove any of said non-structural alterations, improvements or additions caused to be made to the Premises by Tenant or any of the fixtures and/or equipment caused to be installed by Tenant, and, if Landlord gives such notice, Tenant shall remove on or before the Expiration Date or sooner termination of the Term said alterations, improvements, additions, fixtures, furniture and/or equipment as are stated in such notice and repair any damage caused to the Premises by said removal. In the event that Landlord requests such removal and Tenant fails to remove same and repair any damage caused thereby on or before the Expiration Date or sooner termination of the Term, Tenant agrees to reimburse and pay Landlord for the reasonable cost of removing same and repairing any damage to the Premises caused by said removal. All of said alterations, interior decorations, improvements, additions, fixtures, furniture and equipment remaining on the Premises after the Expiration Date, or upon sooner termination of the Term, shall become the property of Landlord.
Notwithstanding any term or provision to the contrary hereinbefore or hereinafter set forth, so long as no Event of Default (as herein defined) has occurred and is continuing, at the Expiration Date or sooner termination of the Term, Tenant shall be entitled to remove from the Premises any of Tenant’s inventory, equipment, machinery and trade fixtures as necessary in the ordinary course of Tenant’s business, and Tenant shall, at Tenant’s cost and expense, repair any damage to the Premises caused by such removal. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs and expenses incurred by Landlord (including the cost of any damage to the Premises, or any part thereof) in connection with the removal by Tenant of any of Tenant’s inventory, equipment, machinery and trade fixtures.
(b)    In making any improvement, alteration, addition, installation, removal, renovation or the like, Tenant shall not materially damage or injure the Premises. Without limiting the effectiveness of the immediately preceding sentence, Tenant agrees to repair all damage or injury that may occur to the Premises in connection with such improvements, alterations, additions, installations, removals, renovations, or the like, so as to restore the Premises to their original condition prior to such damage or injury. Any contractors employed by Tenant for any and all improvements, alterations, additions, installations, removals or the like shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All such contractors shall carry workmen's compensation insurance and general liability insurance in amounts, form and content, and with companies reasonably satisfactory to Landlord. Prior to the commencement by Tenant of any improvements, alterations, additions, installations, removals or the like permitted pursuant to this Section 8, Tenant shall comply with and satisfy (in the reasonable judgment of Landlord) each and all of the following conditions: (1) Tenant shall have obtained Landlord's prior written approval as to any contractors to be employed by Tenant for any and all such improvements, alterations, additions, installations, removals or the like, which approval shall not be unreasonably withheld, conditioned, or delayed; (2) all such contractors shall carry workmen's compensation insurance, general liability insurance in amounts, form and content, and with companies reasonably satisfactory to Landlord, with certificates of the same being delivered to Landlord; (3) Tenant shall have obtained, at its sole cost and expense, all necessary permits, authorizations and licenses required by the various governmental authorities having jurisdiction over the Premises and deliver copies of the same to Landlord; (4) full and complete Plans and Specifications for the work and all aspects of the same must be submitted to and approved by Landlord; and (5) the provisions of Section 9(d) below must be satisfied. All work done in or about the Premises pursuant to this Section 8 or otherwise shall be performed in strict compliance with all governmental codes, regulations and requirements and shall be performed in a first class manner using the highest grade and all new materials.
9.    MECHANICS' LIENS.
(a)    No Liens. Tenant will not create or permit to be created or remain, and will discharge upon notice, any lien, encumbrance or charge levied on account of the imposition of any mechanic's, laborer's or materialman's claim, which might be or become a lien, encumbrance or charge upon the Premises, or any part thereof, the income therefrom or any interest of Tenant or Landlord in and to the premises, by reason of work claimed to have been done for or materials claimed to have been furnished to Tenant and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord and/or Tenant in the Premises or any part thereof might be impaired; provided that any mechanic's, laborer's or materialman's lien, notice of intention, or notice of refusal, may be discharged in accordance with subsection (b) of this Section 9.
(b)    Discharge of Liens. If any mechanic's, laborer's or materialman's lien, or notice of intention, notice of refusal or stop notice, shall at any time be filed against the Premises or any part thereof, or against Landlord, by reason of work claimed to have been done for or materials claimed to have been furnished to Tenant, then in any such event Tenant, within thirty (30) days after notice of the filing thereof, will cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien or notice by deposit or by bonding proceedings, and in any such event, any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith shall constitute Additional Rent payable by Tenant under this Sublease and shall be paid by Tenant to Landlord on demand.
(c)    No Consent of Landlord Intended. Nothing in this Sublease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific alteration, addition, improvement or repair to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises or any part thereof, nor as evidencing Landlord's consent that the Premises may be subject to any mechanic's, laborer's or materialman's lien, nor shall be interpreted as, or operate as the Landlord’s waiver of Tenant’s compliance with any terms under this Sublease. Nothing contained in this Sublease shall be construed to allow a lien against the estate of Landlord in the Premises by reason of any consent given to Tenant to improve the Premises, and execution of this Sublease by Landlord shall not be deemed that the erection, construction, alteration or repair was in fact for the immediate use and benefit of Landlord, it being acknowledged that the erection, construction, alteration or repair was in fact for the immediate use and benefit of Tenant.
10.    LEASEHOLD MORTGAGE.
(a)    Tenant may from time to time, and with the prior written notice to Landlord, secure financing, debt offering, or general credit lines from banks, insurance companies, governmental entities, or other lenders, granting to such banks, insurance companies, governmental entities, or other lenders (hereinafter, a “Leasehold Mortgagee”) as security for such financing or general credit lines a mortgage encumbering Tenant’s leasehold interest in the Premises (which may include a collateral assignment of Tenant’s leasehold interest in the Premises with rights of reassignment (hereinafter, a “Leasehold Mortgage”) and/or a security interest in Tenant’s fixtures, equipment, and the Enhanced Tenant Improvements (collectively, “Tenant’s FF&E”); provided that any Leasehold Mortgage shall not materially affect: (i) Landlord’s rights pursuant to this Sublease; and/or (ii) the rights of any of Landlord’s lender(s).

    (b)    Upon request of Tenant, Landlord agrees to execute such documents or instruments as shall evidence Landlord’s consent to a Leasehold Mortgage and/or security interest in Tenant’s FF&E, including but not limited to a conditional assignment of this Sublease to Leasehold Mortgagee and a subordination, non-disturbance, and attornment agreement, if required by Leasehold Mortgagee, and give Leasehold Mortgagee the same right to notice of and time to cure any default of Tenant as is provided Tenant under the provisions of this Sublease. Landlord and Tenant agree to execute or make such further modifications or amendments to this Sublease as a prospective or existing holder of any Leasehold Mortgage may request, provided that any such modification or amendment: (i) shall not materially and adversely modify any material terms of this Sublease or Landlord’s rights or remedies hereunder; and (ii) shall be subject to the reasonable consent of Landlord’s lender(s). A failure of Landlord to respond in writing to such a request for consent within thirty (30) days of such initial request and within five (5) business days following a subsequent written “reminder” request shall be deemed consent by Landlord to such request or an acceptance of such document, as the case may be.

    (c)    Landlord shall give to Leasehold Mortgagee (provided Leasehold Mortgagee shall have given to Landlord a notice specifying such holder’s name and address) a copy of any notice, consent, approval, request, demand or communication given to Tenant under this Sublease at the same time as and whenever any such notice shall thereafter be given by Landlord to Tenant.
    (d)    If Landlord shall give any such notice, then Leasehold Mortgagee shall (provided that it notifies Landlord of its intention to do so) thereupon have the right to remedy a Default or to cause such Default to be remedied within the same time period available to Tenant hereunder. Landlord will accept performance by Leasehold Mortgagee with the same force and effect as though performed by Tenant. No such Default shall be deemed to exist and Landlord shall not exercise any rights Landlord may have as a result of such Default as long as such holder shall cure, if a cure is possible, the claimed Default.

11.    REPAIRS.
(a)    Landlord shall be under no liability for repair, maintenance, alteration, improvement, reconstruction, renewal or any other action with respect to the Premises or any part thereof, or any plumbing, electrical, heating, ventilating, air conditioning, or other mechanical installation therein, except as may be expressly set forth in this Sublease.
(b)    Except as provided in (c) below, during the Term, Tenant, at Tenant's sole expense, shall keep the Premises in a clean sound condition and in good order and repair. In addition, Tenant shall be solely responsible to keep the interior of the Premises in a clean sound condition and in good order and repair.
Tenant will at all times, from and after the Commencement Date, at Tenant’s own cost and expense, maintain the Premises in good and tenantable condition, and make all needed repairs to the Premises and every part thereof. With respect to the loading docks, Tenant shall also be responsible to maintain in good condition and repair at its expense, the heating units over the dock doors, the dock plates and levelers, the mechanical doors between the firewalls, the dock bumpers and accessories and the forced air blowers.
Tenant's obligations under this Section 11 shall include, but not be limited to, repairing and maintaining items as are required by any governmental agency having jurisdiction thereof (whether the same is ordinary or extraordinary, foreseen or unforeseen), walls, ceilings, fixtures, heating, ventilating and air conditioning equipment exclusively servicing the Premises, if any (whether or not such heating, ventilating and air conditioning equipment is located inside the Premises), fire extinguishers within the Premises and other equipment within the Premises, all Tenant's signs, security grilles or similar enclosures, doors, locks and closing devices, and all window sash, glass, casement or frames, doors and door frames; provided that Tenant shall make no adjustment, alteration or repair of any part of the sprinkler or sprinkler alarm system in or serving the Premises (if any exists now or in the future) without Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall permit no waste, damage or injury to the Premises and Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises, including the painting or refinishing of all areas of the interior, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition. Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Landlord's written approval, any additional electrical wiring which may be required in connection with Tenant's apparatus.
If Tenant refuses or neglects to make any repairs and/or replacements which are its responsibility hereunder, or fails diligently to prosecute the same to completion, after written notice from the other of the need therefor, Landlord may enter upon the Premises and make such repairs at the expense of Tenant and such expense shall be collectible as Additional Rent upon demand.
(c)    Except as hereinbefore or hereinafter specifically provided, during the Term, Landlord shall be responsible for: (i) maintaining and paying for all preventative maintenance of (but not repairs and/or replacements to) the exterior of the Building and the roof of the Building, (ii) for landscaping and snow removal, and (iii) maintenance of driveways, parking lots and curbs, and such costs and expenses shall be recoverable by Landlord as Operating Expenses.
(d)    Landlord warrants that the Building shall be free from defects in materials or workmanship for a period of one (1) year following Substantial Completion. Notwithstanding any contrary provision of this Sublease, Landlord shall promptly repair or replace any defective portion of the Building as to which Landlord receives written notice of such defect prior to the one-year anniversary of Substantial Completion. Notwithstanding the foregoing, such one (1)-year period shall not affect the statute of limitations associated with a breach of contract claim related to the Building or with respect to a latent defect.
12.    CASUALTY.
(a)    General. If during the Term, the Building becomes damaged or destroyed in whole or in part by fire, other casualty, or any other cause (except condemnation), Tenant will immediately notify Landlord of such event. Subject to subsection (b) below, this Sublease will remain in full force and effect, except that the Rent will be abated proportionately to the extent and for the period that all or a portion of the Premises are rendered untenantable (provided Tenant does not in fact utilize the untenantable portion of the Premises) as a result of such casualty damage. In the event that the damage to the Building is such that Tenant cannot reasonably and effectively utilize the remainder of the Building for Tenant’s Use, the Rent shall be abated in full. Within thirty (30) days after the date of the casualty Landlord shall cause Landlord’s architect to prepare a written estimate of the time period required to repair and restore the damaged portions of the Building and deliver such estimate to Tenant.
(b)    Tenant’s Right of Termination. In the event that, based on the written estimate of Landlord’s architect, the damage or destruction to the Premises is so extensive that it cannot be repaired or restored within a period of fourteen (14) months, measured from the date of Landlord’s receipt of insurance proceeds from the insurer of the Building, Tenant shall have the unilateral right to terminate this Sublease upon written notice to Landlord given within fifteen (15) business days after Tenant’s receipt of Landlord’s architect’s written estimate. This Sublease will then terminate one (1) day after Tenant gives Landlord written notice of Tenant’s exercise of Tenant’s right to terminate this Sublease. In the event of such termination, the Rent will be adjusted and paid to the date of the damage or destruction, and Tenant will immediately vacate and surrender the Premises (including the Building) upon such termination; provided that Tenant shall not be released from responsibility for any of Tenant’s obligations under this Sublease for the period before such termination, or for any of Tenant’s obligations under this Sublease which expressly survive such termination. If Tenant does not exercise Tenant’s right to terminate, subsection (c) below shall govern. If the required repair or restoration cannot be completed within said fourteen (14) month period, but Tenant elects not to terminate the Sublease, Landlord shall continue to diligently pursue restoration pursuant to subsection (c) below.
(c)    Restoration by Landlord. Unless this Sublease is terminated as set forth above, Landlord shall (i) repair or restore the damaged portions of the Premises with reasonable speed, subject to reasonable delays for adjusting losses under insurance policies and events of force majeure, as defined in Section 27 of this Sublease (“Force Majeure”), and (ii) this Sublease shall remain in effect as set forth in subsection (a) above. In such event, running of Lease Years will be tolled while Rent is abated and the Expiration Date shall automatically be extended for the period of time equal to the period between the date of the damage or destruction until the date the Premises are sufficiently repaired or restored so that they can be beneficially used for Tenant’s Use. Tenant agrees that after completion of such work by Landlord, Tenant will, at Tenant’s sole cost and expense, repair and replace all alterations, additions, improvements, fixtures, signs, and equipment installed by Tenant prior to the date of damage or destruction. Notwithstanding the foregoing, in the event the restoration of the affected Building is not substantially completed within the earlier of (i) fourteen (14 months following the date of Landlord’s receipt of insurance proceeds from the insurer of the Building, or (ii) the estimated restoration period, measured from the date of Landlord’s receipt of insurance proceeds from the insurer of the Building, provided by Landlord’s architect pursuant to subsection (b) above, each such deadline subject to extension caused by events of Force Majeure, then Tenant shall have the right to terminate this Sublease by written notice to Landlord at any time until Landlord substantially completes the repair and restoration
(d)    Damage During Last Year. If at any time during the last Lease Year of the Term the Building is so damaged by fire or otherwise that the cost of restoration exceeds fifty percent (50%) of the replacement value of the Building (exclusive of foundations) immediately prior to such damage, Tenant may, within thirty (30) days after such damage, give notice of its election to terminate this Sublease, in the manner and with the same effect as stated in subsection (b) above.
(e)    Proceeds following Termination.    If Tenant terminates this Sublease as provided above: (i) the insurance proceeds payable as a result of such Casualty shall be payable to satisfy and discharge: (A) first, to satisfy the Initial Loans or any refinanced Loans; (B) second, paid to the Tenant to the extent of Enhanced Tenant Improvements Contribution; and (C) any remaining balance of the award shall be payable to Landlord. Thereafter the parties shall be released hereunder, each to the other, from all liability and obligations thereafter arising.
13.    CONDEMNATION.
(a)    Termination. This Sublease will terminate immediately upon: (i) a taking or condemnation of the entire Premises for public purposes; (ii) a partial taking which prevents Tenant from being reasonably able to use the remainder of the Leased Premises for Tenant’s Use; or (iii) with respect to the Premises, upon Landlord’s conveyance or lease of the Premises to any condemning authority in settlement of a threat of condemnation or taking. The Rent will be adjusted to the date of termination due to such taking, leasing or conveyance.
(b)    Award.
(i)    In the event the Premises are taken in full, any award shall be applied: (A) first, to satisfy the Initial Loans or any refinanced Loans; (B) second, paid to the Tenant to the extent of Enhanced Tenant Improvements Contribution; and (C) any remaining balance of the award shall be payable to Landlord.
(ii)    In the event of a partial taking for which this Sublease is not terminated, the Rent will abate in an amount which, in Landlord’s and Tenant’s reasonable judgment, is proportionate to the extent the Premises are rendered untenantable for the ordinary course of Tenant’s business and for Tenant’s Use. Tenant, however, will not have any claim against Landlord, nor any claim for any award from the condemning authority arising out of any such taking, lease, conveyance, or condemnation action nor in any way arising out of its leasehold interest in the Premises, but will have the right to pursue a separate claim against the condemning authority for its own loss of business and moving expenses. In addition, notwithstanding the immediately preceding sentence, Tenant shall have a claim against Landlord if Landlord receives a portion of any award based on property owned or leased by Tenant in the Premises, including but not limited to the Enhanced Tenant Improvements. If there is property in the Premises for which Tenant has paid all or some portion of the cost but which Tenant does not own, Landlord and Tenant shall reasonably determine whether, and to what extent, Tenant shall have a claim against Landlord if Landlord receives a portion of any award based on such property.
(iii)    Landlord will give Tenant as much notice as reasonably possible that such condemnation or taking might occur so that Tenant, in Tenant’s sole discretion, can remove from the Premises any property wholly owned or leased by Tenant.
14.    ASSIGNMENT AND SUBLETTING.

(a) Provided that no Event of Default has occurred and is continuing, Tenant shall have the right to assign this Sublease or sublet the Premises or Buildings (i) to any parent, subsidiary, or affiliated company of Tenant, whether now existing or hereafter created, without the prior consent of Landlord, or (ii) to any lender (including any federal, state, or local government agency or body of any sort) that has provided grants, loans, or other sources of funding to Tenant, but only in accordance with any leasehold mortgage or other security interest granted with the consent of Landlord; or (iii) to any other operator that shall continue to use the Premises and Buildings for the Use, and that has any one of (a) a Net Worth (as defined below), or (b) market capitalization, or ( c) EBITDA ( earnings before interest, taxes, depreciation and amortization) reasonably sufficient to enable such proposed assignee to satisfy the ongoing obligations as the tenant under this Sublease. Otherwise, Tenant shall have the right (with the prior, written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed) to assign this Sublease or sublet the Premises or Buildings to any other person or entity, provided, however, that Tenant shall remain liable under this Sublease from and after the date of such assignment or subletting, and guarantee such obligation. As used herein, the term "Net Worth" means the excess of total assets over total liabilities, in each case as determined through audited financial statements and in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

(b) Anything to the contrary in this Sublease notwithstanding, a change of control of Tenant or its parent, or their subsidiaries or affiliated companies, whether by way of merger, sale, acquisition, stock offering, financing, re-financing, buy-out, operation of law, or otherwise, shall not be deemed an assignment or subletting within the meaning of this Sublease.

(c) Landlord shall have the right to assign this Sublease to a limited liability company controlled by, or under common control with, Landlord; provided that Landlord executes and delivers to Tenant an assignment of this Sublease whereby Landlord's assignee agrees to assume all of the obligations of Landlord hereunder.

15.    ACCESS TO PREMISES.
Landlord and its authorized representatives, employees or agents shall have the right to enter the Premises at all reasonable times, upon not less than seventy-two (72) hours’ written notice to Tenant, and accompanied by a Tenant representative, for any of the following purposes: to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Sublease; to do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation to perform, and to serve, post, or keep posted any notices required or allowed under the provisions of this Sublease. During the last Lease Year of the term, or during any period in which an Event of Default has occurred and is continuing, to post “for Sale”, “for “Rent” or “for Lease” signs, to show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, and to do any other act or thing necessary for the safety or preservation of the Premises.
Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided in this Section 15, except damage resulting from the acts or omissions of Landlord or its authorized representatives. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this paragraph. Landlord shall conduct its activities on the Premises as allowed in this Section 15 in a manner that will not cause unreasonable inconvenience, annoyance, or disturbance to Tenant or to the business operations of Tenant.
Notwithstanding the foregoing to the contrary, Landlord acknowledges that due to the nature of Tenant’s Use, it may be necessary for Tenant to limit access by Landlord and Landlord’s agents and representatives to certain restricted areas within the Building, and in Tenant’s sole discretion, any permitted access may include the requirement that Landlord, or any of Landlord’s agents or representatives, be accompanied by a representative of Tenant. Neither Landlord, nor any of Landlord’s agents or representatives, shall discuss or disclose the purpose of the access with, nor make inquiries of, employees of Tenant, other than Tenant’s designated representative, Tenant’s officers, or Tenant’s counsel. Landlord agrees in each instance to indemnify, defend and hold Tenant harmless from and against any and all claims and liability resulting from any and all injuries to persons or damage to property while on the Premises caused in whole or in part by the acts or omissions of Landlord, Landlord’s agents, representatives, or prospective tenants or purchasers.
16.    INDEMNIFICATION AND WAIVER OF CLAIMS.

(a)     Upon the Commencement Date, Tenant agrees to indemnify, hold harmless and defend Landlord and all successors, assigns, employees, servants, agents, partners, members, directors, officers, shareholders and agents of the same (the “Indemnified Parties”) from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and the Indemnified Parties shall not be liable to Tenant on account of, (i) any failure by Tenant to perform any of the agreements, terms, covenants, or conditions of this Sublease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises, unless occasioned by reason of any act or omission of any of the Indemnified Parties constituting gross negligence or willful misconduct.
(b)    Upon the Commencement Date, except with respect to the gross negligence or willful misconduct of any of the Indemnified Parties and, provided there is no breach of Landlord’s warranty set forth in Section 11(d) hereof, the Indemnified Parties shall not be liable for, and Tenant hereby releases and relieves the Indemnified Parties from, all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Premises, from, (i) any fire, other casualty, accident, occurrence or condition in or upon the Premises; (ii) any defect in or failure of (1) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, or any other systems and equipment of the Premises, and (2) the stairways, railings or walkways; (iii) any steam, gas, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises from the drains, pipes or plumbing, sewer or other installation of same, or from any other place or quarter; (iv) the breaking or disrepair of any installations and equipment; (v) the falling of any fixture or any wall or ceiling materials; (vi) broken glass; (vii) latent or patent defects; (viii) the exercise of any rights by Landlord under the terms and conditions of this Sublease; (ix) any acts or omissions of other occupants of the Premises or of nearby buildings; (x) any acts or omissions of other persons; (xi) any acts or omissions (including those of negligence) of Landlord, its agents, servants and employees other than those of gross negligence or willful misconduct; and (xii) theft, acts of God or public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises. Notwithstanding the foregoing, in the event that an interruption in any utilities or services caused by the gross negligence or willful misconduct of any of the Indemnified Parties renders the Premises or a portion thereof untenantable for Tenant’s Use, provided such interruption (i) is not caused by Tenant, its agents, employees, contractors or invitees, (ii) exists for more than five (5) consecutive business days, and (iii) Tenant in fact ceases to use the Premises or such portion during such period of cessation or interruption (an “Interruption”), then, commencing on the sixth (6th) business day after such Interruption, Rent hereunder shall be abated until such services or utilities have been restored (or, if earlier, the date Tenant re-opens for business in the Premises or applicable portion thereof). The foregoing specific remedies shall be Tenant’s sole and exclusive remedies resulting from such Interruption.
17.    COVENANTS OF TENANT.
    (a)    Affirmative. Tenant covenants and agrees that Tenant shall, without demand:
(i)    Pay the Rent, Additional Rent, and all other charges herein reserved as rent on the days and times and at the price that the same are made payable, without fail, and if Landlord shall at any time or times accept the Rent or other charges after the same shall have become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights. Tenant agrees that any charge or payment herein reserved, included, or agreed to be treated or collected as Rent may be proceeded for and recovered by the Landlord in the same manner as Rent due and in arrears.
(ii)    Comply with any requirements of any of the constituted public authorities and with the terms of any state or federal statute or local law, ordinance, order or regulation applicable to Tenant or the Premises, and save Landlord harmless from penalties, fines, costs or damages resulting from failure to do so.
(iii)    Intentionally Omitted.
(iv)    Peaceably deliver up and surrender possession of the Premises to Landlord on the Expiration Date or sooner termination of this Sublease, promptly delivering to Landlord at Landlord’s office all keys for the Premises.

(v)    Give to Landlord prompt written notice of any damage occurred to the Premises.
(vi)    Conduct business operations consistent with Tenant’s Use at the Premises.
(vii)    Comply with the requirements of all applicable restrictions or encumbrances now or hereafter of record affecting the Premises.
(b)    Negative. Tenant covenants and agrees that Tenant shall do none of the following things without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed:
(i)    Occupy the Premises in any other manner or for any other purpose other than Tenant’s Use.
(ii)    Do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the casualty insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession of the Premises hereunder, with it understood and agreed by the parties that Tenant will be provided reasonable opportunity and time to work with Landlord and their insurers in a reasonably cooperative manner to address such matters prior to being considered by Landlord to be in breach of this covenant. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as Additional Rent, any and all increase or increases in premiums on insurance carried by Landlord on the Premises, or any part thereof, caused in any way by the occupancy of Tenant.
(iii)    Remove, attempt to remove or manifest an intention to remove Tenant's goods or property from or out of the Premises otherwise than in the ordinary and usual course of business, without having first either paid and satisfied Landlord for all Rent and all charges or payments reserved herein as Rent which are due or having made other arrangements satisfactory to Landlord for payment and satisfaction of all such Rent, charges and payments as the same shall become due hereunder.

17A.    EASEMENTS. Landlord shall provide or obtain the agreements listed and in the form annexed hereto as Exhibit J.

Upon request of Tenant, Landlord will grant or cause the granting of any easements or rights-of-way, in recordable form, that may reasonably be required on or over the Property, or any lands owned by Landlord or any of Landlord’s members or affiliates adjoining the Property, which easements shall be in such locations as Landlord shall determine and which shall not unreasonably interfere with the use of such adjoining Property, for utility purposes and for non-exclusive parking, vehicular and pedestrian access to construct, install, service, maintain, operate or repair such utilities, including driveways and curb cuts, and Landlord will execute and acknowledge an appropriate instrument or instruments evidencing such easements or rights-of-way. Any easement, right-of-way, or other right or interest granted pursuant to this Section shall in the instance that the Lease Term expires or the Sublease is otherwise terminated, revert to the ownership and benefit of the Landlord.

18.    SUBORDINATION AND ATTORNMENT.
(a)    This Sublease shall be subject and subordinate to the COMIDA Lease and the COMIDA Leaseback Agreement as more particularly defined in the Subordination and Non-Disturbance Agreement between COMIDA and the Tenant dated even date herewith, and to the lien of any mortgage, ground lease or other underlying lease presently upon the whole or any portion of the Premises or to any other mortgages, ground leases, other underlying leases which may hereafter be placed upon the whole or any portion of the Premises, as the same may be extended, modified or otherwise amended, without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination.
(b)    The provisions of this Section 18 shall be self-operative; provided, however, that Tenant agrees that Tenant shall, at any time hereafter and from time to time, but not more than three times in any calendar year, within ten (10) business days of a request by Landlord, execute any further agreements, instruments or documents which may be required for the purpose of subjecting and subordinating this Sublease to the lien of any such mortgage or mortgages, and the failure of Tenant to execute any such agreements, instruments or documents shall constitute an Event of Default hereunder. Upon execution of this Sublease, Tenant shall deliver to Landlord a fully executed Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) substantially in the form attached hereto as Exhibit E and made a part hereof.
(c)    Tenant agrees to attorn to and to recognize the mortgagee or the purchaser at foreclosure sale (or the grantee in any deed delivered in lieu of foreclosure) as Tenant's landlord for the balance of the Term. Tenant hereby agrees, however, that such mortgagee or the purchaser at foreclosure sale shall not be (i) liable for any act or omission of Landlord, (ii) subject to any offsets or defenses which Tenant might have against Landlord, (iii) bound by any Rent or Additional Rent which Tenant may have paid to Landlord for more than the current month, or (iv) bound by any amendment or modification of this Sublease made without its consent.
(d)    As to any future mortgage, Landlord shall obtain an SNDA from such mortgagee on a commercially reasonable and recordable form providing that so long as Tenant is not in default of this Sublease, Tenant’s use and occupancy of the Premises shall not be disturbed as a result of any foreclosure under any such mortgage.
19.    ESTOPPEL CERTIFICATE.
Tenant shall, at any time and from time to time, but not more than three (3) times in any calendar year, and within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, in the form attached hereto as Exhibit F and made a part hereof or such other form as Landlord may be reasonably require, certifying (among other things) (i) that this Sublease is in full force and effect without modification or amendment (or, if there have been any modifications or amendments, that this Sublease is in full force and effect as modified and amended and setting forth the modifications and amendments), (ii) the dates to which Base Rent and Additional Rent have been paid, and (iii) either that to the knowledge of the Tenant no Event of Default exists under this Sublease or specifying each such Event of Default; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective or current mortgagee or ground lessor of the Premises or any part thereof, or by others, in any matter affecting the Premises.
20.    DEFAULT.
The occurrence of any of the following shall constitute an “Event of Default” under this Sublease:
(a)    The vacation of the Premises by Tenant and abandonment of the Premises, which continues for thirty (30) days following written notice from Landlord;
(b)    A failure by Tenant to pay, when due, any installment of Rent or Additional Rent hereunder (pursuant to Section 4 above or pursuant to any notice given to Tenant under Section 25) or any other sum herein required to be paid by Tenant (whether such sum is to be paid to Landlord or a third party) and such failure continues for ten (10) days after written notice from Landlord;
(c)    A failure by Tenant to observe and/or perform any other term, covenant, agreement, provision or obligation of this Sublease to be observed and/or performed by Tenant, where such failure does not involve the timely payment of money and continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if such default cannot be cured within such thirty (30) day period using reasonable due diligence, Tenant shall have such additional time as shall be reasonably necessary to complete such cure;
(d)    The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant's property; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same;
(e)    A transfer, assignment, subletting, hypothecation or mortgaging of this Sublease in violation of the provisions of Section 14 above;
(f)    A default under the Guaranty (as herein defined).
21.    REMEDIES.

Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below or by applicable law) may do any one or more, or none, of the following. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law or in equity, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.
(a)    Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Sublease which Tenant has failed to perform, the cost of which performance by Landlord shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand.
(b)    Elect to terminate this Sublease and the tenancy created hereby and immediately reenter and take possession of the Premises, by summary proceedings, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby, provided Landlord does not act with gross negligence or willful misconduct. Landlord has the right to take all self-help steps available to secure the Premises and prevent waste of the Premises or any of the items on the Premise or in the Building. If this Sublease is terminated by Landlord pursuant hereto, Tenant nevertheless shall remain liable for any and all Rent and damages which may be due or sustained, or would have been due but for such termination, for and throughout the balance of the Term, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time (all such Rent, damages, costs, fees and expenses being referred to herein as "Rental Damages") and additional damages (the "Termination Damages"), which, at the election of Landlord, shall be either:
(i)    an amount equal to the Rent which, but for termination of this Sublease, would have become due during the remainder of the Term, less the amount of Rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rental received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Termination Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Sublease and continuing until the date on which the Term would have expired but for such termination; any suit or action brought to collect any such Termination Damages for any month shall not in any manner prejudice the right of Landlord to collect any Termination Damages for any subsequent month by a similar proceeding; or
(ii)    an amount equal to the present worth (as of the date of such termination) of Rent which, but for termination of the Sublease, would have become due during the remainder of the Term, in which case such Termination Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this clause (ii), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Premises.
If such termination shall take place after the expiration of two (2) or more Lease Years then, for purposes of computing the Termination Damages, the additional rent payable with respect to each Lease Year following termination (including the Lease Year in which such termination shall take place) shall be conclusively presumed to be equal to the average additional rent payable with respect to each complete Lease Year preceding termination. If such termination shall take place before the expiration of two (2) Lease Years then, for purposes of computing the Termination Damages, the additional rent payable with respect to each Lease Year following termination (including the Lease Year in which such termination shall take place) shall be conclusively presumed to be equal to twelve (12) times the average monthly payment of additional rent due prior to such termination. Rental and Termination Damages shall be due and payable immediately upon demand by Landlord following any termination of this Sublease pursuant hereto.
If this Sublease is terminated pursuant hereto, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its reasonable discretion, may determine. Provided Landlord has complied with the terms of this paragraph, Tenant's obligations hereunder shall not be diminished by any failure by Landlord to relet the Premises or any failure by Landlord to collect any Rent due upon such reletting.
(c)    Accelerate all Rent and Additional Rent due for the balance of the Term and declare the same to be immediately due and payable, in which case additional rent shall be computed in accordance with (b) above.
(d)    Exercise any other legal or equitable right or remedy which it may have. All remedies set forth herein are intended to be cumulative and Landlord shall have the right to exercise any one or more of same in its discretion.
(e)    Notwithstanding any provision of this Sublease to the contrary, Landlord agrees to use Landlord’s commercially reasonable efforts to mitigate Landlord’s damages as a result of the occurrence of an Event of Default by Tenant.
22.    REQUIREMENT OF STRICT PERFORMANCE.
The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Sublease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Sublease or any part hereof, or the right of the party thereafter to enforce each and every such provision, right or remedy. No waiver of any breach of this Sublease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent at a time when an Event of Default is occurring shall not be construed as a waiver of such Event of Default. The receipt by Landlord of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Sublease. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.
23.    EXPIRATION; SURRENDER OF PREMISES; HOLDING OVER.
(a)    The Sublease shall terminate and Tenant shall deliver up and surrender possession of the Premises on the Expiration Date, and Tenant waives the right to any notice of termination or notice to quit. Prior to vacating the Premises, Tenant shall provide Landlord with its forwarding address.
(b)    Tenant covenants that upon the Expiration Date or sooner termination of this Sublease, Tenant shall deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of this Sublease and in accordance with the terms hereof, normal wear and tear excepted.
(c)    Upon the failure of the Tenant to surrender possession of the Premises upon the Expiration Date or sooner termination of this Sublease, Tenant shall be deemed to be merely a tenant at will, shall occupy the Premises as a month-to-month tenant, and shall pay to Landlord, for and during such period of holding over, an amount equal to one hundred fifty percent (150%) of the monthly Base Rent required to be paid under this Sublease during the last Lease Year of the Term.
24.    COMPLIANCE WITH LAWS.
(a)    Generally. During and throughout the Term, Tenant, at its sole cost and expense shall comply with all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting or regulating Tenant's use of the Premises, including, but not limited to, those which require the making of any structural, unforeseen or extraordinary changes to the Premises, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same.
(b)    Environmental. Without limiting the generality of (a) above, Tenant shall, with respect to Tenant’s Use, comply with all applicable laws with respect to the generation, treatment, storage or disposal of “solid waste”, "hazardous materials", "hazardous waste", "hazardous substances" or "oil" (collectively, "Materials") as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., as amended, and any and all other "environmental statutes" which regulate the use of hazardous and/or dangerous substances, and the regulations promulgated thereunder and any and all state and local laws, rules and regulations, including without limitation those laws applicable to, the discharge of the Materials into the environment. Tenant may use such Materials in the ordinary course of Tenant’s business; provided that such use is in accordance with all applicable statutes, laws, rules and regulations, and any manufacturer instructions, and provided further that Tenant may not discharge any Materials except as provided by the applicable statutes, laws, rules and/or regulations, and specifically may not discharge any Materials in any storm sewer or any catch basin, drain and/or drainpipe leading or connected thereto. Tenant shall indemnify, defend and hold Landlord harmless from any such improper discharge to a storm sewer by Tenant or any other liability as a result of failing to comply with this provision, including any costs of all necessary clean-up activities occasioned by Tenant's actions, whether during the Term or after termination of this Sublease.
(c)    Survival. The provisions of this Section 24 shall survive the expiration or earlier termination of this Sublease.
25.    NOTICES.
Wherever in this Sublease it shall be required or permitted that notice or demand be given or served by either party to this Sublease to or on the other party, such notice or demand shall be deemed to have been duly given to or served upon the party intended to receive the same if such notice is in writing and sent either by (i) Federal Express or such other nationally recognized commercial, overnight, receipted delivery service, or (ii) by hand delivery, and in any case addressed as follows:
        To Landlord at:
        1010 Lee Road
        Rochester, NY 14606
        Attn: [XXX]
        To Tenant at:
c/o Li-Cycle Holdings Corp.
207 Queen’s Quay West, Suite 590
        Toronto, Ontario M5J 1A7
        Canada
        Attn: General Counsel

Legal counsel for any party hereto shall be entitled to give any notice for such party. The date of delivery of any notice provided for in this Agreement shall be the date after the date of deposit to the overnight delivery service, or the date of actual delivery to the above address of the party to be notified if hand delivered. The person and place to which notice may be given may be changed from time to time by Landlord or Tenant respectively upon written notice to the other, effective five (5) days after delivery of such notice.
26.    BROKER COMMISSIONS.
Tenant and Landlord warrant each to the other that neither has dealt with any broker with respect to this Sublease.
Tenant and Landlord shall each indemnify and hold harmless the other against all costs, reasonable attorneys’ fees and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through or under Tenant or Landlord, respectively.
27.    FORCE MAJEURE.
Landlord and Tenant shall be excused for the period of any delay in the performance of any of their respective obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's or Tenant's reasonable control, which shall include, without limitation, all labor disputes, inability to obtain any material or services, civil commotion, acts of God, governmental order or pandemic (including without limitation, the COVID-19 variant).
28.    LANDLORD'S OBLIGATIONS.
Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Property; and, upon termination of that ownership, Tenant, except as to any obligations which have theretofore accrued, shall look solely to Landlord's successor in interest in the Property for the satisfaction of each and every obligation of Landlord hereunder.
29.    SIGNAGE.

Tenant shall have the right, at Tenant’s sole cost and expense, to erect one or more identification signs for Tenant on the exterior of the Building, subject, however, to Tenant’s obtaining the prior written approval of such signs from Landlord (such approval not to be unreasonably withheld, conditioned or delayed) and subject further to the approval of any agency, department, commission, board, bureau or instrumentality having jurisdiction over the Premises. Such signs shall be installed by a reputable contractor reasonably acceptable to Landlord. In addition, subject to all applicable laws, Tenant shall be entitled to construct and maintain a monument sign on the Property (the “Monument Sign”), provided that the location, size, design, and appearance of the Monument Sign shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. The construction, installation, maintenance, repair and replacement of the Monument Sign shall be at Tenant’s sole cost and expense. In addition, Tenant shall be responsible for obtaining any and all necessary approvals from any agency, department, commission, board, bureau or instrumentality having jurisdiction over the Premises, prior to the construction and installation of the Monument Sign. Any changes requested by Tenant to be made to the Monument Sign shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed, and, if approved, shall be made by Tenant at Tenant’s sole cost and expense. Tenant shall hold Landlord harmless from any damage caused to the Building or the Property as a result of the installation and maintenance of such signs. Upon the Expiration Date or sooner termination of this Sublease, it shall be Tenant’s obligation, at Tenant’s sole expense, to remove all signs attached to the exterior of the Building and to restore the exterior faces of the Building to their condition prior to erecting such signs, normal wear and tear excepted.
30.    LANDLORD'S LIABILITY.
Landlord shall have no personal liability under this Sublease with respect to any of the terms, conditions or covenants made or to be performed by Landlord under or pursuant to this Sublease. Tenant hereby covenants and agrees that Tenant shall look solely to the equity of the Landlord in the Premises or any applicable insurance proceeds for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any provision of this Sublease by Landlord.
31.    SUCCESSORS.
The respective rights and obligations provided in this Sublease shall bind and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, provided, however, that no rights shall inure to the benefit of any such successor of Tenant unless Landlord's written consent for the transfer to such successor, if applicable, has first been obtained as provided in Section 14. If more than one person or party has signed this Sublease as "Tenant", then this Sublease shall be binding on the same and shall have been entered into by them jointly and severally.
32.    GOVERNING LAW.
This Sublease shall be construed, governed and enforced in accordance with the laws of the State of New York.
33.    SEVERABILITY.
If any provisions of this Sublease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.
34.    CAPTIONS.
Any headings preceding the text of the several sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Sublease, nor shall they affect its meaning, construction or effect.
35.    GENDER.
As used in this Sublease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender.
36.    EXECUTION.
This Sublease shall become effective when signed by a duly authorized officer or representative of each of the parties hereto and delivered to the other party.

37.    ENTIRE AGREEMENT.
This Sublease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and expressly replaces and supersedes the letter of intent between the parties dated October 25, 2021 and the Pre-Development Agreement, each of which are hereby terminated, and this Sublease may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.
38.    CORPORATE AUTHORITY.
If Tenant is a corporation, each individual executing this Sublease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of said corporation in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Sublease is binding upon said corporation in accordance with its terms.
39.    NO OFFER.
The submission of this Sublease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original Subleases to Landlord and Landlord has duly executed and delivered one of those duplicate original Subleases to Tenant.
40.    MEMORANDUM OF SUBLEASE.
Simultaneously with the execution of this Sublease and from time to time thereafter upon request by Tenant, Landlord and Tenant, at Tenant’s sole cost and expense, will execute a Memorandum of Sublease in a form acceptable for filing or recording and substantially in form and content as set forth on Exhibit G attached hereto and made a part hereof, setting forth the legal description of the Property, the material terms of this Sublease, including, but not limited to, the Renewal Options or any other provisions hereof (excepting the rental provisions) as either party may request, and such other terms and provisions as may be required by applicable laws to be included in such Memorandum of Sublease.
41.    TIME OF ESSENCE.
Time is of the essence of each and every provision of this Sublease.
42.    WAIVER OF JURY TRIAL.
Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Sublease or the use and occupancy of the Premises. If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any such proceeding.
43.    WAIVER OF RIGHT OF REDEMPTION.
Tenant hereby waives any right of redemption to which it may be entitled pursuant to the laws of the State of New York or any other jurisdiction.
44.    GUARANTY.
The Landlord has entered into this Sublease in reliance upon the Guaranty made by Li-Cycle Holdings Corp. in favor of Landlord dated of even date herewith in the form attached hereto as Exhibit D and made a part hereof (the "Guaranty"), pursuant to which the Guarantor has unconditionally guaranteed all of the obligations of the Tenant under this Sublease, including without limitation the covenants of Tenant for the payment of Rent and all of the additional covenants of Tenant set forth herein. The effectiveness of this Sublease is expressly conditioned upon Landlord's receipt of an original counterpart of the Guaranty.

45.    COUNTERPARTS.
This Sublease may be executed in any number of counterparts, each of which shall be deemed an original.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease the day and year first above written.

                 LANDLORD:
                    PIKE CONDUCTOR DEV 1, LLC
ATTEST:
________________________        By: /s/ William Tehan ____________________________
                          William Tehan, Authorized Signer

ATTEST:
________________________        By: /s/ Edward Brillante____________________________
                          Ed Brillante, Authorized Signer

                    TENANT:
                     LI-CYCLE NORTH AMERICA HUB, INC.
ATTEST:
________________________        By: /s/ Christopher J. Biederman_______________________
                         Christopher J. Biederman, CTO

EXHIBIT A
Legal Description

Parcel I
ALL THAT TRACT OR PARCEL OF LAND, situated in the Town of Greece, County of Monroe, and State of New York, being and described as Lot 1 of the Li-Cycle at Lidestri Subdivision Being a Resubdivision of Lot AR-3A I and Lot AR-3A2 of the KPS Resubdivision Filed in Liber 356 of Maps, Page 62, as shown on a map filed in the Monroe County Cleerk's Office on March 25, 2022 in Liber 364 of Maps, Page 91.
Said Lot 1 is located on the southerly side of Ridgeway Road and on the westerly side of McLaughlin Road a/k/a McLoughlin Road and is the size and dimensions shown on said subdivision map.
Also, Together with the benefits of a Sanitary Sewer Easement benefitting Parcel I above as granted by Ridgeway Properties I, LLC to Ridgeway Properties I, LLC dated July 5, 2022 and recorded July 11, 2022 in Liber 12689 of Deeds at page 418.

EXHIBIT B-1
Design-Build Contract
24

ConsensusDocs® 415
STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Lump Sum Price)

TABLE OF ARTICLES

1.AGREEMENT
2.GENERAL PROVISIONS
3.DESIGN-BUILDER'S RESPONSIBILITIES
4.OWNER'S RESPONSIBILITIES
5.SUBCONTRACTS
6.CONTRACT TIME
7.CONTRACT PRICE
8.CHANGES IN THE WORK
9.PAYMENT
10.INDEMNITY, INSURANCE, AND BONDS
11.SUSPENSION, NOTICE TO CURE, AND TERMINATION
12.DISPUTE MITIGATION OR RESOLUTION
13.MISCELLANEOUS
14.CONTRACT DOCUMENTS

ARTICLE 1 AGREEMENT
Job Number: 221026

This Agreement is made this 30 Day of June in the year 2022, by and between the

OWNER: Pike Conductor DEV 1, LLC 1010 Lee Road
Rochester, NY 14606
Phone: 585-440-4900

and the

DESIGN-BUILDER: Pike Conductor JV1, LLC
One Circle Street Rochester, NY 14607
Phone: 585-271-5256

for services in connection with the following:

PROJECT: Li-Cycle Warehouse and Administrative Facility

ARTICLE 2 GENERAL PROVISIONS

2.1TEAM RELATIONSHIP Each Party agrees to act on the basis of trust, good faith, and fair dealing, and shall take all actions reasonably necessary to perform this Agreement in an economical and timely manner. The Parties shall each endeavor to promote harmony and cooperation among all Project participants.

2.1.1Neither Design-Builder nor any of its agents or employees shall act on behalf of or in the name of Owner unless authorized in writing by Owner's Representative.

Consensus Docs ®415 - Standard Design-Build Agreement and General Conditions Between Owner and Design-Builder (Lump Sum Price) ©2017, Revised October 2019. THIS DOCUMENT MAY HAVE BEEN MODIFIED. The ConsensusDocs technology platform creates a redline comparison to the standard language which the purchaser of this contract is authorized to share for review purposes.
Consultation with legal and insurance counsel are strongly encouraged. You may only make copies of finalized documents for distribution to parties in direct connection with this contract. Any other uses are strictly prohibited.
CONTENT SECURE ID: EBF2513C-9DCC

2.2ETHICS Each Party shall perform with integrity. Each shall: (a) avoid conflicts of interest; (b) promptly disclose to the other Party any conflicts of interest which may arise. Each Party warrants it has not and shall not pay or receive any contingent fees or gratuities to or from the other Party, including its agents, officers and employees, Design Professional, Subcontractors, Subsubcontractors, Suppliers or Others, to secure preferential treatment.

2.3DESIGN PROFESSIONAL Architectural and engineering services shall be procured from licensed, independent design professionals retained by Design-Builder or furnished by licensed employees of Design-Builder, as permitted by the Law. The person or entity providing architectural and engineering services shall be referred to as Design Professional. If Design Professional is an independent design professional, the architectural and engineering services shall be procured pursuant to a separate agreement between Design-Builder and Design Professional.

2.3.1STANDARD OF CARE Design Professional shall furnish and provide the architectural and engineering services necessary to design the Project in accordance with Owner's requirements, as outlined in Owner's Program and other relevant data defining the Project. The architectural and engineering services shall be performed in accordance with the standard of professional skill and care required for a Project of similar size, scope, and complexity, during the time in which the Services are provided.

2.4DEFINITIONS

2.4.1"Agreement" means this ConsensusDocs 415 Standard Design-Build Agreement and General Conditions Between Owner and Design-Builder (Lump Sum Price), as modified, amendments, exhibits, addenda, and attachments made part of this Agreement upon its execution.

2.4.1.1EXHIBIT A: Project Schedule dated June 2, 2022 EXHIBIT B: Construction Document List dated May 2022 EXHIBIT C: RFI Log dated May 18, 2022
EXHIBIT D: Pike Conductor JV1, LLC Proposal dated June 15, 2022 EXHIBIT E: Project Agreement (COMIDA)

2.4.2"Business Day" means all Days, except weekends and official federal or state holidays where the Project is located.

2.4.3A "Change Order" is a written order signed by Owner and Design-Builder after execution of this Agreement, indicating changes in the scope of the Work or Contract Time, including substitutions proposed by Design-Builder and accepted by Owner.

2.4.4"Construction Schedule" is the document prepared by Design-Builder that specifies the dates on which Design-Builder plans to begin and complete various parts of the construction phase services Work, and the Project, including dates on which information and approvals are required from Owner.

2.4.5The "Contract Documents" consist of those documents identified in §14.1.

2.4.6The "Contract Time" is the period between the Date of Commencement and total time authorized to achieve Final Completion.

2.4.7"Day" means calendar day.

2.4.8"Date of Commencement" is as provided for in §6.1.

2.4.9"Defective Work" is any portion of the Work not in conformance to the requirements of the Contract Documents.

2.1.1"Final Completion" occurs on the date when Design-Builder's obligations under this Agreement are complete and accepted by Owner and final payment becomes due and payable.

2.1.2A Hazardous Material is any substance or material identified now or in the future as hazardous under any Laws or any other substance or material which may be considered hazardous or otherwise subject to statutory or regulatory requirements governing handling, disposal or clean-up.

2.1.3"Interim Directive" is any written order containing Work instructions that is signed by Owner after execution this Agreement and before Substantial Completion to the Work directed by Owner.

2.1.4"Law" means a federal, state or local law, ordinance, code, rule, or regulation applicable to the Work with which Design-Builder must comply that are enacted as of the Agreement date.

2.1.5"Others" means Owner's other: (a) contractors/constructors, (b) suppliers, (c) subcontractors, subsubcontractors, or suppliers of (a) and (b); and others employed directly or indirectly by (a), (b), or
(c) or any by any of them or for whose acts any of them may be liable.

2.1.6"Overhead" shall mean (a) payroll costs and other compensation of Design-Builder's employees in Design-Builder's principal and branch offices; (b) general and administrative expenses of Design-Builder's principal and branch offices including charges against Design-Builder for delinquent payments; and (c) Design-Builder's capital expenses, including interest on capital used for the Work.

2.1.7The "Owner" is the person or entity identified in ARTICLE 1, and includes Owner's representative.

2.1.8The "Owner's Program" is a description of Owner's objectives, budgetary and time criteria, space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements, together with Schematic Design Documents which shall include drawings, outline specifications, and other conceptual documents illustrating the Project's basic elements, scale, and their relationship to the Worksite.

2.1.9The "Parties" are collectively Owner and Design-Builder.

2.1.10The "Project," as identified in ARTICLE 1, is the building, facility, or other improvements for which Design-Builder is to perform the Work under this Agreement. It may also include improvements to be undertaken by Owner or Others.

2.1.11"Project schedule" A schedule that shows the timing and sequencing of the design and construction required to meet the time criteria set forth in Owner's Program. The Project includes the Construction Schedule and is coordinated with design phase service activities.

2.1.12A "Subcontractor" is a person or entity retained by Design-Builder as an independent contractor to provide the labor, materials, equipment, or services necessary to complete a specific portion of the Work. The term Subcontractor does not include Design Professional or any separate contractor employed by Owner or any separate contractor's subcontractors.

2.1.13"Substantial Completion" of the Work, or of a designated portion, occurs on the date when construction is sufficiently complete in accordance with the Contract Documents so that Owner can occupy or utilize the Project, or a designated portion, for the use for which it is intended, without unscheduled disruption. The issuance of a certificate of occupancy is not a prerequisite for Substantial Completion if the certificate of occupancy cannot be obtained due to factors beyond Design-Builder's control. This date shall be confirmed by a certificate of Substantial Completion signed by The Parties.

2.1.14A "Subsubcontractor" is a party or entity who has an agreement with a Subcontractor or other Subsubcontractor, or Supplier to perform any portion of the Work or to supply material or equipment.

2.1.15A "Supplier" is a person or entity retained by Design-Builder to provide material and equipment for the Work.

2.1.16"Terrorism" means a violent act, or an act that is dangerous to human life, property, or infrastructure, that is committed by an individual or individuals and that appears to be part of an effort to coerce a civilian population or to influence the policy or affect the conduct of any government by coercion. Terrorism includes, but is not limited to, any act certified by the United States Secretary of Treasury as an act of terrorism pursuant to the Terrorism Risk Insurance Act, as amended.

2.1.17The "Work" is the design services procured in accordance with §3.1, the construction services provided in accordance with §3.2, additional services in accordance with §3.11, and other services which are necessary to complete the Project in accordance with and reasonably inferable from the Contract Documents. The Work may refer to the whole Project or only a part of the Project if work is also being performed by Owner or Others.

2.1.18"Worksite" means the geographical area of the Project location mentioned in ARTICLE 1 where the Work is to be performed

ARTICLE 3 DESIGN-BUILDER'S RESPONSIBILITIES

3.1DESIGN SERVICES Pursuant to a mutually agreeable schedule, Design-Builder shall submit for Owner's written approval, as applicable, Design Development Documents or Construction Documents, based on the Contract Documents in existence at the time of the execution of this Agreement or any further development of Contract Documents that have been approved in writing by Owner.

3.1.1Further develop the Design Development Documents to further define the Project, including drawings and outline specifications fixing and describing the Project size and character as to site utilization, and other appropriate elements incorporating the structural, architectural, mechanical, and electrical systems. When Design-Builder submits the Design Development Documents, Design Builder shall identify in writing all material changes and deviations that have taken place from the Contract Documents in existence at the time of the execution of this Agreement. Any changes in the Work contained in the Design Development Documents approved by Owner shall result in a Change Order pursuant to ARTICLE 8 adjusting the Contract Price or the Date of Substantial Completion or the Date of Final Completion.

3.1.2The Construction Documents shall set forth in detail the requirements for construction of the Work, and shall be based upon codes, laws, or regulations enacted at the time of their preparation. When Design-Builder submits the Construction Documents, Design-Builder shall identify in writing all material changes and deviations that have taken place from the Design Development Documents or the Contract Documents in existence at the time of the execution of this Agreement. Any changes in the Work contained in the Construction Documents approved by Owner shall result in a Change Order pursuant to ARTICLE 8 adjusting the Contract Price or the Date of Substantial Completion or the Date of Final Completion. Construction shall be in accordance with the approved Construction Documents. One set of these documents shall be furnished to Owner before commencing construction.

3.1.3OWNERSHIP OF DOCUMENTS

3.1.3.1OWNERSHIP OF TANGIBLE DOCUMENTS Owner shall receive ownership of the property rights, except for copyrights, of all documents, drawings, specifications, electronic data, and information (hereinafter "Documents") prepared, provided or procured by Design-Builder, its

Design Professional, Subcontractors, or consultants and distributed to Owner for this Project, upon the making of final payment to Design-Builder or in the event of termination under ARTICLE 11, upon payment for all sums due to Design-Builder pursuant to ARTICLE 11.
Owner's acquisition of the copyright shall be subject to Owner's making of all payments required by this Agreement.

3.1.3.2COPYRIGHT The Parties agree that Owner shall not obtain ownership of the copyright of all Documents. Owner's acquisition of the copyright for all Documents shall be subject to the making of payments as required by §3.1.3.1 and the payment of the fee reflecting the agreed value of the copyright set forth below: None

3.1.3.3USE OF DOCUMENTS IN EVENT OF TERMINATION In the event of a termination of this Agreement pursuant to ARTICLE 11, Owner shall have the right to use, to reproduce, and to make derivative works of the Documents to complete the Project, regardless of whether there has been a transfer of copyright under §3.1.3.1, provided payment has been made pursuant to
§3.1.3.1

3.1.3.4OWNER'S USE OF DOCUMENTS AFTER COMPLETION OF PROJECT After
completion of the Project, Owner may reuse, reproduce, or make derivative works from the Documents solely for the purposes of maintaining, renovating, remodeling, or expanding the Project at the Worksite. Owner's use of the Documents without Design-Builder's involvement or on other projects is at Owner's sole risk, except for Design-Builder's indemnification obligations, and Owner shall indemnify and hold harmless Design-Builder, its Design Professional, Subcontractors, and consultants, and the agents, officers, directors, and employees of each of them, from and against any and all claims, damages, losses, costs, and expenses, including reasonable attorneys' fees and costs, arising out of or resulting from any such prohibited use.

3.1.3.5DESIGN-BUILDER'S USE OF DOCUMENTS Where Design-Builder has transferred its copyright interest in the Documents under §3.1.3.1, Design-Builder may reuse Documents prepared by it pursuant to this Agreement in its practice, but only in their separate constituent parts and not as a whole.

3.1.3.6Design-Builder shall obtain from its Design Professional, Subcontractors, and consultants rights and rights of use that correspond to the rights given by Design-Builder to Owner in this Agreement, and Design-Builder shall provide evidence that such rights have been secured.

3.2CONSTRUCTION SERVICES

3.2.1Construction will commence upon the issuance by Owner of a written notice to proceed.

3.2.2In order to complete the Work, Design-Builder shall provide all necessary construction supervision, inspection, construction equipment, construction labor, materials, tools, and subcontracted items.

3.2.3COMPLIANCE WITH LAW Design-Builder shall give all notices and comply with all Laws at its own costs. Design-Builder shall be liable to Owner for all loss, cost, and expense attributable to any acts or omissions by Design-Builder, its employees, subcontractors, and agents resulting from the failure to comply with Laws, including fines, penalties, or corrective measures. However, liability under this subsection shall not apply if notice to Owner was given, and advance approval by appropriate authorities, including Owner, is received.

3.2.3.1CHANGES IN LAW The Contract Price or Contract Time, or both shall be equitably adjusted by Change Order for additional costs or time needed resulting from any change in Law, including increased taxes, enacted after the date of this Agreement

3.2.4Design-Builder shall maintain the Schedule of Work. This schedule shall indicate the dates for the start and completion of the various stages of the construction, including the dates when information and approvals are required from Owner. It shall be revised as required by the conditions of the Work.

3.2.5Design-Builder shall obtain and Owner shall pay, in addition to the Contract Price, for the building permits necessary for the construction of the Project.

3.2.6Design-Builder shall keep such full and detailed accounts as may be necessary for proper financial management under this Agreement. Owner shall be afforded access to all Design-Builder's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda, and similar data relating to Change Order work performed on the basis of actual cost. Design-Builder shall preserve all such records for a period of three years after the final payment or longer where required by law.

3.2.7Design-Builder shall provide periodic written reports to Owner on the progress of the Work in such detail as is required by Owner and as agreed to by The Parties.

3.2.8Design-Builder shall regularly remove debris and waste materials at the Worksite resulting from the Work. Before discontinuing Work in an area, Design-Builder shall clean the area and remove all rubbish and its construction equipment, tools, machinery, waste, and surplus materials. Design Builder shall minimize and confine dust and debris resulting from construction activities. At the completion of the Work, Design-Builder shall remove from the Worksite all construction equipment, tools, surplus materials, waste materials, and debris.

3.2.9Design-Builder shall prepare and submit to Owner: updated electronic data that generally document how the various elements of the Work including changes were actually constructed or installed, or as defined by the Parties by attachment to this Agreement.

3.3CONSTRUCTION SCHEDULE Design-Builder shall prepare and submit a Schedule of Work for Owner's acceptance and written approval. This schedule shall indicate the commencement and completion dates of the various stages of the Work, including the dates when information and approvals are required from Owner. The Schedule shall be revised on a monthly basis or as mutually agreed by the Parties.

3.4SAFETY OF PERSONS AND PROPERTY

3.4.1SAFETY PRECAUTIONS AND PROGRAMS Design-Builder shall have overall responsibility for safety precautions and programs in the performance of the Work. However, such obligation does not relieve Subcontractors of their responsibility for the safety of persons or property in the performance of their work, nor for compliance with the provisions of Laws.

3.4.2Design-Builder shall prevent against injury, loss, or damage to persons or property by taking reasonable steps to protect:

3.4.2.1its employees and other persons at the Worksite;

3.4.2.2materials, supplies, and equipment stored at the Worksite for use in performance of the Work; and

3.4.2.3the Project and all property located at the Worksite and adjacent to work areas, whether or not said property or structures are part of the Project or involved in the Work.

3.4.3DESIGN-BUILDER'S SAFETY REPRESENTATIVE Design-Builder shall designate an individual at the Worksite in the employ of Design-Builder who shall act as Design-Builder's designated safety representative with a duty to prevent accidents. Unless otherwise identified by Design-Builder in writing to Owner, the designated safety representative shall be Design-Builder's project superintendent. Design-Builder will report immediately in writing all accidents and injuries occurring at the Worksite to Owner. When Design-Builder is required to file an accident report with a public authority, Design-Builder shall furnish a copy of the report to Owner.

3.4.4Design-Builder shall provide Owner with copies of all notices required of Design-Builder by Law. Design-Builder's safety program shall comply with the requirements of governmental and quasi governmental authorities having jurisdiction over the Work.

3.4.5Damage or loss not insured under property insurance which may arise from the performance of the Work, to the extent of the negligence attributed to such acts or omissions of Design-Builder, or anyone for whose acts Design-Builder may be liable, shall be promptly remedied by Design-Builder. Damage or loss attributable to the acts or omissions of Owner or Others and not to Design-Builder shall be promptly remedied by Owner.

3.4.6If Owner deems any part of the Work or Worksite unsafe, Owner, without assuming responsibility for Design-Builder's safety program, may require Design-Builder to stop performance of the Work or take corrective measures satisfactory to Owner, or both. If Design-Builder does not adopt corrective measures, Owner may perform them and reduce the amount of the Contract Price by the costs of the corrective measures. Design-Builder agrees to make no claim for damages, for an adjustment in the Contract Price or the Date of Substantial Completion or the Date of Final Completion based on Design-Builder's compliance with Owner's reasonable request.

3.5EMERGENCIES In any emergency affecting the safety of persons or property, Design-Builder shall act in a reasonable manner to prevent threatened damage, injury, or loss. Any change in the Contract Price, the Date of Substantial Completion, or the Date of Final Completion, on account of emergency work shall be determined as a Change Order.

3.6HAZARDOUS MATERIAL

3.6.1Design-Builder shall not be obligated to commence or continue Work until all Hazardous Material discovered at the Worksite has been removed, rendered, or determined to be harmless by Owner as certified by an independent testing laboratory and approved by the appropriate government agency.

3.6.2If after commencing the Work, Hazardous Material is discovered at the Project, Design-Builder shall be entitled to immediately stop Work in the affected area. Design-Builder shall report the condition to Owner and, if required, the government agency with jurisdiction.

3.6.3Design-Builder shall not resume nor be required to continue any Work affected by any Hazardous Material without written mutual agreement between the Parties after the Hazardous Material has been removed or rendered harmless and only after approval, if necessary, of the governmental agency with jurisdiction Owner shall be responsible for retaining an independent testing laboratory to determine the nature of the material encountered and whether it is a Hazardous Material requiring corrective measures or remedial action. Such measures shall be the sole responsibility of Owner, and shall be performed in a manner minimizing any adverse effect upon the Work.

3.6.4If Design-Builder incurs additional costs or is delayed due to the presence or remediation of Hazardous Material, Design-Builder shall be entitled to an equitable adjustment in the Contract Price or the date of Substantial Completion.

3.6.5To the extent not caused by the negligent or intentionally wrongful acts or omissions of Design Builder, its Subcontractors and Subsubcontractors, and the agents, officers, directors, and employees of each of them, Owner shall indemnify and hold harmless Design-Builder, its Subcontractors and Subsubcontractors, and the agents, officers, directors, and employees of each of them, from and against all claims, damages, losses, costs, and expenses, including but not limited to reasonable attorneys' fees, costs, and expenses incurred in connection with any dispute resolution process, to the extent permitted pursuant to §6.5, arising out of or relating to the performance of the Work in any area affected by Hazardous Material.

3.7Safety Data Sheets (SOS) as required by law and pertaining to materials or substances used or consumed in the performance of the Work, whether obtained by Design-Builder, Subcontractors, Owner or Others, shall be maintained at the Project by Design-Builder and made available to Owner and Subcontractors.

3.7.1During Design-Builder's performance of the Work, Design-Builder shall be responsible for the proper handling, application, storage, removal, and disposal of all materials brought to the Worksite by Design-Builder. Upon the issuance of the Certificate of Substantial Completion, Owner shall be responsible for materials and substances brought to the Worksite by Design-Builder if such materials or substances are required by the Contract Documents.

3.7.2§3.6 shall survive the completion of the Work under this Agreement or any termination of this Agreement.

3.8WARRANTY

3.8.1Design-Builder warrants that all materials and equipment furnished under this Agreement will be new unless otherwise specified, of good quality, in conformance with the Contract Documents, and free from defective workmanship and materials. Warranties shall commence on the date of Substantial Completion of the Work or of a designated portion.

3.8.2To the extent products, equipment, systems, or materials incorporated in the Work are specified and purchased by Owner, they shall be covered exclusively by the warranty of the manufacturer. There are no warranties which extend beyond the description on the face thereof. To the extent products, equipment, systems, or materials incorporated in the Work are specified by Owner but purchased by Design-Builder and are inconsistent with selection criteria that otherwise would have been followed by Design-Builder, Design-Builder shall assist Owner in pursuing warranty claims. ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

3.8.3Design-Builder shall secure required certificates of inspection, testing, or approval and deliver them to Owner.

3.8.4Design-Builder shall collect all written warranties and equipment manuals and deliver them to Owner in a format directed by Owner.

3.8.5With the assistance of Owner's maintenance personnel, Design-Builder shall direct the checkout of utilities and start-up operations, and adjusting and balancing of systems and equipment for readiness.

3.9CORRECTION OF WORK WITHIN ONE YEAR

3.9.1Before Substantial Completion and within one year after the date of Substantial Completion of the Work or for such longer periods of time as may be set forth with respect to specific warranties required by the Contract Documents, if any Defective Work is found, Owner shall promptly notify Design-Builder in writing. Unless Owner provides written acceptance of the condition, Design-Builder shall promptly correct the Defective Work at its own cost and time and bear the expense of additional services required for correction of any Defective Work for which it is responsible. If within the one year correction period Owner discovers and does not promptly notify Design-Builder or give Design Builder an opportunity to test or correct Defective Work as reasonably requested by Design-Builder, Owner waives Design-Builder's obligation to correct that Defective Work as well as Owner's right to claim a breach of the warranty with respect to that Defective Work.

3.9.2With respect to any portion of Work first performed after Substantial Completion, the one-year correction period shall commence when that portion of Work is complete. Correction periods shall not be extended by corrective work performed by Design-Builder.

3.9.3If Design-Builder fails to correct Defective Work within a reasonable time after receipt of written notice from Owner before final payment, Owner may correct it in accordance with Owner's right to carry out the Work. In such case, an appropriate Change Order shall be issued deducting the cost of correcting such deficiencies from payments then or thereafter due Design-Builder. If payments then or thereafter due Design-Builder are not sufficient to cover such amounts, Design-Builder shall pay the difference to Owner.

3.9.4Design-Builder's obligations and liability, if any, with respect to any Defective Work discovered after the one-year correction period shall be determined by the Law. If, after the one-year correction period but before the applicable limitation period has expired, Owner discovers any Work which Owner considers Defective Work, Owner shall, unless the Defective Work requires emergency correction, promptly notify Design-Builder and allow Design-Builder an opportunity to correct the Work if Design-Builder elects to do so. If Design-Builder elects to correct the Work, it shall provide written notice of such intent within fourteen (14) Days of its receipt of notice from Owner and shall complete the correction of Work within a mutually agreed timeframe. If Design-Builder does not elect to correct the Work, Owner may have the Work corrected by itself or Others, and, if Owner intends to seek recovery of those costs from Design-Builder, Owner shall promptly provide Design-Builder with an accounting of the correction costs it incurs.

3.9.5If Design-Builder's correction or removal of Defective Work causes damage to or destroys other completed or partially completed Work or existing buildings, Design-Builder shall be responsible for the cost of correcting the destroyed or damaged property.

3.9.6The one-year period for correction of Defective Work does not constitute a limitation period with respect to the enforcement of Design-Builder's other obligations under the Contract Documents.

3.9.7Before final payment, at Owner's option and with Design-Builder's agreement, Owner may elect to accept Defective Work rather than require its removal and correction. In such case the Contract Price shall be equitably adjusted for any diminution in the value of the Project caused by such Defective Work.

3.10CONFIDENTIALITY Design-Builder shall treat as confidential and not disclose to third-persons, except Subcontractors, Subsubcontractors, and Design Professional as is necessary for the performance of the Work, or use for its own benefit any of Owner's developments, confidential information, know-how, discoveries, production methods, and the like that may be disclosed to Design-Builder or which Design Builder may acquire in connection with the Work. Owner shall treat as confidential information all of Design-Builder's estimating systems and historical and parameter cost data that may be disclosed to

Owner in connection with the performance of this Agreement. The Parties shall each specify those items to be treated as confidential and shall mark them as "Confidential." Confidentiality obligations do not supersede compulsion by Law, a governmental agency or authority, an order of a court of competent jurisdiction, or a validly issued subpoena. In such event, a Party shall promptly notify the other Party to permit that Party's legal objection.

3.11ADDITIONAL SERVICES Design-Builder shall provide or procure the following Additional services upon the request of Owner. A written agreement between The Parties shall define the extent of such Additional services. Such Additional services shall be considered a Change in the Work, unless they are specifically included in §3.1 or §3.2.

3.11.1Assisting in the developing Owner's Program, establishing the Project budget, investigating sources of financing, general business planning, and other information and documentation as may be required to establish the feasibility of the Project;

3.11.2Consultations, negotiations, and documentation supporting the procurement of Project financing;

3.11.3Surveys, site evaluations, legal descriptions, and aerial photographs;

3.11.4Appraisals of existing equipment, existing properties, new equipment, and developed properties;

3.11.5Soils, subsurface, and environmental studies, reports, and investigations required for submission to governmental authorities or others having jurisdiction over the Project;

3.11.6Consultations and representations before governmental authorities or others having jurisdiction over the Project other than normal assistance in securing building permits;

3.11.7Investigation or making measured drawings of existing conditions or the verification of Owner provided drawings and information;

3.11.8Artistic renderings, models, and mockups of the Project or any part of the Project or the Work;

3.11.9Inventories of existing furniture, fixtures, furnishings, and equipment which might be under consideration for incorporation into the Project;

3.11.10Interior design and related services including procurement and placement of furniture, furnishings, artwork, and decorations;

3.11.11Making revisions to design documents after they have been approved by Owner when revisions are due to causes beyond the control of Design-Builder. Causes beyond the control of Design-Builder do not include acts or omissions on the part of Subcontractors, Subsubcontractors, or Design Professional;

3.11.12Design, coordination, management, expediting, and other services supporting the procurement of materials to be obtained, or work to be performed, by Owner, including but not limited to telephone systems, computer wiring networks, sound systems, alarms, security systems, and other specialty systems which are not a part of this Agreement;

3.11.13Estimates, proposals. appraisals, consultations, negotiations, and services in connection with the repair or replacement of an insured loss, provided such repair or replacement did not result from the negligence of Design-Builder;

3.1.4The premium portion of overtime work ordered by Owner including productivity impact costs, other than that required by Design-Builder to maintain the Schedule of Work;

3.1.5Out-of-town travel by Design Professional in connection with the Work, except between Design Professional's office, Design-Builder's office, Owner's office, and the Project site;

3.1.6Obtaining service contractors and training maintenance personnel; assisting and consulting in the use of systems and equipment after the initial startup;

3.1.7Services for tenant or rental spaces not required by this Agreement;

3.1.8services requested by Owner or required by the Work which are not specified in the Contract Documents and which are not normally part of generally accepted design and construction practice;

3.1.9Except when Design Professional is a party to the proceeding, serving or preparing to serve as an expert witness in connection with any proceeding, legal or otherwise, regarding the Project;

3.1.10document reproduction exceeding the limits provided for in this Agreement;

3.1.11providing services relating to Hazardous Material discovered at the Worksite;

3.1.12Intentionally Omitted

3.1.13performing formal commissioning services; and

3.1.14other services as agreed to by the Parties and identified in an attached exhibit.

3.12DESIGN-BUILDER'S REPRESENTATIVE Design-Builder shall designate a person who shall be Design-Builder's authorized representative. Design-Builder's Representatives are Larry Fuentes and Ed Brillante.

ARTICLE 4 OWNER'S RESPONSIBILITIES

4.1INFORMATION AND SERVICES PROVIDED BY OWNER Owner's responsibilities under this article shall be provided with reasonable detail and in a timely manner.

4.2FINANCIAL INFORMATION Before commencing the Work and thereafter at the written request of Design-Builder, Owner shall provide Design-Builder evidence of Project financing. Evidence of such financing shall be a condition precedent to Design-Builder's commencing or continuing the Work. Design Builder shall be notified before any material change in Project financing.

4.3WORKSITE INFORMATION To the extent Owner has obtained, or is required elsewhere in the Contract Documents to obtain, the following Worksite information, Owner shall provide at Owner's expense and with reasonable promptness:

4.3.1information describing the physical characteristics of the site, including surveys, site evaluations, legal descriptions, data, or drawings depicting existing conditions, subsurface conditions, and environmental studies, reports, and investigations;

4.3.2tests, inspections, and other reports dealing with environmental matters, Hazardous Material, and other existing conditions, including structural, mechanical, and chemical tests, required by the Contract Documents or by Law;

4.3.3the limits of Pollution Liability Insurance covering the Worksite held by Owner; and

4.3.4any other information or services requested in writing by Design-Builder which are required for Design-Builder's performance of the Work and under Owner's control.

4.4MECHANICS AND CONSTRUCTION LIEN INFORMATION Within seven (7) Days after receiving Design-Builder's written request, Owner shall provide Design-Builder with the information necessary to give notice of or enforce mechanics lien rights and, where applicable, stop notices. This information shall include Owner's interest in the real property on which the Project is located and the record legal title.

4.5RESPONSIBILITIES DURING DESIGN

4.5.1Owner shall review and approve further development of the drawings and specifications as set forth in ARTICLE 3.

4.6RESPONSIBILITIES DURING CONSTRUCTION

4.6.1Owner shall review the Construction Schedule, timely approve milestone dates set forth, and timely respond to its obligations.

4.6.2If Owner becomes aware of any error, omission, or failure to meet the requirements of the Contract Documents or any fault or defect in the Work, Owner shall give prompt written notice to Design-Builder. The failure of Owner to give such notice shall not relieve Design-Builder of its obligations to fulfill the requirements of the Contract Documents.

4.6.3Owner shall have no contractual obligations to Subcontractors, suppliers, or Design Professional.

4.6.4Owner shall provide insurance for the Project as provided in ARTICLE 10.

4.7TAX EXEMPTION If in accordance with Owner's direction Design-Builder claims an exemption for taxes, Owner shall indemnify and hold Design-Builder harmless from all liability, penalty, interest, fine, tax assessment, attorneys' fees, or other expense or cost incurred by Design-Builder as a result of any action taken by Design-Builder in accordance with Owner's direction.

4.8ELECTRONIC DOCUMENTS If Owner requires that The Parties exchange documents and data in electronic or digital form, before any such exchange, The Parties shall agree on a written protocol, which, at a minimum, shall specify: (a) the definition of documents and data to be accepted in electronic or digital form or to be transmitted electronically or digitally; (b) management and coordination responsibilities; (c) necessary equipment, software, and services; (d) acceptable formats, transmission methods, and verification procedures; (e) methods for maintaining version control; (f) privacy and security requirements; and (g) storage and retrieval requirements. The Parties shall each bear their own costs for the requirements identified in the protocol. In the absence of a written protocol, use of documents and data in electronic or digital form shall be at the sole risk of the recipient.

4.9Owner's Representatives are Michael Gestwick and Ed Brillante. Owner's representative shall: (a) be fully acquainted with the Project; (b) agree to furnish the information and services required of Owner in a timely manner; and (c) have the authority to bind Owner in all matters requiring Owner's approval, authorization or written notice. If Owner changes its representative or the representative's authority as listed above, Owner shall notify Design-Builder in writing in advance.

ARTICLE 5 SUBCONTRACTS

5.1.RETAINING SUBCONTRACTORS Design-Builder shall not retain any Subcontractor or Supplier to whom Owner has a reasonable and timely objection, provided that Owner agrees to increase the Contract Price for any additional costs incurred by Design-Builder as a result of such objection. Owner may propose subcontractors to be considered by Design-Builder. Design-Builder shall not be required to retain any subcontractor to whom Design-Builder has a reasonable objection.

5.2.MANAGEMENT OF SUBCONTRACTORS Design-Builder shall be responsible for the management of Subcontractors in the performance of their work.

5.3.CONTINGENT ASSIGNMENT OF SUBCONTRACT AGREEMENTS

5.3.1.If this Agreement is terminated, each subcontract agreement shall be assigned by Design Builder to Owner, subject to the prior rights of any surety, provided that:

5.3.1.1.this Agreement is terminated by Owner pursuant to §11.2 or §11.3; and

5.3.1.2.Owner accepts such assignment, after termination by notifying the Subcontractor and Design-Builder in writing, and assumes all rights and obligations of Design-Builder pursuant to each subcontract or supply agreement.

5.3.2.If Owner accepts such an assignment, and the Work has been suspended for more than thirty (30) consecutive Days, following termination, if appropriate, Subcontractor's or Supplier's compensation shall be equitably adjusted as a result of the suspension.

5.4.BINDING OF SUBCONTRACTORS AND SUPPLIERS Design-Builder agrees to bind every Subcontractor and Supplier (and require every Subcontractor to so bind its Subsubcontractors and significant Suppliers) to all the provisions of this Agreement and the Contract Documents' applicable provisions to that portion of the Work.

ARTICLE 6 CONTRACT TIME

6.1.DATE OF COMMENCEMENT The Date of Commencement is the Agreement date in ARTICLE 1 unless otherwise set forth below January 10, 2022. The Work shall proceed in general accordance with the Project Schedule which may be amended in accordance with this Agreement.

6.2.SUBSTANTIAL COMPLETION/FINAL COMPLETION

6.2.1.Substantial Completion of the Work shall be achieved in Four Hundred Seventy-Four (474) Days from the Date of Commencement. Unless otherwise specified, the Work shall be finally complete within Sixty (60) Days after the date of Substantial Completion, subject to adjustments as provided for in the Contract Documents.

6.2.2.Time is of the essence with regards to the obligations of the Contract Documents.

6.2.3.The Date of Final Completion of the Work is Thirty Days (30) Days after the Date of Substantial Completion, subject to adjustments as provided for in the Contract Documents.

6.2.4.Unless otherwise instructed by an Interim Directive, Design-Builder shall not knowingly commence the Work before the effective date of insurance required to be provided by Design-Builder.

6.3.DELAYS AND EXTENSIONS OF TIME

6.3.1.If Design-Builder is delayed at any time in the commencement or progress of the Work by any cause beyond the control of Design-Builder, Design-Builder shall be entitled to an equitable extension of the Date of Substantial Completion or the Date of Final Completion. Examples of causes beyond the control of Design-Builder include, but are not limited to, the following: (a) acts or omissions of Owner or Others; (b) changes in the Work or the sequencing of the Work ordered by Owner, or arising from decisions of Owner that impact the time of performance of the Work; (c) encountering

Hazardous Materials, or concealed or unknown conditions; (d) delay authorized by Owner pending dispute resolution or suspension by Owner under §12.1; (e) transportation delays not reasonably foreseeable; (f) labor disputes not involving Design-Builder; (g) general labor disputes impacting the Project but not specifically related to the Worksite; (h) fire; (i) Terrorism; U) epidemics; (k) adverse governmental actions, (I) unavoidable accidents or circumstances; (m) adverse weather conditions not reasonably anticipated. Design-Builder shall process any requests for equitable extensions of the Date of Substantial Completion or the Date of Final Completion in accordance with the provisions of ARTICLE 8.

6.3.2.In addition, if Design-Builder incurs additional costs as a result of a delay that is caused by acts or omissions of Owner or Others, changes in the Work or the sequencing of the Work ordered by Owner, or arising from decisions of Owner that impact the time of performance of the Work, encountering Hazardous Materials unanticipated by Design-Builder or concealed or unknown conditions, delay authorized by Owner pending dispute resolution, and suspension by Owner under
§ARTICLE 11, Design-Builder shall be entitled to an equitable adjustment in the Contract Price subject to §6.5.

6.3.3.In the event delays to the project are encountered for any reason, the Parties agree to undertake reasonable steps to mitigate the effect of such delays.

6.4.LIQUIDATED DAMAGES

6.4.1.SUBSTANTIAL COMPLETION The Parties agree that this Agreement shall not provide for the imposition of liquidated damages based on the Date of Substantial Completion.

6.4.2.FINAL COMPLETION Owner and Design-Builder agree that this Agreement shall not provide for the imposition of liquidated damages based on the Date of Final Completion.

6.4.3.OTHER LIQUIDATED DAMAGES Owner and Design-Builder that this Agreement shall not provide for the imposition of liquidated damages.

6.5.LIMITED MUTUAL WAIVER OF CONSEQUENTIAL DAMAGES Except for damages mutually agreed upon by the Parties as liquidated damages in §6.4 and excluding losses covered by insurance required by the Contract Documents, Owner and Design-Builder agree to waive all claims against each other for any consequential damages that may arise out of or relate to this Agreement, except for those specific items of damages excluded from this waiver as mutually agreed upon by the Parties and identified below. Owner agrees to waive damages including but not limited to Owner's loss of use of the Project, any rental expenses incurred, loss of income, profit, or financing related to the Project, as well as the loss of business, loss of financing, principal office overhead and expenses, loss of profits not related to this Project, loss of reputation, or insolvency. Design-Builder agrees to waive damages including but not limited to loss of business, loss of financing, loss of profits not related to this Project, loss of bonding capacity, loss of reputation, or insolvency.

6.5.1.The following items of damages are excluded from this mutual waiver: none

6.5.2.The provisions of this section shall also apply to the termination of this Agreement and shall survive such termination. Owner and Design-Builder shall require similar waivers in contracts with Subcontractors and Others retained for the Project.

ARTICLE 7 CONTRACT PRICE

The Contract Price is Fifty-Nine Million Three Hundred Thousand dollars ($59,300,000.00) subject to adjustment as provided in ARTICLE 8.

ARTICLE 8 CHANGES IN THE WORK

Changes in the Work which are within the general scope of this Agreement may be accomplished without invalidating this Agreement by Change Order, Interim Directive, or a minor change in the Work, subject to the limitations stated in the Contract Documents.

8.1.CHANGE ORDERS

8.1.1.Design-Builder may request or Owner, without invalidating this Agreement, may order changes in the Work within the general scope of the Contract Documents consisting of adjustment to the Contract Price or the Date of Substantial Completion or the Date of Final Completion. All such changes in the Work shall be authorized by applicable Change Order, and processed in accordance with this article. Each adjustment in the Contract Price resulting from a Change Order shall clearly separate the amount attributable to Design services.

8.1.2.The Parties shall negotiate an appropriate adjustment to Contract Price or the Date of Substantial Completion or the Date of Final Completion in good faith and conclude negotiations as expeditiously as possible. Acceptance of the Change Order and any adjustment in the Contract Price or the Date of Substantial Completion or the Date of Final Completion shall not be unreasonably withheld.

8.1.3.NO OBLIGATION TO PERFORM Design-Builder shall not be obligated to perform changes in the Work until a Change Order has been executed or a written Interim Directive has been issued.

8.2.INTERIM DIRECTIVE

8.2.1.Owner may issue an Interim Directive directing a change in the Work before agreeing on an adjustment, if any, in the Contract Price or the Date of Substantial Completion or the Date of Final Completion, and if appropriate, the compensation for Design services or directing Design-Builder to perform Work that Owner believes is not a change. If the Parties disagree that the Interim Directed work is within the scope of the Work, Design-Builder shall perform the disputed Work and furnish Owner with an estimate of the costs to perform the disputed work in accordance with Owner's interpretations.

8.2.2.The Parties shall negotiate expeditiously and in good faith for appropriate adjustments, as applicable, to the Contract Price or the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design services, arising out of Interim Directive. As the changed work is completed, the Design Builder shall submit its costs for such work with its Application for Payment beginning with the next Application for Payment within thirty (30) Days of the issuance of the Interim Directive. Owner's payment does not prejudice its right to be reimbursed should it be determined that the disputed work was within the scope of the Work.

8.2.3.If the Parties agree upon the adjustments in the Contract Price or the Date of Substantial Completion or the Date of Final Completion, and if appropriate, the compensation for Design services, for a change in the Work directed by an Interim Directive, such agreement shall be the subject of an appropriate Change Order. The Change Order shall include all outstanding Interim Directives issued since the last Change Order.

8.3.MINOR CHANGES IN THE WORK

8.3.1.Design-Builder may make minor changes in the design and construction of the Project consistent with the intent of the Contract Documents which do not involve an adjustment in the Contract Price or the Date of Substantial Completion or the Date of Final Completion; and do not materially and adversely affect the design of the Project, the quality of any of the materials or equipment specified in the Contract Documents, the performance of any materials, equipment, or systems specified in the Contract Documents, or the quality of workmanship required by the Contract Documents.

8.3.2.Design-Builder shall promptly inform Owner in writing of any such changes and shall record such changes on the Design-Build Documents maintained by Design-Builder.

8.4.CONCEALED OR UNKNOWN SITE CONDITIONS If a condition encountered at the Worksite are (a) subsurface or other physical conditions materially different from those indicated in the Contract Documents, or (b) unusual and unknown physical conditions materially different from conditions ordinarily encountered and generally recognized as inherent in Work provided for in the Contract Documents, Design-Builder shall stop affected Work after the concealed or unknown condition is first observed and give prompt written notice of the condition to Owner. Owner shall investigate and then issue an Interim Directive specifying the extent to which Owner agrees that a concealed or unknown condition exists and directing how Design-Builder is to proceed. Design-Builder shall not be required to perform any Work relating to the unknown condition without the written mutual agreement of the Parties. Any change in the Contract Price or Contract Time as a result of the condition, including any dispute about its existence or nature, shall be determined as provided in this ARTICLE 8.

8.5.DETERMINATION OF COST

8.5.1.An increase or decrease in the Contract Price resulting from a change in the Work shall be determined by one or more of the following methods:

8.5.1.1.unit prices set forth in this Agreement or as subsequently agreed;

8.5.1.2.a mutually accepted, itemized lump sum; or

8.5.1.3.COST OF THE WORK Cost of the Work as defined by this §8.5.1.3 plus 15% for Overhead and Profit. "Cost of the Work" shall include the following costs reasonably incurred to perform a change in the Work:

8.5.1.3.1.Labor wages directly employed by Design-Builder performing the Work;

8.5.1.3.2.Salaries of Design-Builder's employees when stationed at the field office to the extent necessary to complete the applicable Work, employees engaged on the road expediting the production or transportation of material and equipment, and supervisory employees from the principal or branch office as mutually agreed by the Parties in writing;

8.5.1.3.3.Cost of applicable employee benefits and taxes, including but not limited to, workers' compensation, unemployment compensation, social security, health, welfare, retirement and other fringe benefits as required by law, labor agreements, or paid under Design-Builder's standard personnel policy, insofar as such costs are paid to employees of Design-Builder who are included in the Cost of the Work in §8.5.1.3.1 and
§8.5.1.3.2;

8.5.1.3.4.Reasonable transportation, travel, and hotel expenses of Design-Builder's personnel incurred in connection with the Work;

8.5.1.3.5.Cost of all materials, supplies, and equipment incorporated in the Work, including costs of inspection and testing if not provided by Owner, transportation, storage, and handling;

8.1.1.1.1.Payments made by Design-Builder to Subcontractors for performed Work;

8.1.1.1.2.Fees and expenses for design services procured or furnished by Design Builder

8.1.1.1.3.Cost, including transportation and maintenance of all materials, supplies, equipment, temporary facilities, and hand tools not owned by the workers that are used or consumed in the performance of the Work, less salvage value or residual value; and cost less salvage value of such items used, but not consumed that remain the property of Design-Builder;

8.1.1.1.4.Rental charges of all necessary machinery and equipment, exclusive of hand tools owned by workers, used at the Worksite, whether rented from Design-Builder or others, including installation, repair and replacement, dismantling, removal, maintenance, transportation, and delivery costs. Rental from unrelated third parties shall be reimbursed at actual cost. Rentals from Design-Builder or its affiliates, subsidiaries, or related parties shall be reimbursed at the prevailing rates in the locality of the Worksite up to One Hundred percent (100%) of the value of the piece of equipment;

8.1.1.1.5.Cost of the premiums for all insurance and surety bonds which Design Builder is required to procure or deems necessary, and approved by Owner including any additional premium incurred as a result of any increase in the cost of the Work;

8.1.1.1.6.Sales, use, gross receipts or other taxes, tariffs, or duties related to the Work for which Design-Builder is liable;

8.1.1.1.7.Permits, fees, licenses, tests, and royalties;

8.1.1.1.8.Losses, expenses or damages to the extent not compensated by insurance or otherwise, and the cost of corrective work, provided that such did not arise from Design-Builder's negligence

8.1.1.1.9.Water, power, and fuel costs necessary for the changed Work;

8.1.1.1.10.Cost of removal of all nonhazardous substances, debris, and waste materials;

8.1.1.1.11.Costs directly incurred to perform a change in the Work which are reasonably inferable from the Contract Documents for the changed Work

8.1.1.1.12.DISCOUNTS All discounts for prompt payment shall accrue to Owner to the extent such payments are made directly by Owner. To the extent payments are made with funds of Design-Builder, all cash discounts shall accrue to Design-Builder. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment, shall be credited to the Cost of the Work;

8.1.1.1.13.COST REPORTING Design-Builder shall maintain complete and current records that comply with generally accepted accounting principles and calculate the Cost of Work. Owner shall be afforded access to Design-Builder's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to requested payment for Cost of the Work. Design-Builder shall preserve all such records for a period of three years after the final payment or longer where required by Law;

8.1.1.1.14.COST AND SCHEDULE ESTIMATES Design-Builder shall use reasonable skill and judgment in the preparation of a cost estimate or schedule for a change to the Work, but does not warrant or guarantee their accuracy.

8.1.1.1.15.Cost of the Work pursuant to §8.5.1.3 is determined net of savings from the change. Design-Builder's Overhead and profit shall be added to any net increase in Cost of the Work. No Overhead and profit shall be applied to any net decrease in the Cost of the Work that is less than ten (10) percent of the Contract Price. Overhead and profit shall be applied to any net decrease ten (10) percent or more. Design-Builder shall maintain a documented, itemized accounting evidencing expenses and savings.

8.1.4.If unit prices are indicated in the Contract Documents or are subsequently agreed to by the Parties, but the character or quantity of such unit items as originally contemplated is so different in a proposed Change Order that the original unit prices will cause substantial inequity to Owner or Design-Builder, such unit prices shall be equitably adjusted.

8.1.5.If Owner and Design-Builder disagree as to whether work required by Owner is within the scope of the Work, Design-Builder shall furnish Owner with an estimate of the costs to perform the disputed work in accordance with Owner's interpretations. If Owner issues a written order for Design Builder to proceed, Design-Builder shall perform the disputed work and Owner shall pay Design Builder fifty percent (50%) of its estimated cost to perform the work. In such event, both Parties reserve their rights as to whether the work was within the scope of the Work. Owner's payment does not prejudice its right to be reimbursed should it be determined that the disputed work was within the scope of Work. Design-Builder's receipt of payment for the disputed work does not prejudice its right to receive full payment for the disputed work should it be determined that the disputed work is not within the scope of the Work.

8.6.CHANGES NOTICE For any claim for an increase in the Contract Price or an extension in the Date of Substantial Completion or the Date of Final Completion, Design-Builder shall give Owner written notice of the claim within twenty-one (21) Days after the occurrence giving rise to the claim or within twenty-one
(21) Days after Design-Builder first recognizes the condition giving rise to the claim, whichever is later. Except in an emergency, notice shall be given before proceeding with the Work. Claims for design and estimating costs incurred in connection with possible changes requested by Owner, but which do not proceed, shall be made within twenty-one (21) Days after the decision is made not to proceed. Thereafter, Design-Builder shall submit written documentation of its claim, including appropriate supporting documentation, within twenty-one (21) Days after giving notice, unless the Parties mutually agree upon a longer period of time. Owner shall respond in writing denying or approving Design-Builder's claim no later than fourteen (14) Days after receipt of Design-Builder's documentation of claim. Owner's failure to so respond shall be deemed a denial of Design-Builder's claim. Any change in Contract Price or the Date of Substantial Completion or the Date of Final Completion resulting from such claim shall be authorized by Change Order.

8.7.INCIDENTAL CHANGES Owner may direct Design-Builder to perform incidental changes in the Work upon concurrence with Design-Builder that such changes do not involve adjustments in the Cost of the Work or Contract Time. Incidental changes shall be consistent with the scope and intent of the Contract Documents. Owner shall initiate an incidental change in the Work by issuing a written order to Design Builder. Such written notice shall be carried out promptly and is binding on the Parties.

ARTICLE 9 PAYMENT

9.1.PROGRESS PAYMENT

9.1.1.Before submitting the first application for payment, Design-Builder shall provide a Schedule of Values satisfactory to Owner, consisting of a breakdown of the Contract Price, with a separate line item for Design services.

9.1.2.On or before the Last Day of each month after the Work has commenced, Design-Builder shall submit to Owner an application for payment in accordance with the Schedule of Values based upon the Work completed and materials suitably stored on the Worksite or at other locations approved by Owner. Approval of payment applications for such stored materials shall be conditioned upon submission by Design-Builder of bills of sale and applicable insurance or such other procedures satisfactory to Owner to establish Owner's title to such materials, or otherwise to protect Owner's interest including transportation to the site.

9.1.3.Within seven (7) Days after receipt of each monthly application for payment, Owner shall give written notice to Design-Builder of Owner's acceptance or rejection, in whole or in part, of such application for payment. Within twenty-one (21) Days after accepting such Application, Owner shall pay directly to Design-Builder the appropriate amount for which application for payment is made, less amounts previously paid by Owner. If such application is rejected in whole or in part, Owner shall indicate the reasons for its rejection. If Owner and Design-Builder cannot agree on a revised amount, then, within twenty-one (21) Days after its initial rejection in part of such application, Owner shall pay directly to Design-Builder the appropriate amount for those items not rejected by Owner for which application for payment is made, less amounts previously paid by Owner. Those items rejected by Owner shall be due and payable when the reasons for the rejection have been removed.

9.1.4.If Owner fails to pay Design-Builder at the time payment of any amount becomes due, then Design-Builder may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) Days after receipt of the notice by Owner, and after such seven (7) Day period, stop the Work until payment of the amount owing has been received.

9.1.5.Payments due but unpaid pursuant to §9.1.3, less any amount retained pursuant to §9.2 or
§9.3, shall not bear interest.

9.1.6.Design-Builder warrants and guarantees that title to all Work, materials, and equipment covered by an application for payment, whether incorporated in the Project or not, will pass to Owner upon receipt of such payment by Design-Builder free and clear of all liens, claims, security interests, or encumbrances, hereinafter referred to as "liens."

9.1.7.Owner's progress payment, occupancy, or use of the Project, whether in whole or in part, shall not be deemed an acceptance of any Work not conforming to the requirements of the Contract Documents.

9.1.8.Upon Substantial Completion of the Work, Owner shall pay Design-Builder the unpaid balance of the Contract Price, less a sum equal to one hundred fifty percent (150%) of Design-Builder's estimated cost of completing any unfinished items as agreed to between The Parties as to extent and time for completion. Owner thereafter shall pay Design-Builder monthly the amount retained for unfinished items as each item is completed.

9.1.9.STORED MATERIALS AND EQUIPMENT Unless otherwise provided in the contract documents, applications for payment may include materials and equipment not yet incorporated into the Work but delivered to and suitably stored onsite or offsite, including applicable insurance, storage and costs incurred transporting the materials to an offsite storage facility. Approval of payment applications for stored materials and equipment stored offsite shall be conditioned on submission by Design-Builder of bills of sale and proof of required insurance, or such other procedures satisfactory to Owner to establish the proper valuation of the stored materials and equipment, Owner's title to such materials and equipment, and to otherwise protect Owner's interests therein, including transportation to the site.

9.2.RETAINAGE From each progress payment made before the time of Substantial Completion, Owner may retain Ten percent (10%) of the amount otherwise due after deduction of any amounts as provided in
§9.3, provided such percentage doesn't exceed the Law. If Owner chooses to use this retainage provision:

9.2.1.after the Work is fifty percent (50%) complete, Owner shall withhold no additional retainage and pay Design-Builder the full amount due on account of subsequent progress payments;

9.2.2.Owner may, in its sole discretion, reduce the amount to be retained at any time;

9.2.3.Owner may release retainage on that portion of the Work a Subcontractor has completed, in whole or in part, and which work Owner has accepted;

9.2.4.in lieu of retainage, Design-Builder may furnish a retention bond or other security interest acceptable to Owner, to be held by Owner.

9.3.ADJUSTMENT OF AN APPLICATION FOR PAYMENT Owner may adjust or reject an application for payment or nullify a previously approved application for payment, in whole or in part, as may reasonably be necessary to protect Owner from loss or damage based upon the following, to the extent that Design Builder is responsible under this Agreement:

9.3.1.Design-Builder's repeated failure to perform the Work as required by the Contract Documents;

9.3.2.except as accepted by the insurer providing Builders Risk or other property insurance covering the project, loss or damage arising out of or relating to this Agreement and caused by Design-Builder to Owner, or others to whom Owner may be liable;

9.3.3.Design-Builder's failure to pay either Design Professional, Subcontractor or Supplier following receipt of payment from Owner for that portion of the Work or for supplies, provided that Owner is making payments to Constructor in accordance with the terms of this Agreement;

9.3.4.Defective Work not corrected in a timely fashion;

9.3.5.reasonable evidence of delay in performance of the Work such that the Work will not be completed by the Date of Substantial Completion or the Date of Final Completion, and that the unpaid balance of the Contract Price is not sufficient to offset any direct damages that may be sustained by Owner as a result of the anticipated delay caused by Design-Builder;

9.3.6.reasonable evidence demonstrating that the unpaid balance of the Contract Price is insufficient to fund the cost to complete the Work;

9.3.7.uninsured third-party claims involving the Contractor or reasonable evidence demonstrating that third-party claims are likely to be filed unless and until the Contractor furnishes Owner with adequate security in the form of a surety bond, letter of credit, or other collateral or commitment which are sufficient to discharge such claims if established; and

9.3.8.uninsured third-party claims involving Design-Builder or reasonable evidence demonstrating that third-party claims are likely to be filed unless and until Design-Builder furnishes Owner with adequate security in the form of a surety bond, letter of credit, or other collateral or commitment sufficient to discharge such claims if established.

No later than seven (7) Days after receipt of an application for payment, Owner shall give written notice to Design-Builder, at the time of disapproving or nullifying all or part of an application for payment, stating its specific reasons for such disapproval or nullification, and the remedial actions to be taken by Design Builder in order to receive payment. When the above reasons for disapproving or nullifying an application for payment are removed, payment will be promptly made for the amount previously withheld.

9.4.OWNER OCCUPANCY OR USE OF COMPLETED OR PARTIALLY COMPLETED WORK
Portions of the Work that are completed or partially completed may be used or occupied by Owner when
(a) the portion of the Work is designated in a Certificate of Substantial Completion, (b) appropriate insurer(s) or sureties consent to the occupancy or use, and (c) appropriate public authorities authorize the occupancy or use. Such partial occupancy or use shall constitute Substantial Completion of that portion of the Work. Design-Builder shall not unreasonably withhold consent to partial occupancy or use. Owner shall not unreasonably refuse to accept partial occupancy or use, provided such partial occupancy or use is of value to Owner.

9.5.FINAL PAYMENT

9.5.1.Final payment, consisting of the unpaid balance of the Contract Price, shall be due and payable when the Work is fully completed. Before issuance of final payment, Owner may request satisfactory evidence that all payrolls, materials bills, and other indebtedness connected with the Work have been paid or otherwise satisfied.

9.5.2.In making final payment Owner waives all claims except for:

9.5.2.1.outstanding liens;

9.5.2.2.improper workmanship or defective materials appearing within one year after the date of Substantial Completion;

9.5.2.3.Work not in conformance with the Contract Documents; and

9.5.2.4.terms of any special warranties required by the Contract Documents.

9.5.3.In accepting final payment, Design-Builder waives all claims except those previously made in writing and which remain unsettled.

ARTICLE 10 INDEMNITY, INSURANCE, AND BONDS

10.1.INDEMNITY

10.1.1.To the fullest extent permitted by law, Design-Builder shall indemnify and hold harmless Owner, Owner's officers, directors, members, consultants, agents, and employees (the lndemnitees) from all claims for bodily injury and property damage, other than to the Work itself and other property required to be insured under §10.3, including reasonable attorneys' fees, costs, and expenses that may arise from the performance of the Work, but only to the extent caused by the negligent or intentionally wrongful acts or omissions of Design-Builder, Subcontractors, or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable. Design Builder shall not be required to indemnify or hold harmless the lndemnitees for any negligent or intentionally wrongful acts or omissions of the lndemnitees. Design-Builder shall be entitled to reimbursement of any defense costs paid above Design-Builder's percentage of liability for the underlying claim to the extent provided for by the subsection below.

10.1.2.To the fullest extent permitted by law, Owner shall indemnify and hold harmless Design Builder, its officers, directors, or members, Subcontractors, or anyone employed directly or indirectly by any of them or anyone for whose acts any of them may be liable from all claims for bodily injury and property damage, other than property insured under §10.3, including reasonable attorneys' fees, costs, and expenses, that may arise from the performance of work by Others, but only to the extent caused by the negligent or intentionally wrongful acts or omissions of Others. Owner shall be entitled to reimbursement of any defense costs paid above Owner's percentage of liability for the underlying claim to the extent provided for by the subsection above.

10.1.3.NO LIMITATION ON LIABILITY In any and all claims against the lndemnitees by any employee of Design-Builder, anyone directly or indirectly employed by Design-Builder or anyone for whose acts Design-Builder may be liable, the indemnification obligation shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable by or for Design-Builder under Workers' Compensation acts, disability benefit acts, or other employee benefit acts.

10.2.DESIGN-BUILDER'S LIABILITY INSURANCE

10.2.1.Before commencing the Work and as a condition for payment, Design-Builder shall procure and maintain in force Workers' Compensation Insurance, Employers' Liability Insurance, Business Automobile Liability Insurance, and Commercial General Liability Insurance (CGL). The CGL policy shall include coverage for liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, contractual liability, and broad form property damage. Design-Builder shall maintain completed operations liability insurance for one year after Substantial Completion, or as required by the Contract Documents, whichever is longer. Design-Builder's Employers' Liability, Business Automobile Liability, and CGL policies shall be written with at least the following limits of liability:

10.2.1.1.Employers' Liability Insurance

(a)$1,000,000.00 bodily injury by accident per accident
(b)$1,000,000.00 bodily injury by disease policy limit
(c)$1,000,000.00 bodily injury by disease per employee

10.2.1.2.Business Automobile Liability Insurance per accident $1,000,000.00.

10.2.1.3.Commercial General Liability Insurance

(a)Per occurrence $3,000,000.00
(b)General aggregate $6,000,000.00
(c)Products/completed operations aggregate $6,000,000.00
(d)Personal and advertising injury limit $3,000,000.00

10.2.2.Employers' Liability, Business Automobile Liability, and Commercial General Liability coverage required under§10.2.1 may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by Excess or Umbrella Liability policies.

10.2.2.1.Umbrella / Excess Liability Insurance
(a)Per Occurrence $10,000,000.00
(b)Per Aggregate $10,000,000.00

10.1.4.Design-Builder shall maintain in effect all insurance coverage required under §10.2.1 with insurance companies lawfully authorized to do business in the jurisdiction in which the Project is located. If Design-Builder fails to obtain or maintain any insurance coverage required under this Agreement, Owner may purchase such coverage and charge the expense to Design-Builder, or terminate this Agreement.

10.1.5.To the extent commercially available to Design-Builder and its current insurance company, insurance policies required under§10.2.1 shall contain a provision that the insurance company or its designee must give Owner written notice transmitted in paper or electronic format: (a) 30 Days before coverage is nonrenewed by the insurance company and (b) within 10 Business Days after cancelation of coverage by the insurance company. Before commencing the Work and upon renewal or replacement of the insurance policies, Design-Builder shall furnish Owner with certificates of insurance until one year after Substantial Completion or longer if required by the Contract Documents. In addition, if any insurance policy required under §10.2.1 is not to be immediately replaced without lapse in coverage when it expires, exhausts its limits, or is to be cancelled, Design Builder shall give Owner prompt written notice upon actual or constructive knowledge of such condition.

10.3.PROPERTY INSURANCE

10.3.1.Unless otherwise directed in writing by Owner, before starting the Work, Design-Builder shall obtain and maintain a Builder's Risk Policy upon the entire Project for the full cost of replacement at the time of loss, including existing structures. This insurance shall also: (a) name Design-Builder, Subcontractors, Subsubcontractors, Suppliers, and Design Professional as insureds; (b) be written in such form as to cover all risks of physical loss except those specifically excluded by the policy; and
(c) insure at least against and not exclude:

10.3.1.1.the perils of fire, lightning, explosion, windstorm, hail, smoke, aircraft (except aircraft, including helicopter, operated by or on behalf of the Contractor) and vehicles, riot and civil commotion, theft, vandalism, malicious mischief, debris removal, flood, earthquake, earth movement, water damage, wind damage, testing if applicable, collapse however caused;

10.3.1.2.damage resulting from defective design, workmanship, or material;

10.3.1.3.coverage extension for damage to existing buildings, plant, or other structures at the Worksite, when the Project is contained within or attached to such existing buildings, plant, or structures. Coverage shall be to the extent loss or damage arises out of Constructor's activities or operations at the Project;

10.3.1.4.equipment breakdown, including mechanical breakdown, electrical injury to electrical devices, explosion of steam equipment, and damage to steam equipment caused by a condition within the equipment;

10.3.1.5.testing coverage for running newly installed machinery and equipment at or beyond the specified limits of their capacity to determine whether they are fit for their intended use; and

10.3.1.6.physical loss resulting from Terrorism.

10.3.2.The Party that is the primary cause of a Builder's Risk Policy claim shall be responsible for any deductible amounts or coinsurance payments. If no Party is the primary cause of a claim, then the Party obtaining and maintaining the Builder's Risk Policy pursuant to §10.3.1 shall be responsible for the deductible amounts or coinsurance payments. This policy shall provide for a waiver of subrogation. This insurance shall remain in effect until final payment has been made or until no person or entity other than Owner has an insurable interest in the property to be covered by this insurance, whichever is sooner. Partial occupancy or use of the Work shall not commence until Design-Builder has secured the consent of the insurance company or companies providing the coverage required in this subsection. Before commencing the Work, Design-Builder shall provide a copy of the property policy or policies obtained in compliance with §10.3.1.

10.3.3.If Owner elects to purchase the property insurance required by this Agreement, including all of the same coverages and deductibles for the same duration specified in §10.3.1, then Owner shall give written notice to Design-Builder and the Design Professional before the Work is commenced and provide a copy of the property policy or policies obtained in compliance with §10.3.1. Owner may then provide insurance to protect its interests and the interests of the Design-Builder, Subcontractors, Suppliers, and Subsubcontractors. The cost of this insurance shall be paid by Owner in a Change Order. If Owner gives written notice of its intent to purchase property insurance required by this Agreement and fails to purchase or maintain such insurance, Owner shall be responsible for costs reasonably attributed to such failure.

10.3.4.The Parties waive all rights against each other and their respective employees, agents, contractors, subcontractors and subsubcontractors, and design professionals for damages caused by risks covered by the property insurance except such rights as they may have to the proceeds of the insurance.

10.3.5.To the extent of the limits of Design-Builder's CGL specified in §10.2 or Three Million dollars ($3,000,000.00), whichever is more, Design-Builder shall indemnify and hold harmless Owner against any and all liability, claims, demands, damages, losses, and expenses, including attorneys' fees, in connection with or arising out of any damage or alleged damage to any of Owner's existing adjacent property that may arise from the performance of the Work, to the extent of the negligent acts or omissions of Design-Builder, Subcontractor, or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable.

10.3.6.RISK OF LOSS Except to the extent a loss is covered by applicable insurance, risk of loss or damage to the Work shall be upon the Party obtaining and maintaining the Builder's Risk Policy pursuant to §10.3.1 until the Date of Final Completion.

10.4.ADDITIONAL GENERAL LIABILITY COVERAGE

10.4.1.Owner shall require Design-Builder to purchase and maintain additional liability coverage.

10.4.2.If required by the above subsection, the additional liability coverage required of Design-Builder shall be:

Additional Insured. Pike Conductor DEV 1, LLC, Circle Street Investment Company, Pike Development Company, The Pike Company, Inc., Conductor Development LLC, Conductor DEV 1, LLC, Conductor Construction Management, LLC, Ridgeway Properties 1, LLC, Li-Cycle North America Hub, Inc. c/o Li-Cycle Holdings Corp., Bergmann Associates Architects, Engineers, Landscape Architects & Surveyors, D.P.C. and County of Monroe Industrial Development Agency (COMIDA) shall be named as an additional insured on Design-Builder's Commercial General Liability Insurance specified, for on-going operations and completed operations, excess/umbrella liability, commercial automobile liability, and any required pollution liability, but only with respect to liability for bodily injury, property damage, or personal and advertising injury to the extent caused by the negligent or intentionally wrongful acts or omissions of Design-Builder, or those acting on Design-Builder's behalf, in the performance of Design-Builder's Work for Owner at the Worksite. The insurance of the

Subcontractor shall be primary and non-contributory to any insurance available to the Additional Insureds.

Any documented additional cost in the form of a surcharge associated with procuring the additional liability coverage in accordance with this subsection shall be paid by Owner directly or the costs may be reimbursed by Owner to Design-Builder by increasing the contract price to correspond to the actual cost required to purchase and maintain the additional liability coverage.

Before commencing the Work, Design-Builder shall provide either a copy of the OCP policy, or a certificate and endorsement evidencing that Owner has been named as an additional insured, as applicable.

10.5.ROYALTIES, PATENTS, AND COPYRIGHTS Design-Builder shall pay all royalties and license fees which may be due on the inclusion of any patented or copyrighted materials, methods, or systems selected by Design-Builder and incorporated in the Work. Design-Builder shall indemnify and hold Owner harmless from all suits or claims for infringement of any patent rights or copyrights arising out of such selection. Owner agrees to indemnify and hold Design-Builder harmless from any suits or claims of infringement of any patent rights or copyrights arising out of any patented or copyrighted materials, methods, or systems specified by Owner.

10.6.PROFESSIONAL LIABILITY INSURANCE Design-Builder shall obtain, either itself or through Design Professional, professional liability insurance for claims arising from the negligent performance of professional services under this Agreement, which shall be: Practice Policy written for not less than $1,000,000.00 per claim and in the aggregate with a deductible not to exceed
$50,000.00. The Professional Liability Insurance shall include prior acts coverage sufficient to cover all services rendered by Design Professional. This coverage shall be continued in effect for One (1) year(s) after the Date of Substantial Completion.

10.7.BONDING

10.7.1.Performance and Payment Bonds are not required of Design-Builder.

ARTICLE 11 SUSPENSION, NOTICE TO CURE, AND TERMINATION

11.1.SUSPENSION BY OWNER FOR CONVENIENCE

11.1.1.Owner may order Design-Builder in writing to suspend, delay, or interrupt all or any part of the Work without cause for such period of time as Owner may determine to be appropriate for its convenience.

11.1.2.Adjustments caused by suspension, delay, or interruption shall be made for increases in the Contract Price or the Date of Substantial Completion or the Date of Final Completion. No adjustment shall be made if Design-Builder is or otherwise would have been responsible for the suspension, delay, or interruption of the Work, or if another provision of this Agreement is applied to render an equitable adjustment.

11.2.NOTICE TO CURE A DEFAULT

11.2.1.If Design-Builder persistently fails to supply enough qualified workers, proper materials, or equipment to maintain the approved Construction Schedule, or fails to make prompt payment to its workers, Subcontractors, or Suppliers, disregards Laws or orders of any public authority having jurisdiction, or is otherwise guilty of a material breach of a provision of this Agreement, Design-Builder may be deemed in default.

If Design-Builder fails within seven (7) Days after receipt of written notice to commence and continue satisfactory correction of such default, then Owner shall give Design-Builder a second notice to correct the default within a three (3) Day period.

11.2.2.After receiving Owner's written notice, if Design-Builder fails to promptly commence and continue satisfactory correction of the default, then Owner without prejudice to any other rights or remedies may: (a) take possession of the Worksite; (b) complete the Work utilizing any reasonable means; (c) withhold payment due to Design-Builder; and (d) as Owner deems necessary, supply workers and materials, equipment, and other facilities for the satisfactory correction of the default, and charge Design-Builder the costs and expenses, including reasonable Overhead, profit, and attorneys' fees.

11.2.3.In the event of an emergency affecting the safety of persons or property, Owner may immediately commence and continue satisfactory correction of a default without first giving written notice to Design-Builder, but shall give o Design-Builder prompt notice.

11.3.OWNER'S RIGHT TO TERMINATE FOR DEFAULT

11.3.1.TERMINATION BY OWNER FOR DEFAULT Upon expiration of the second notice for default period pursuant to §12.2 and absent appropriate corrective action, Owner may terminate this Agreement by written notice. Termination for default is in addition to any other remedies available to Owner under §12.2. If Owner's costs arising out of Design-Builder's failure to cure, including the costs to complete the Work and reasonable attorneys' fees, exceed the GMP, Design-Builder shall be liable to Owner for such excess costs. If Owner's costs are less than the GMP, Owner shall pay the difference to Design-Builder. If Owner exercises its rights under this section, upon the request of Design-Builder, Owner shall furnish to Design-Builder a detailed accounting of the costs incurred by Owner.

11.3.2.If Design-Builder files a petition under the bankruptcy code, this Agreement shall terminate if Design-Builder or Design-Builder's trustee rejects the Agreement or, if a default occurs and Design Builder is unable to give adequate assurance of required performance; or (c) Design-Builder is otherwise is unable to comply with the requirements for assuming this Agreement under the applicable provisions of the Bankruptcy Code.

11.3.3.Owner shall make reasonable efforts to mitigate damages arising from Design-Builder's default, and shall promptly invoice Design-Builder for all amounts due.

11.4.TERMINATION BY OWNER FOR CONVENIENCE If Owner terminates this Agreement other than as set forth in §11.1.2, Owner shall pay Design-Builder for all Work executed and for all proven loss, cost, or expense in connection with the Work, plus all demobilization costs. In addition, Design-Builder shall be paid an amount calculated as set forth below: none.

11.5.TERMINATION BY DESIGN-BUILDER

11.5.1.Seven (7) Days' after Owner's receipt of written notice from Design-Builder, Design-Builder may terminate this Agreement for any of the following reasons: if the Work has been stopped for a thirty (30) Day period through no fault of the Design-Builder: (a) under court order or order of other governmental authorities having jurisdiction, or (b) as a result of the declaration of a national emergency or other governmental act emergency during which, through no act or fault of Design Builder, materials are not available; (c) Work is suspended by Owner for Convenience;

11.5.2.In addition, upon seven (7) Days written notice to Owner and an opportunity to cure within three (3) Days, Constructor may terminate this Agreement if Owner: (a) fails to furnish reasonable evidence that sufficient funds are available and committed for the entire cost of the Project ;(b)

assigns this Agreement over Design-Builder's reasonable objection; (c) fails to pay Design-Builder in in accordance with this Agreement and Design-Builder stopped Work accordingly; or (d) otherwise materially breaches this Agreement.

11.5.3.Upon termination by Design-Builder in accordance with §11.5.1, Design-Builder shall be entitled to recover from Owner payment for all Work executed and for all proven loss, cost, or expense in connection with the Work, plus all demobilization costs and reasonable damages. In addition, Design-Builder shall be paid an amount calculated as set forth either in §9.1.1 or §9.1.1, depending on when the termination occurs, and §11.4.1.

ARTICLE 12 DISPUTE MITIGATION OR RESOLUTION

12.1.WORK CONTINUANCE AND PAYMENT Unless otherwise agreed in writing, Design-Builder shall continue the Work and maintain the approved schedules during any dispute mitigation or resolution proceedings. If Design-Builder continues to perform, Owner shall continue to make payments in accordance with the Agreement.

12.2.DIRECT DISCUSSIONS If the Parties cannot reach resolution on a matter relating to or arising out of this Agreement, the Parties shall endeavor to reach resolution through good faith direct discussions between the Parties' representatives, who shall possess the necessary authority to resolve such matter and who will record the date of first discussions. If the Parties' representatives are not able to resolve such matter within five (5) Business Days of the date of first discussion, the Parties' representatives shall immediately inform senior executives of the Parties in writing that a resolution could not be reached. Upon receipt of such notice, the senior executives of the Parties shall meet within five (5) Business Days to endeavor to reach resolution. If the dispute remains unresolved after fifteen (15) Days from the date of first discussion, the Parties shall submit such matter to the dispute mitigation and dispute resolution procedures selected below.

MITIGATION If the Parties select one of the dispute mitigation procedures provided below, disputes remaining unresolved after direct discussions shall be directed to the selected mitigation procedure. The dispute mitigation procedure shall result in a nonbinding finding on the matter, which may be introduced as evidence at a subsequent binding adjudication of the matter, as designated in §12.4. The Parties agree that the dispute mitigation procedure shall be: Project Neutral (Neutral)

12.3.Intentionally Omitted

12.4.MEDIATION If direct discussions pursuant to §12.1 do not result in resolution of the matter and no dispute mitigation procedure is selected under §12.2, the Parties shall endeavor to resolve the matter by mediation through the current Construction Industry Mediation Rules of the American Arbitration Association (AAA), or the Parties may mutually agree to select another set of mediation rules. The administration of the mediation shall be as mutually agreed by the Parties. The mediation shall be convened within thirty (30) Business Days of the matter first being discussed and shall conclude within forty-five (45) Business Days of the matter first being discussed. Either Party may terminate the mediation at any time after the first session by written notice to the non-terminating Party and mediator. The costs of the mediation shall be shared equally by the Parties.

12.5.BINDING DISPUTE RESOLUTION If the matter is unresolved after submission of the matter to a mitigation procedure or to mediation, the Parties shall submit the matter to the binding dispute resolution procedure selected below.

12.6.Intentionally Omitted

12.7.LITIGATION

Litigation in either the state or federal court having jurisdiction of the matter in the location of the Project

If not indicated, then litigation is default as opposed to arbitration.

12.7.1.COSTS The costs of any binding dispute resolution procedures and reasonable attorneys' fees shall be borne by the non-prevailing Party, as determined by the adjudicator of the dispute.

12.7.2.VENUE The Project location shall serve as the venue.

12.8.MULTIPARTY PROCEEDING The Parties agree that all Parties necessary to resolve a matter shall be Parties to the same dispute resolution procedure, if possible. Appropriate provisions shall be included in all other contracts relating to the Work to provide for the joinder or consolidation of such dispute resolution proceedings.

12.9.LIEN RIGHTS Nothing in this article shall limit any rights or remedies not expressly waived by Design-Builder that Design-Builder may have under lien laws.

ARTICLE 13 MISCELLANEOUS PROVISIONS

13.1.EXTENT OF AGREEMENT Except as expressly provided, this Agreement is solely for the benefit of the Parties, represents the entire and integrated agreement between the Parties, and supersedes all prior negotiations, representations, or agreements, either written or oral. This Agreement and each and every provision is for the exclusive benefit of The Parties and not for the benefit of any third party.

13.2.ASSIGNMENT Neither Owner nor Design-Builder shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds. The terms and conditions of this Agreement shall be binding upon both Parties, their partners, successors, assigns, and legal representatives. Neither Party to this Agreement shall assign the Agreement as a whole without written consent of the other except that Owner may assign the Agreement to a wholly owned subsidiary of Owner when Owner has fully indemnified Design-Builder or to an institutional lender providing construction financing for the Project as long as the assignment is no less favorable to Design-Builder than this Agreement. In the event of such assignment, Design-Builder shall execute all consents reasonably required. In such event, the wholly-owned subsidiary or lender shall assume Owner's rights and obligations under the Contract Documents. If either Party attempts to make such an assignment, that Party shall nevertheless remain legally responsible for all obligations under the Agreement, unless otherwise agreed by the other Party.

13.3.GOVERNING LAW The Law in effect at the location of the Project shall govern this Agreement.

13.4.SEVERABILITY The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provision.

13.5.NOTICE Unless changed in writing, a Party's address indicated in ARTICLE 1 shall be used when delivering notice to a physical address. Except for Agreement termination and as otherwise specified in the Contract Documents, notice is effective upon transmission by any effective means, including U.S. postal service and overnight delivery service

13.6.NO WAIVER OF PERFORMANCE The failure of either Party to insist, in any one or more instances, on the performance of any of the terms, covenants, or conditions of this Agreement, or to exercise any of its rights, shall not be construed as a waiver or relinquishment of such term, covenant, condition, or right with respect to further performance.

13.7.TITLES AND GROUPINGS The title given to the articles and sections are for ease of reference only and shall not be relied upon or cited for any other purpose.

13.8.JOINT DRAFTING The Parties expressly agree that this Agreement was jointly drafted, and that both had opportunity to negotiate its terms and to obtain the assistance of counsel in reviewing its terms before execution. Therefore, this Agreement shall be construed neither against nor in favor of either Party, but shall be construed in a neutral manner.

ARTICLE 14 CONTRACT DOCUMENTS

14.1.CONTRACT DOCUMENTS The Contract Documents are as follows:

(a)This Agreement;
(b)ConsensusDocs® 400 Preliminary Design Build Agreement Between Owner and Design-Builder
(c)Basis of Design/Owner's Program;
(d)Owner-provided information pursuant to §3.6.3 and other Owner information identified as intended to be a contract document;
(e)The Schematic Design Documents upon Owner approval pursuant to §2.4.17;
(f)The Design Development Documents upon Owner approval pursuant to §3.1;
(g)The Construction Documents upon Owner approval under §3.1;
(h)Change Order, Interim Directives, and amendments issues in accordance with this Agreement.
(i)Other: EXHIBIT A: Project Schedule dated June 2, 2022 EXHIBIT B: Construction Document List dated May 2022 EXHIBIT C: RFI Log dated May 18, 2022
EXHIBIT D: Pike Conductor JV1, LLC Proposal dated June 15, 2022 EXHIBIT E: Project Agreement (COMIDA)

14.2.ORDER OF PRECEDENCE In case of any inconsistency, conflict, or ambiguity among the Contract Documents, the documents shall govern in the following order: (a) Change Orders and written amendments to this Agreement; (b) this Agreement; (c) design documents approved by Owner pursuant to §2.4.17 and §3.1.3 in order of the most recently approved; (d) information furnished by Owner pursuant to §4.1 or designated as a Contract Document in §ARTICLE 14; (e) other documents listed in this Agreement. Except as otherwise provided, among categories of documents having the same order of precedence, the term or provision that includes the latest date shall control. Where figures are given, they shall be preferred to scaled dimensions. Unless otherwise specifically defined in this Agreement, any terms that have well-known technical or trade meanings shall be interpreted in accordance with their well known meanings.

        OWNER1:
        Conductor Development LLC
        BY: /s/ Edward Brillante
        PRINT NAME: Edward Brillante
        PRINT TITLE: President

OWNER2:
        Circle Street Investment Company
        BY: /s/ William P Tehan
        PRINT NAME: William P Tehan
        PRINT TITLE: Member

DESIGN-BUILDER1:
        Conductor Construction Management
        BY: /s/ Andrew Saskowski
        PRINT NAME: Andrew Saskowski
        PRINT TITLE: Project Executive

DESIGN-BUILDER2:
        The Pike Company, Inc.
        BY: /s/ Joseph P Snyder
        PRINT NAME: Joseph P Snyder
        PRINT TITLE: Vice President of Risk Management

END OF DOCUMENT

EXHIBIT A: PROJECT SCHEDULE DATED JUNE2, 2022

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EXHIBIT B: CONSTRUCTION DOCUMENT LIST 2022-05

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EXHIBIT C: RFI Log dated May 18, 2022

[XXX]

EXHIBIT D: Pike Conductor JV1, LLC Proposal dated June 15, 2022

[XXX]

EXHIBIT E: Project Agreement (COMIDA)

PROJECT AGREEMENT

THIS PROJECT AGREEMENT (hereinafter, the "Project Agreement"), is made as of the day of January, 2022, by and between the COUNTY OF MONROE INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York, with offices at 50 West Main Street, Rochester, New York 14614 (the "Agency"), and PIKE CONDUCTOR DEV 1, LLC, a limited liability company with offices at c/o 1010 Lee Road, Rochester, New York 14606 (the "Company").

W I T N E S S E T H:

WHEREAS, the Agency was created by Chapter 55 of the Laws of 1972 of the State of New York pursuant to Title I of Article 18-A of the General Municipal Law of the State of New York (collectively, the "Act") as a body corporate and politic and as a public benefit corporation of the State of New York (the "State"); and

WHEREAS, the Company has submitted an application (the "Application") to the Agency requesting the Agency's assistance with respect to a certain project (the "Project") "), consisting of: (A) the acquisition of a leasehold interest in a portion of an approximately 90.53- acre parcel of land located at 50 McLaughlin Road in the Town of Greece, New York 14606 (the "Land"); (B) the construction on the Land of a warehouse, QA/QC laboratory, administrative office and visitor center building (the "Improvements"); and (C) the acquisition and installation therein, thereon or thereabout of certain machinery, equipment and related personal property (the "Equipment" and, together with the Land and the Improvements, the "Facility"), for use by Li- Cycle North America Hub, Inc. (the "Tenant") in its business of hydrometallurgical manufacturing; and

WHEREAS, by Resolution adopted on December 21, 2021 (the "Resolution"), the Agency authorized the Company to act as its agent for the purposes of undertaking the Project, subject to the Company entering into this Project Agreement; and

WHEREAS, by the Resolution, the Agency approved certain financial assistance for the benefit of the Company in connection with the Project consisting of: (a) an exemption from all New York State and local sales and use tax for purchases and rentals related to the Project with respect to the qualifying personal property included in or incorporated into the Facility or used in the acquisition, construction or equipping of the Facility, (b) an exemption from any mortgage recording tax as permitted by the laws of the State, and (c) a partial abatement from real property taxes conferred through a certain payment-in-lieu-of-tax agreement, between the Agency and the Company (the "PILOT Agreement") requiring the Company to make payments-in-lieu-of-taxes for the benefit of each municipality and school district having taxing jurisdiction over the Project (collectively, the sales and use tax exemption benefit, the mortgage recording tax exemption benefit, and the partial abatement from real property taxes benefit are hereinafter collectively referred to as, the "Financial Assistance"); and

WHEREAS, pursuant to and in accordance with Sections 859-a and 874 of the Act, the Agency requires, as a condition and as an inducement for it to provide any Financial Assistance, that the Company enter into this Project Agreement for the purposes of, among other things, to govern the administration of and provide assurances with respect to the provision and recapture of said Financial Assistance upon the terms herein set forth; and

WHEREAS, this Agreement sets forth the terms and conditions under which Financial Assistance shall be provided to the Company; and
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WHEREAS, no agency appointment of the Company or any subagent thereof, nor any amount of Financial Assistance shall be provided to the Company by the Agency prior to the effective date of this Project Agreement.

NOW THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

ARTICLE I. DEFINITIONS

Section 1.1    Definitions of Terms. The words and terms as used in this Project Agreement shall have the same meanings as used in Schedule A attached hereto and made a part hereof, unless the context or use indicates another or different meaning or intent.

ARTICLE II. REPRESENTATIONS AND COVENANTS

Section 2.1    Representations and Covenants of the Company. The Company makes the following representations and covenants in order to induce the Agency to proceed with the Project/Facility:

(a) The Company is a limited liability company formed, validly existing and in good standing under the laws of the State of New York, has the authority to enter into this Project Agreement, and has duly authorized the execution and delivery of this Project Agreement.

(b) Neither the execution and delivery of this Project Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Project Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is a party or by which it is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon any of the property of the Company under the terms of any such instrument or agreement.

(c) The Facility and the operation thereof will conform with all applicable zoning, planning, and building laws and regulations of governmental authorities having jurisdiction over the Facility, and the Company shall defend, indemnify and hold the Agency harmless from any liability or expenses resulting from any failure by the Company to comply with the provisions of this Section 2.1(c).

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(d) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, to which the Company is a party, and in which an adverse result would in any way diminish or adversely impact the Company's ability to fulfill its obligations under this Project Agreement.

(e) The Company covenants that the Facility will comply in all respects with all environmental laws and regulations, and, except in compliance with environmental laws and regulations, (i) that no pollutants, contaminants, solid wastes, or toxic or hazardous substances will be stored, treated, generated, disposed of, or allowed to exist on the Facility, (ii) that the Company will take all reasonable and prudent steps to prevent an unlawful release of hazardous substances onto the Facility or onto any other property, (iii) that no asbestos will be incorporated into or disposed of on the Facility, (iv) that no underground storage tanks will be located on the Facility, and (v) that no investigation, order, agreement, notice, demand or settlement with respect to any of the above is threatened, anticipated, or in existence. The Company upon receiving any information or notice contrary to the representations contained in this Section 2.1(e) shall immediately notify the Agency in writing with full details regarding the same. The Company hereby releases the Agency from liability with respect to, and agrees to defend, indemnify, and hold harmless the Agency, its executive director, directors, members, officers, employees, agents (other than the Company), representatives, successors, and assigns from and against any and all claims, demands, damages, costs, orders, liabilities, penalties, and expenses (including reasonable attorneys' fees) related in any way to any violation of the covenants or failure to be accurate of the representations contained in this Section 2.1(e). In the event the Agency in its reasonable discretion deems it necessary to perform due diligence with respect to any of the above, or to have an environmental audit performed with respect to the Facility, the Company agrees to pay the expenses of same to the Agency upon demand.

(f) Any personal property acquired by the Company in the name of the Agency shall be located in Monroe County, except for temporary periods during ordinary use.

(g) The Company hereby represents to the Agency that facilities and property that are primarily used in making retail sales of goods and services to customers who personally visit the Facility will not constitute more than one-third (1/3) of the total costs of the Facility, except in accordance with New York General Municipal Law (the "GML") Section 862.

(h) The Company acknowledges and agrees that, except to the extent of bond proceeds (to the extent bonds are issued by the Agency with respect to the Project), the Agency shall not be liable, either directly or indirectly or contingently, upon any such contract, agreement, invoice, bill or purchase order in any manner and to any extent whatsoever (including payment or performance obligations), and the Company shall be the sole party liable thereunder.

(i) The Company covenants and agrees that at all times, it will (i) maintain its existence and not dissolve, (ii) continue to be a limited liability company subject to service of process in the State and either organized under the laws of the State, or organized under the laws of any other state of the United States and duly qualified to do business in the State, (iii) not liquidate, wind-up or dissolve or otherwise sell, assign, or dispose of all or substantially all of its property, business or assets. This Project Agreement may not be assigned in whole or part

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without the prior written consent of the Agency or otherwise in accordance with the Leaseback Agreement.

(j) The Company confirms and acknowledges under the penalty of perjury that as of the date hereof, the Company, as owner, occupant, or operator of the Project receiving Financial Assistance from the Agency in connection with the Project, is in substantial compliance with all applicable local, state and federal tax, worker protection and environmental laws, rules and regulations. The Company agrees that it will, throughout the term of this Project Agreement, promptly comply in all material respects with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Facility or any part thereof, or to any use, manner of use or condition of the Facility or any part thereof. Notwithstanding the foregoing, the Company may in good faith contest the validity of the applicability of any requirement of the nature referred to this Section 2.1(j). In such event, the Company, with the prior written consent of the Agency (which shall not be unreasonably conditioned, delayed or withheld), may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom unless the Agency shall notify the Company that it must comply with such requirement or requirements.

(k) The Company hereby acknowledges and agrees that the Financial Assistance constitutes "public funds" unless otherwise excluded under Section 224-a(3) of the New York Labor Law, and by executing this Project Agreement, (i) confirms that it has received notice from the Agency pursuant to Section 224-a(8)(d) of the New York Labor Law and (ii) acknowledges its obligations pursuant to Section 224-a(8)(a) of the New York Labor Law. Other than the Financial Assistance estimates provided herein and disclosed to the Company, the Agency makes no representations or covenants with respect to the total sources of "public funds" received by the Company in connection with the Project

ARTICLE III. GENERAL

Section 3.1    Purpose of Project. The purpose of the Financial Assistance with respect to the Project is to promote, develop, encourage and assist in the acquiring, constructing, reconstructing, improving, maintaining, equipping and furnishing of the Facility, to advance job opportunities, health, general prosperity and economic welfare of the people of Monroe County, New York, and to specifically promote the investment commitment, employment commitment, and other commitments of the Company contained herein and in the Company's Application.

ARTICLE IV.
FINANCIAL ASSISTANCE AND RECAPTURE OF BENEFITS

Section 4.1    In accordance with the Resolution and the Cost-Benefit Analysis (or such other equivalent document or report, as determined by the Agency) (the "CBA"), attached

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hereto as Exhibit A, disclosed by the Agency at its public hearing for the Project (the "Public Hearing"), the Company further: (i) covenants, with respect to the Sales Tax Exemption, that it shall comply with this Project Agreement, specifically, but not limited to, Section 4.3 hereof;
(ii) confirms that the mortgage recording tax exemption benefit shall conform with the requirements of Section 4.7 hereof; and (iii) confirms that real property tax abatement to be provided to the Company shall conform to those disclosed within the CBA at the Public Hearing for the Project and as contained within the PILOT Agreement, a form of which PILOT Agreement is attached hereto as Exhibit A.

Section 4.2    PILOT Agreement. The parties hereto have executed or will execute the Lease Agreement, Leaseback Agreement and PILOT Agreement. As provided in the PILOT Agreement, the Company agrees to make certain payments (as described in the PILOT Agreement) in addition to paying all special ad valorem levies, special assessments or special district taxes and service charges against real property in the jurisdiction where the Facility is located.

Section 4.3    Sales Tax Exemption.

(a) The Agency hereby appoints and confirms its appointment of the Company as the true and lawful agent of the Agency to undertake the Project. Such appointment was made by the Agency pursuant to the Resolution. The Agency agrees to acquire, construct and equip the Facility based on the Company specifications. The Agency and the Company hereby agree and intend this Project Agreement to constitute an existing contract pursuant to Section 6 of Chapter 58 of the Laws of 2020.

(b) The Company, as agent of the Agency, will undertake the Project. The Company hereby agrees to limit its activities as agent of the Agency under the authority of the Resolution to acts reasonably related to the acquisition, construction and equipping of the Facility. The right of the Company to act as agent of the Agency shall expire on the earlier of (x) the completion of the Project, or (y) June 30, 2023 ("Termination Date"); provided, however, that the Agency may extend the Company's agent appointment at its discretion upon the written request of the Company if such activities and improvements are not completed by such time, and further provided that the Agency shall not unreasonably withhold its consent to the extension of such appointment.

(c) Agency's Exempt Status. The Agency constitutes a corporate governmental agency and a public benefit corporation under the laws of the State of New York, and therefore, in the exercise of its governmental functions, is exempt from the imposition of Sales and Use Taxes. As an exempt governmental entity, no exempt organization identification number has been issued to the Agency nor is one required. Notwithstanding the foregoing, the Agency makes no representation to the Company, any Agent (as defined in Schedule C attached hereto) or any third party that any Sales Tax Exemption is available under this Project Agreement.

(d) Scope of Authorization of Sales Tax Exemption. The Agency hereby authorizes the Company, subject to the terms and conditions of this Project Agreement, to act as its agent in connection with the Project for the purpose of effecting purchases and leases of certain items so that such purchases and leases are exempt from the imposition of Sales and Use

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Taxes. The Agency's authorization with respect to such Sales Tax Exemption provided to the Company and its Agents pursuant to this Project Agreement shall be subject to the following limitations:

(i)The Sales Tax Exemption shall be effective only for a term commencing on the date hereof and expiring upon the earliest of (A) the termination of this Project Agreement, (B) the Termination Date, (C) failure of the Company to file Form ST-340, as described in Section 4.5(g) below, (D) the termination of the Sales Tax Exemption authorization pursuant to Section 6.2 hereof or (E) the date upon which the Company received the Maximum Sales Tax Exemption.

(ii)The Sales Tax Exemption authorization set forth herein shall automatically be suspended upon written notice to the Company that the Company is in default under this Project Agreement (or related document) until such default is cured to the satisfaction of the Agency.

(iii)The Sales Tax Exemption authorization shall be subject to all of the terms, conditions and provisions of this Project Agreement.

(iv)The Sales Tax Exemption shall only be utilized for items which shall be purchased, incorporated, completed or installed for use only by the Company at the Facility or in connection with the Project (and not with any intention to sell, transfer or otherwise dispose of any such item to a Person as shall not constitute the Company), it being the intention of the Agency and the Company that the Sales Tax Exemption shall not be made available with respect to any item unless such item is used solely by the Company at the Facility or in connection with the Project.

(v)The Sales Tax Exemption shall not be used to benefit any person or entity, including any tenant or subtenant located at the Facility, other than the Company, without the prior written consent of the Agency.

(vi)By execution by the Company of this Project Agreement, the Company agrees to accept the terms hereof and represents and warrants to the Agency that the use of the Sales Tax Exemption by the Company or by any Agent is strictly for the purposes stated herein.

(vii)Upon the Termination Date, the Company and each Agent shall cease being agents of the Agency, and the Company shall immediately notify each Agent in writing of such termination.

(viii)The Company agrees that the aggregate amount of Sales Tax Exemption realized by the Company and by all Agents of the Company, if any, in connection with the Facility shall not exceed in the aggregate the Maximum Sales Tax Exemption.

Section 4.4    Procedures for Appointing Subagents. If the Company desires to seek the appointment of a contractor, a subcontractor or other party to act as the Agency's agent, including, but not limited, to the individuals and entities described on Schedule B

6

attached hereto (a "Subagent") for the purpose of effecting purchases which are eligible for the Sales Tax Exemption pursuant to authority of this Project Agreement, it must complete the following steps:

(i)The Company shall have the right to amend Schedule B hereto from time to time and shall be solely responsible for maintaining an accurate list of all parties acting as agent for the Agency. The Company's right to appoint Subagents is expressly conditioned upon updating Schedule B attached hereto, along with, for each Subagent, the Company's completion and submission of Form ST-60 to the Agency, attached hereto as Exhibit B. An Authorized Representative of the Agency must sign the Form ST-60 and return the same to the Company. Following receipt of the signed Form ST-60, the Company must file, with NYS, such Form ST-60 within thirty (30) days of the date that the Agency appoints a project operator or other person or entity to act as a Subagent of the Agency for purposes of extending the Sales Tax Exemption to such Subagent. The Company acknowledges and agrees that it shall be the Company's sole and exclusive responsibility to file a completed Form ST-60 with respect to any Subagent and the failure to timely do so could result in an Event of Default and Recapture Event (as hereinafter defined).

(ii)The Company shall ensure that each Subagent shall observe and comply with the terms and conditions of this Project Agreement.

(iii)Form ST-60 Not an Exemption Certificate. The    Company acknowledges that the executed Form ST-60 designating the Company or any Subagent as an agent of the Agency shall not serve as a Sales Tax Exemption certificate or document. Neither the Company nor any other Subagent may tender a copy of the executed Form ST-60 to any person required to collect sales or use tax as a basis to make such purchases exempt from tax. No such person required to collect sales or use taxes may accept the executed Form ST-60 in lieu of collecting any tax required to be collected. THE CIVIL AND CRIMINAL PENALTIES FOR MISUSE OF A COPY OF FORM ST-60 AS AN EXEMPTION CERTIFICATE OR DOCUMENT OR FOR FAILURE TO PAY OR COLLECT TAX SHALL BE AS PROVIDED BY LAW. IN ADDITION, THE USE BY A SUBAGENT, THE COMPANY, OR OTHER PERSON OR ENTITY OF SUCH FORM ST-60 AS AN EXEMPTION CERTIFICATE OR DOCUMENT SHALL BE DEEMED TO BE, UNDER ARTICLES TWENTY EIGHT AND THIRTY SEVEN OF THE NEW YORK STATE TAX AND FINANCE LAW (THE "TAX LAW"), THE ISSUANCE OF A FALSE OR FRAUDULENT EXEMPTION CERTIFICATE OR DOCUMENT WITH THE INTENT TO EVADE TAX.

(iv)Form ST-123 Requirement. As an agent of the Agency, the Company agrees that it will, and will cause each Subagent to, present to each seller or vendor a completed and signed Form ST-123, attached hereto as Exhibit C-1, for each contract, agreement, invoice, bill or purchase order entered into by the Company or by any Subagent, as agent for the Agency, for the purpose of undertaking the Project. Form ST-123 requires that each seller or vendor accepting Form ST-123 identify the Facility on each bill or invoice for purchases and indicate on the bill or

7

invoice that the Agency or Subagent or Company, as project operator of the Agency, was the purchaser. For the purposes of indicating who the purchaser is, each bill or invoice should state, "I, [NAME OF COMPANY OR SUBAGENT], certify that I am a duly appointed agent of the COUNTY OF MONROE INDUSTRIAL DEVELOPMENT AGENCY and that I am purchasing the tangible personal property or services for use in the Pike Conductor DEV 1, LLC Project located at 50 McLaughlin Road in the Town of Greece, New York 14606, IDA Project Number 2602-21-068A". For convenience purposes, in the instance where the vendor does not print on each invoice the acknowledgment as described in the prior sentence, an "Invoice Rider" (a copy of which is attached hereto as Exhibit C-3) can be utilized for record keeping purposes. The Company shall retain copies of all such contracts, agreements, invoices, bills and purchase orders for a period of not less than six (6) years from the date thereof. For each Subagent the Form ST-123 shall be completed as follows: (i) the "Project Information" section of Form ST-123, attached hereto as Exhibit C-2, should be completed using the name and address of the Facility as indicated on the Form ST-60 used to appoint the Subagent; and (ii) the date that the Subagent was appointed as indicated on the Form ST-60.

All contracts entered into by the Company and all Subagents thereof as agent for the Agency shall include the language contained within Schedule C attached hereto. Failure by the Company and/or any Subagent thereof to include such language may disqualify the agent status and Sales Tax Exemption derived by virtue of this Project Agreement. The Company, for itself and on behalf of all duly appointed Subagents, hereby agrees that all contracts entered into by the Company and any Subagents thereof shall be available to the Agency for inspection and confirmation of the foregoing mandatory language.

Section 4.5    Form ST-340 Filing Requirement. The Company shall annually file, on or before February 15th of each year in which the sales tax exemption is in place, a statement with the State Department of Taxation and Finance (the "Commissioner") and the Agency on form "Annual Report of Sales and Use Tax Exemptions" (NYS Form ST-340, a copy of which is attached hereto as Exhibit D) regarding the value of Sales Tax Exemption the Company and its Subagents, if any, have claimed pursuant to the agency conferred on the Company with respect to the Project in accordance with General Municipal Law Section
874(8). Please note, the Company is to report only the Sales Tax Exemption derived as a result of the Agency's participation in the Project and not those received as a result of other available State exemptions. For the avoidance of doubt, other State exemptions, which the Company should not report on its NYS Form ST-340, include, but are not limited to, exemptions available to certain manufacturers or those exemptions that apply to capital improvements. The Company understands and agrees that the failure to file such annual statement will result in the removal of the Company's authority to act as agent for the Agency and/or Recapture of Agency Benefits as described in Section 4.8 hereof.

Section 4.6    GML Provisions Relating to Sales Tax Savings.

(a) The Company covenants and agrees to comply, and to cause each of its contractors, subcontractors, Subagents, persons or entities to comply, with the requirements of GML Sections 875(1) and (3) (the "GML Provisions"), as such provisions may be amended from

8

time to time. In the event of a conflict between the other provisions of this Project Agreement and the GML Provisions, the GML Provisions shall control.

(b) The Company acknowledges and agrees that pursuant to GML Section 875(3), the Agency shall have the right to recover, recapture, receive, or otherwise obtain from the Company, Sales Tax Savings taken or purported to be taken by the Company, any Subagent or any other person or entity acting on behalf of the Company to which the Company is not entitled or which are in excess of the Maximum Sales Tax Exemption or which are for property or services not authorized or taken in cases where the Company, any Subagent or any other person or entity acting on behalf of the Company failed to comply with a material term or condition to use property or services in the manner required by this Project Agreement. The Company shall, and shall require each Subagent and any other person or entity acting on behalf of the Company, to cooperate with the Agency in its efforts to recover, recapture, receive, or otherwise obtain such Sales Tax Savings and shall promptly pay over any such amounts to the Agency or any other entity that it requests to receive the Sales Tax Savings. The failure to pay over such amounts to such recipient shall be grounds for the Commissioner to assess and determine Sales and Use Taxes due from the Company under Article 28 of the Tax Law, together with any relevant penalties and interest due on such amounts.

Subject to the provisions of Section 4.6(b) above, in the event that the Company or any Subagent shall utilize the Sales Tax Exemption in violation of the provisions of this Project Agreement, the Company shall promptly deliver notice of same to the Agency, and the Company shall, upon demand by the Agency, pay to or at the direction of the Agency a return of sales or use tax exemptions in an amount equal to all such unauthorized Sales Tax Savings together with interest at the rate of twelve percent (12%) per annum compounded daily from the date and with respect to the dollar amount for which each such unauthorized Sales Tax Exemption was availed of by the Company or any Subagent (as applicable).

(c) Upon request by the Agency with reasonable notice to the Company, the Company shall make available at reasonable times to the Agency and/or the Independent Accountant all such books, records, contracts, agreements, invoices, bills or purchase orders of the Company and any Subagent, and require all appropriate officers and employees of the Company to respond to reasonable inquiries by the Agency and/or the Independent Accountant, as shall be necessary (i) to indicate in reasonable detail those costs for which the Company or any Subagent shall have utilized the Sales Tax Exemption and the dates and amounts so utilized, and (ii) to permit the Agency to determine any amounts owed by the Company under this Section 4.6(c).

Section 4.7    Mortgage Recording Tax Exemption. Section 874 of the Act exempts the Agency from paying certain mortgage recording taxes except for the portion of the mortgage recording tax allocated to transportation districts referenced in Section 253(2)(a) of the New York State Tax Law. The Agency hereby grants to the Company exemption from mortgage recording taxes for one or more mortgages (collectively, the "Mortgage") securing an aggregate principal amount not to exceed the Maximum Mortgage Principal Amount, or such greater amount as approved by the Agency in its sole and absolute discretion, in connection with the financing of the Project and any future financing, refinancing or permanent financing of the costs of the Project (the "Mortgage Recording Tax Exemption"). The Company

9

represents and warrants (1) that the real property secured by the Mortgage is located within a transportation district referenced in Section 253(2)(a) of the New York State Real Property Tax Law, and (2) that upon recording the Mortgage, the Company shall pay the mortgage recording tax allocated to transportation districts referenced in Section 253(a)(2) of the New York State Real Property Tax Law.

Section 4.8    Recapture of Agency Benefits.

(a) It is understood and agreed by the parties hereto that the Agency is entering into this Project Agreement in order to provide the Financial Assistance to the Company for the Facility and to accomplish the public purposes of the Act. In consideration therefor, the Company hereby agrees that if there shall occur a Recapture Event (as defined below) after the date hereof, the Company shall pay to the Agency, or to the State, if so directed by the Agency (except as otherwise specified below) as a return of public benefits conferred by the Agency, one hundred percent (100%) of the Recaptured Benefits.

(b) The term "Recaptured Benefits" shall mean all direct monetary benefits, tax exemptions and abatements and other financial assistance, if any, derived solely from the Agency's participation in the transaction contemplated by this Project Agreement, including, but not limited to, the amount equal to 100% of the:

(i)Mortgage Recording Tax Exemption; and

(ii)Sales Tax Exemption savings realized by or for the benefit of the Company, including any savings realized by any Subagent; and

(iii)real property tax abatements granted pursuant to the PILOT Agreement;

which Recaptured Benefits from time to time shall upon the occurrence of a Recapture Event in accordance with the provisions of Section 4.8(c) below and the declaration of a Recapture Event by notice from the Agency to the Company be payable directly to the Agency or the State of New York if so directed by the Agency within ten (10) days after the date of such notice.

(c) The term "Recapture Event" shall mean any of the following events:

(i)The occurrence and continuation of an Event of Default under this Project Agreement which remains uncured beyond any applicable notice and/or grace period, if any, provided hereunder; or

(ii)The Project shall cease to be a "Project" within the meaning of the Act as in effect on the date hereof, through the act of omission of the Company; or

(iii)The Company receives Sales Tax Savings in connection with property or services not authorized by the Agency as part of the Project; or

(iv)The Company receives Sales Tax Savings in connection with the Project in excess of the Maximum Sales Tax Exemption; provided, however, that the

10

foregoing shall constitute a Recapture Event with respect to such excess Sales Tax Savings only. It is further provided that failure to repay the Sales Tax Savings within thirty (30) days shall constitute a Recapture Event with respect to all Recapture Benefits; or

(v)The Company has made a material false or misleading statement, or omitted any information which, if included, would have rendered any information in the application or supporting documentation false or misleading in any material respect, on its application for Financial Assistance; or

(vi)Failure of the Company to file a copy of the Form ST-340 with the Agency in compliance with Section 4.5 hereof; or

(vii)Failure of the Company to create or cause to be maintained the number of full-time equivalent ("FTE") jobs at the Facility as provided in the PILOT Agreement, which failure is not reflective of the business conditions of the Company or the subtenants of the Company, including, without limitation, loss of major sales, revenues, distribution or other adverse business developments and/or local, national or international economic conditions, trade issues or industry wide conditions.

In order to certify and verify the foregoing, the Company shall provide annually, to the Agency, a certified statement and documentation: (i) enumerating the full-time equivalent jobs retained and the full-time equivalent jobs created as a result of the Financial Assistance, by category, including full-time equivalent independent contractors or employees of independent contractors that work at the project location, (ii) indicating that the salary and fringe benefit averages or ranges for categories of jobs retained and jobs created that was provided in the Application for Financial Assistance is still accurate and if it is not still accurate, providing a revised list of salary and fringe benefit averages or ranges for categories of jobs retained and jobs created, and (iii) such other information, as so requested from time to time, to enable the Agency to assess the progress of the Project toward achieving the investment, job retention, job creation, or other objectives of the Project indicated in the Application for Financial Assistance.

(d) In the event any payment owing by the Company under this Section shall not be paid upon demand of the Agency, such payment shall bear interest from the date of such demand at a rate equal to one percent (1%) plus the Prime Rate, but in no event at a rate higher than the maximum lawful prevailing rate, until the Company shall have made such payment in full, together with such accrued interest to the date of payment, to the Agency (except as otherwise specified above).

(e) The Agency shall be entitled to deduct all reasonable out of pocket expenses of the Agency, including, without limitation, reasonable legal fees, incurred with the recovery of all amounts due under this Section 4.8, from amounts received by the Agency pursuant to this Section 4.8.

Notwithstanding anything to the contrary contained herein, the provisions of this Section
4.8 shall survive termination of this Agreement, for any reason whatsoever.

11

ARTICLE V. INSURANCE

Section 5.1    Insurance Required. Effective as of the date hereof and until the expiration or termination of the right of the Company to act as agent of the Agency hereunder, the Company shall maintain, or cause to be maintained by its subagent or subcontractors, certain insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type, and paying, as the same become due and payable, all premiums in respect thereto, including, but not necessarily limited to:

(a) Insurance against loss or damage by fire, lightning and other casualties, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the full replacement value of the Facility, exclusive of excavations and foundations, as determined by a recognized appraiser or insurer selected by the Company; or as an alternative to the foregoing, the Company may insure the Facility under a blanket insurance policy or policies covering not only the Facility but other properties as well, provided a periodic appraisal is performed and provided to the Agency.

(b) Workers' compensation insurance, disability benefits insurance, and each other form of insurance which the Agency or the Company is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company who are located at or assigned to the Facility.

(c) Insurance against loss or losses from liabilities imposed by law or assumed in any written contract (including the contractual liability assumed by the Company under Section 7.1 hereof) and arising from personal injury and death or damage to the property of others caused by any accident or occurrence, with limits of not less than $1,000,000 per accident or occurrence on account of personal injury, including death resulting therefrom, $1,000,000 per accident or occurrence on account of damage to the property of others, excluding liability imposed upon the Company by any applicable workers' compensation law; and a blanket excess liability policy in the amount not less than $3,000,000, protecting the Company against any loss or liability or damage for personal injury or property damage. Such primary general liability insurance may have a $500,000 self-insured retention and such excess liability policy may have a commercially reasonable deductible.

Section 5.2    Additional Provisions Respecting Insurance.
(a) All insurance required by Section 5.1(c) hereof shall name the Agency as an additional insured. All insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Company and authorized to write such insurance in the State. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the Company is engaged. All policies evidencing such insurance shall provide (i) for payment of the losses of the Company and the Agency as their respective interest may appear, and (ii) that the insurance company shall endeavor to give thirty (30) days' prior written notice or such other notice as the policy provides for, of the cancellation thereof to the Company and the Agency.

12

(b) All such certificates of insurance of the insurers indicating that such insurance is in force and effect, and all policies (if applicable), shall be deposited with the Agency on the date hereof. Prior to the expiration of any such policy evidenced by said certificates, the Company shall furnish the Agency with evidence that the policy has been renewed or replaced or is no longer required by this Project Agreement.

ARTICLE VI.
EVENTS OF DEFAULT AND REMEDIES

Section 6.1    The following shall each be "Events of Default" under this Project Agreement:

(a) the failure by the Company to observe and perform any covenant contained in Sections 2.1(e), 2.1(g), 2.1(i), 2.1(j), 2.1(k), 4.3, 4.5, 4.6, 4.7, 5.1, 5.2, 7.1 and 7.6 hereof;

(b) the failure by the Company to pay the Recapture Benefits on the date due; (c)     the occurrence and continuation of a Recapture Event;
(d) the occurrence of an Event of Default under the Leaseback Agreement or the PILOT Agreement;

(e) the dissolution or liquidation of the Company; or the failure by the Company to release, stay, discharge, lift or bond within thirty (30) days any execution, garnishment, judgment or attachment of such consequence as may impair its ability to carry on its operations; or the failure by the Company generally to pay its debts as they become due; or an assignment by the Company for the benefit of creditors; or the commencement by the Company (as the debtor) of a case in bankruptcy or any proceeding under any other insolvency law; or the commencement of a case in bankruptcy or any proceeding under any other insolvency law against the Company (as the debtor), wherein a court having jurisdiction in the premises enters a decree or order for relief against the Company as the debtor, or such case or proceeding is consented to by the Company or remains undismissed for forty (40) days, or the Company consents to or admits the material allegations against it in any such case or proceeding; or a trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of the Company for the purpose of enforcing a lien against such Property or for the purpose of general administration of such Property for the benefit of creditors.

Notwithstanding anything to the contrary contained herein, the provisions of this Section
6.1shall survive termination of this Agreement, for any reason whatsoever.

Section 6.2    Remedies on Default.

(a) Whenever any Event of Default shall have occurred and be continuing, the Agency may take, to the extent permitted by law, any one or more of the following remedial steps:

(i)declare, by written notice to the Company, to be immediately due and payable, whereupon the same shall become immediately due and payable: (A) all

13

due and owing Recapture Benefits and (B) all other payments due under this Project Agreement; or

(ii)terminate this Project Agreement and the Sales Tax Exemption authorization; or

(iii)take any other action at law or in equity which may appear necessary or desirable to collect the payments then due or thereafter to become due hereunder, and to enforce the obligations, agreements and covenants of the Company under this Project Agreement.

(b) No action taken pursuant to this Section 6.2 (including termination of the Project Agreement) shall relieve the Company from its obligation to make all payments required by the Leaseback Agreement, the PILOT Agreement or Recapture Benefits.

Notwithstanding anything to the contrary contained herein, the provisions of this Section
6.2shall survive termination of this Agreement, for any reason whatsoever.

Section 6.3    Remedies Cumulative. No remedy herein conferred upon or reserved to the Agency is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Project Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right and power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agency to exercise any remedy reserved to it in this Article VI it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Project Agreement.

Section 6.4    Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Project Agreement and the Agency should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Agency the fees of such attorneys and such other expenses so incurred.

ARTICLE VII. MISCELLANEOUS

Section 7.1    Hold Harmless Provision. The Company hereby releases the Agency from, agrees that the Agency shall not be liable for, and agrees to indemnify, defend and hold the Agency and its executive director, directors, members, officers, employees, agents (other than the Company), representatives, successors and assigns harmless from and against, any and all (i) liability for loss or damage to property or injury to or death of any and all persons that may be occasioned by any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence on, in or about the Facility or breach by the Company of this Project Agreement or (ii) liability arising from or expense incurred by the Agency's financing, acquiring, constructing, equipping,

14

owning and leasing of the Facility, including, without limiting the generality of the foregoing, all causes of action and reasonable attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing. The foregoing indemnities shall apply notwithstanding the fault or negligence on the part of the Agency, or any of its executive director, directors, members, officers, agents (other than the Company) or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability, except that such indemnities will not be applicable with respect to willful misconduct or gross negligence on the part of the Agency or any other person or entity to be indemnified.

Section 7.2    This Project Agreement may be executed in any number of counterparts each of which shall be deemed an original but which together shall constitute a single instrument.

Section 7.3    All notices, claims and other communications hereunder shall be in writing and shall be deemed to be duly given if personally delivered or mailed first class, postage prepaid, or by a nationally-recognized overnight courier, addressed as follows:

To the Agency:    County of Monroe Industrial Development Agency
50 West Main Street, Suite 1150 Rochester, New York 14614 Attn:    Executive Director

With a copy to:    Harris Beach PLLC
99 Garnsey Road
Pittsford, New York 14534 Attn:    Rachel C. Baranello, Esq.

To the Company:    Pike Conductor DEV 1, LLC
c/o 1010 Lee Road Rochester, New York 14606
Attention: Edward Brillante, President

With a copy to:    Phillips Lytle LLP
28 East Main Street, Suite 1400 Rochester, New York 14614 Attention: Richard Beers, Esq.

or at such other address as any party may from time to time furnish to the other party by notice given in accordance with the provisions of this Section. All notices shall be deemed given when mailed or personally delivered in the manner provided in this Section.

Section 7.4    This Project Agreement shall be governed by, and all matters in connection herewith shall be construed and enforced in accordance with, the laws of the State of New York applicable to agreements executed and to be wholly performed therein and the parties hereto hereby agree to submit to the personal jurisdiction of the federal or state courts located in Monroe County, New York.

15

Section 7.5    The warranties, representations, obligations and covenants of the Company under this Project Agreement shall be absolute and unconditional and shall remain in full force and effect during the term of this Project Agreement, shall be deemed to have been relied upon by the Agency, and shall survive the delivery and termination of this Project Agreement to the Agency, regardless of any investigation made by the Agency. This Project Agreement shall survive any termination or expiration of the Leaseback Agreement or the PILOT Agreement, as described below.

Section 7.6    By executing this Project Agreement, the Company covenants and agrees to pay all fees, costs and expenses incurred by the Agency (a) for legal services including, but not limited to, those provided by the Agency's general counsel and bond/transaction counsel, (b) for other consultants retained by the Agency, if any, in connection with the Project; and (c) with respect to Agency's enforcement of any event of default or failure to comply with the terms of this Project Agreement (including reasonable attorney fees). The Company further covenants and agrees that the Company is liable for payment to the Agency of all charges referred to above, as well as all other actual costs and expenses incurred by the Agency in undertaking the Project notwithstanding the occurrence of any of (i) the Company's withdrawal, abandonment, cancellation or failure to pursue the Project; (ii) the inability of the Company to procure the services of one or more financial institutions to provide financing for the Project; or (iii) the Company's failure, for whatever reason, to undertake and/or successfully complete the Project.

[Remainder of This Page Intentionally Left Blank]

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[Signature Page to Project Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Project Agreement as of the day and year first above written.

COUNTY OF MONROE INDUSTRIAL DEVELOPMENT AGENCY

By:
Name: Robin Finnerty
Title: Acting Executive Director

PIKE CONDUCTOR DEV 1, LLC

By:
Name: Edward Brillante Title: President
17

SCHEDULE A

SCHEDULE OF DEFINITIONS

"Authorized Representative" means, in the case of the Agency, the Executive Director, the Chairman or the Vice Chairman and such additional persons as, at the time, are designated to act on behalf of the Agency; and in the case of the Company, the members and such additional persons as, at the time, are designated to act on behalf of the Company.

"Independent Accountant" shall mean an independent certified public accountant or firm of independent certified public accountants selected by the Company and approved by the Agency (such approval not to be unreasonably withheld or delayed).

"Lease Agreement" shall mean that certain Lease Agreement, dated as of February 1, 2022 [or such other reasonable date] by and between the Company and the Agency.

"Leaseback Agreement" shall mean that certain Lease Agreement, dated as of February 1, 2022 [or such other reasonable date] by and between the Company and the Agency.

"Maximum Mortgage Principal Amount" shall mean $80,000,000.

"Maximum Sales Tax Exemption" shall mean the aggregate maximum dollar amount of Sales Tax Savings that the Company and all Subagents acting on behalf the Company are permitted to receive under this Project Agreement, which shall equal $2,944,000, or such maximum dollar amount as may be determined by the Agency pursuant to such additional documents as may be required by the Agency for such increase.

"Prime Rate" means (i) if no lender, the rate designated by The Wall Street Journal from time to time as its "prime rate", or (ii) if a lender exists, the rate designated by the lender from time to time as its "prime rate".

"Sales Tax Exemption" shall mean an exemption from Sales and Use Taxes resulting from the Agency's participation in the Facility.

"Sales and Use Taxes" shall mean local and State sales and compensating use taxes and fees imposed pursuant to Article 28 of the New York State Tax Law, as the same may be amended from time to time.

"Sales Tax Savings" shall mean all Sales Tax Exemption savings relating to Sales and Use Taxes realized by or for the benefit of the Company, including any savings realized by any Subagent, pursuant to this Project Agreement.

"State Sales and Use Taxes" shall mean sales and compensating use taxes and fees imposed by Article 28 of the New York State Tax Law but excluding such taxes imposed in a city by Section 1107 or 1108 of such Article 28, as the same may be amended from time to time.

SA-1
SAASA

SCHEDULE B

LIST OF APPOINTED AGENTS1

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

1 FOR EACH AGENT APPOINTED BY THE COMPANY, A NYS FORM ST-60 MUST BE COMPLETED AND FILED BY THE COMPANY WITH THE NYS DEPARTMENT OF TAXATION AND FINANCE IDA UNIT INDICATING THE APPOINTMENT OF SUCH AGENT OF THE COMPANY.

SB-1

SCHEDULE C

MANDATORY AGENT AND SUBAGENT CONTRACT LANGUAGE

"This contract is being entered into by [NAME OF COMPANY OR NAME OF SUBAGENT] (the "Agent"), as agent for and on behalf of the COUNTY OF MONROE INDUSTRIAL DEVELOPMENT AGENCY (the "Agency"), in
connection with a certain project of the Agency for the benefit of PIKE CONDUCTOR DEV 1, LLC, consisting in part of the acquisition and installation of certain machinery, equipment and building materials, all for incorporation and installation in certain premises located at 50 McLaughlin Road in the Town of Greece, New York 14606 (the "Premises"). The acquisition of the machinery, equipment and building materials to be incorporated and installed in the Premises and all services and rentals of equipment related to the acquisition, construction and equipping of the Project shall be exempt from all New York State and local sales and use taxes if the acquisition thereof is effected in accordance with the terms and conditions set forth in, and the Agent hereby represents that this contract is in compliance with the terms of, the Project Agreement by and between Pike Conductor DEV 1, LLC and the Agency, dated as of January , 2022. This contract is non-recourse to the Agency, and the Agency shall not be directly, indirectly or contingently liable or obligated hereunder in any manner or to any extent whatsoever. By execution or acceptance of this contract, the vendor/contractor hereby acknowledges and agrees to the terms and conditions set forth is this paragraph."

SC-1

EXHIBIT A

COST BENEFIT ANALYSIS AND FORM OF PILOT AGREEMENT

[Attached]

EA-1

EXHIBIT B

FORM OF NYS FORM ST-60 TO BE COMPLETED BY COMPANY AND FILED WITH THE NYS TAX DEPARTMENT IDA UNIT FOR EACH OF ITS SUBAGENTS WITHIN THIRTY (30) DAYS OF APPOINTMENT

[See Attached Page]

EB-1

EXHIBIT C-1

NYS FORM ST-123 FOR
COMPANY

[See Attached Page]

EC-1

EXHIBIT C-2

NYS FORM ST-123 FOR
SUBAGENTS OF COMPANY

[See Attached Page]

EC-2

EXHIBIT C-3

INVOICE RIDER FORM

I,      {Print Name},
the      {Title} of      {Name of Agent or Subagent} certify that I am a duly appointed agent of the County of Monroe Industrial Development Agency (the "Agency") and that I am purchasing the tangible personal property or services for use in the following Project and that such purchases qualify as exempt from sales and use taxes under the Project Agreement, dated as of January , 2022, by and between the Agency and Pike Conductor DEV 1, LLC.

Name of the Project:    Pike Conductor DEV 1, LLC Project Street address of the Project Site:    50 McLaughlin Road,
Town of Greece,
Monroe County, New York 14606

IDA OSC project number:    2602-21-068A

EC-3

EXHIBIT D

NYS FORM ST-340 TO BE COMPLETED BY THE COMPANY AND FILED ANNUALLY WITH THE NYS TAX DEPARTMENT IDA UNIT NO LATER THAN FEBRUARY 15TH OF EACH YEAR

[See Attached Page]

ED-1

LABOR POLICY
COUNTY OF MONROE INDUSTRIAL DEVELOPMENT AGENCY

The County of Monroe Industrial Development Agency (IDA) was established for the purpose of creating employment opportunities for, and to promote the general prosperity and economic welfare of the residents of Monroe County. The IDA offers economic incentives and benefits to qualified applicants who wish to locate or expand their businesses or facilities in Monroe County. When the IDA approves a project, it enters into agreements to extend these incentives and benefits to the applicant.

Construction jobs are vital to the overall employment opportunities and economic growth in Monroe County. The IDA believes that companies benefiting from its incentive programs should employ local laborers, mechanics, craft persons, journey workers, equipment operators, truck drivers and apprentices ("construction workers"), during the construction phase of projects.

100% Local Labor

Applicants receiving IDA benefits must ensure that it and/or its contractor/developer hire 100% of its construction workers from the local labor market.

Local Labor Market

For the purpose of this policy, the local labor market is defined as construction workers residing in the following counties in New York State: Monroe, Genesee, Livingston, Orleans, Ontario, Seneca, Steuben, Wayne, Wyoming and Yates.

Bid Processing

Local participation in qualified projects receiving IDA economic incentives and benefits is vital to the economic growth of Monroe County. As such, all applicants/contractors/developers of a qualified project with a minimum $5,000,000 investment must place any and all invitations to bid in the Builders Exchange of Rochester Plan Room (https://robex.com/planroom/) two weeks before the bids are due.

Monitoring

A third-party auditing firm ("Project Monitor") will be engaged to monitor construction work commencing on the date benefits are granted by resolution of the IDA Board.

Once approved for IDA benefits, all applicants will be required to provide to the Project Monitor and the Exemption Processor (as hereinafter defined) the following information:414507\4872-6785-2297\ v1

1.Contact information for the applicant’s representative who will be responsible and accountable for providing information about the bidding and awarding of construction contracts relative to the applicant's project; and
2.Description of the nature of construction jobs created by the project, including in as much detail as possible, the number, type and duration of construction positions.

All Monroe County IDA projects are subject to local monitoring by the IDA and the Project Monitor. Proof of residency or copy of drivers' license shall be checked by the Project Monitor during the Project Monitor's periodic inspection of the project.

The Project Monitor shall issue a report to the IDA staff immediately when an applicant or applicant's contractor is not in compliance with this labor policy. IDA staff shall advise the IDA Board of non-compliance by email or at the next scheduled meeting. If a violation of policy has occurred, the Project Monitor shall notify the applicant and contractor of such non-compliance and give applicant a warning of violation and 72 hours in which to correct such violation. Upon evidence of continued non-compliance or additional violations, the IDA and/or the Project Monitor shall notify the applicant that the project is in violation of the Monroe County IDA Labor Policy and is subject to IDA Board action which may result in the revocation, termination and/or recapture of any or all benefits conferred by the IDA.

Signage

The applicant/contractor/developer of an IDA approved project shall be required to maintain a sign, provided by the Project Monitor, on the project site at all times during construction. This sign shall be located in an area that is accessible to onsite workers and visitors, which should be clear and legible.

Exemption Process

In some instances, use of 100% local labor may not be possible for any of the following reasons:
•Warranty issues related to installation of specialized equipment whereby the manufacturer requires installation by only approved installers (a copy of the equipment warranty confirming the use of specific installers must be provided). The granting of an exemption for the use of non-local labor on warranty related grounds is expressly conditioned on either (i) said non-local sub-contractors being enrolled in a New York State certified apprenticeship program (proof of such enrollment shall be provided to the IDA upon request) or (ii) the hiring of an apprentice/apprentices or local construction laborer(s) to assist in the installation.
•Specialized construction is required and no local contractors or local construction workers have the required skills, certifications or training to perform the work (proof of communication with local contractors, or details of the specialized construction must be provided);

•Significant cost differentials in bids whereby use of local labor significantly increases the cost of the project. Three (3) bids are required and a cost differential of 25% is deemed significant. Where there is a significant cost differential, that if the local labor contractor agrees to reduce the bid to the average of the two bids, no waiver will be granted. However, if the average is still 25% or more, a waiver will be granted (copies of all bids/proposals received, including pricing, must be provided to confirm cost differential).
•No local labor available for the project (if local bids were solicited with no response, please provide a copy of the bid, explain how it was advertised, and list who the bids were requested from).

The request to secure an exemption for the use of non-local labor must be received from the applicant on the exemption form provided by the IDA or the 3rd party exemption monitor (the "Exemption Processor") and received by the Exemption Process forty-five (45) days in advance of work commencing. The request will be reviewed by the Exemption Processor and forwarded to the IDA, at which time the IDA's Executive Director shall have the authority to approve or disapprove the exemption. The Exemption Processor shall report each authorized exemption to the Board of Directors at its monthly meeting.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

The applicant has read the Labor Policy and agrees to adhere to it without changes and shall require its construction manager, general contractor and sub-contractors who are not exempt to acknowledge the same.

PIKE CONDUCTOR DEV 1, LLC

By:
Name: Ed Brillante
Title:    President

Property Address: 50 McLaughlin Road in the Town of Greece, NY
Tax Account No.: [XXX]

EXHIBIT B-2
Depiction of Premises

N
LOT 4
LI-CYCLE AT LIDESTRI
SUBDIVISION
AREA TO ROW:
271,362± SQ. FT.
OR 6.230± ACRES
LOT 1
LI-CYCLE AT LIDESTRI
SUBDIVISION
AREA TO ROW:
1,080,060± SQ. FT.
OR 24.795± ACRES
N: 1,164,744.74
E: 742,588.31
N: 1,163,952.80
E: 742,449.27
3/23/22
EDGE OF ASPHALT

EXHIBIT C
Payment Instructions
[XXX]

EXHIBIT D
Guaranty

GUARANTY

In consideration of, and as an inducement to PIKE CONDUCTOR DEV 1, LLC, a Delaware limited liability company (“Landlord”) to enter into that certain Sublease Agreement of even date herewith (the “Sublease”) with LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation (“Tenant”) for certain Premises located at 55 McLaughlin Road, Rochester, New York, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned LI-CYCLE HOLDINGS CORP., an Ontario, Canada business corporation (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Tenant under the Sublease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Landlord from Tenant by virtue of the Sublease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Tenant”); and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if a Default (as defined in the Sublease) in the payment of Rent (as defined in the Sublease), or any other sums or charges payable by Tenant under the Sublease, or in the performance by Tenant of any of the terms, covenants, provisions or conditions contained in the Sublease, Guarantor will forthwith pay to Landlord, its successors and assigns, the Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Sublease and will forthwith faithfully pay to Landlord all damages that may arise in consequence of any Default by Tenant.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Landlord, to the extent that such reimbursement is not made by Tenant, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any Default by Tenant under the Sublease or the default by Guarantor under this Guaranty.

All moneys available to Tenant for application in payment or reduction of the Liabilities of Tenant may be applied by Landlord, in such manner and in such amounts and at such time or times as Landlord may see fit, to the payment or reduction of such of the Liabilities of Tenant as Landlord may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Tenant is exchanged, surrendered or released or the Sublease or any other obligation of Tenant is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Landlord may fail to set off and may release, in whole or in part, any credit on Landlord’s books in favor of Tenant, and may extend further credit in any manner whatsoever to Tenant, and generally deal with Tenant or any such security as Landlord may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, comprise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Landlord may have against Tenant, and (b) any and all rights of reimbursement, contribution or indemnity against Tenant which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Sublease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Landlord to enter into the Sublease and, in consideration of Landlord’s willingness to enter into the Sublease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Landlord's right, title or interest in the Sublease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Tenant; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Tenant; (d) all other notice to which Guarantor might otherwise be entitled; (e) any law requiring Landlord to institute an action against any other party (including, without limitation, Tenant) in order to institute an action or obtain a judgment against Guarantor, as well as any suretyship laws, and (f) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to provisions of the Sublease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Tenant or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Sublease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of Guarantor.

Each reference herein to Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Landlord, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Tenant must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of New York. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Landlord in the enforcement of this Guaranty.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. All of Landlord’s rights and remedies under the Sublease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Landlord to accept the Sublease and in consideration thereof Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

Unless otherwise agreed in writing by Landlord, this Guaranty shall not be affected by any assignment of the Sublease by Tenant.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 12th day of January, 2023.

GUARANTOR:
LI-CYCLE HOLDINGS CORP.
Address for Notice:
207 Queen’s Quay West, Suite 590
Toronto, Ontario M5J 1A7
Canada
Attn: General Counsel

By:    _________________________________
Name:
Title:

EXHIBIT E
Subordination, Non-Disturbance and Attornment Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
by and among

PIKE CONDUCTOR DEV 1, LLC, as Landlord

LI-CYCLE NORTH AMERICA HUB, INC.
,
as Tenant

and
_____________________________________________.,
as Mortgagee
______________________, 2023

                BLOCK:
                LOTS:
                COUNTY:
                ADDRESS:

This instrument was prepared by, and after recording please return to:

[Firm Contact]

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT (this “Agreement”), made this ______ day of ______________, 2023, by and among PIKE CONDUCTOR DEV 1, LLC, a Delaware limited liability company with its principal office located at 1010 Lee Road, Rochester, NY ("Landlord") and LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation having its principal office at 100 Latona Road, Suite 350, Rochester, New York 14652 ("Tenant"), ____________________________________________ (as defined below), having its address at ______________________________________ (together with its successors and/or assigns, "Mortgagee").
WITNESSETH:
WHEREAS, Tenant and Landlord have entered into a certain Sublease Agreement dated
_____________________    , as assigned, modified, supplemented or amended by the documents listed on Exhibit A hereto (collectively, the "Sublease") covering premises located at 55 McLaughlin Road, Rochester, New York ("Premises"), as legally described on Exhibit B attached hereto, and as more specifically set forth in the Sublease; and
WHEREAS, Mortgagee has made or has agreed to make a mortgage loan in the maximum aggregate principal amount of $____________________ (collectively the "Loan") to Landlord evidenced by promissory notes secured by, among other security, those certain Mortgages and Assignments of Subleases and Rents in favor of Mortgagee (hereinafter collectively, “Mortgage”) on Landlord's property; and
WHEREAS, the Mortgage, and any other documents or instruments evidencing or securing the Loan are hereinafter collectively referred to as the "Loan Documents"; and
WHEREAS, Mortgagee has been requested by Tenant and by Landlord to enter into a non-disturbance agreement with Tenant.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, Mortgagee and Tenant and Landlord hereby agree and covenant as follows:
1. The Sublease, all of the terms, covenants, provisions and conditions thereof, and any extensions, renewals, replacements or modifications thereof, and Tenant's interest in the Premises under the Sublease, are and shall at all times be subject, subordinate, and inferior in all respects to the lien, terms, covenants, provisions and conditions of the Mortgage and to the lien, terms, covenants, provisions and conditions of all renewals, modifications and extensions thereof, insofar as the Mortgage affects real or personal property owned by Landlord of which the Premises is a part, subject to the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, Mortgagee consents to the removal by Tenant of its trade fixtures, equipment, machinery, and inventory on the Premises in accordance with the terms of the Sublease.
2. Notwithstanding such subordination, so long as the Sublease is in full force and effect and Tenant is not in default (beyond any applicable cure period) in the payment of fixed rent as set forth in the Sublease, or in the performance of any of the terms, covenants or conditions of the Sublease or this Agreement on Tenant's part to be performed, Tenant's possession of the Premises and Tenant's rights and privileges under the Sublease, or any extensions or renewals thereof, shall not be diminished or interfered with by Mortgagee, and Tenant's occupancy of the Premises shall not be disturbed by Mortgagee for any reason whatsoever during the term of the Sublease or any such extension or renewal thereof, except as would be expressly permitted for Landlord to do so pursuant to the Sublease.

3. In addition, notwithstanding such subordination, so long as the Sublease is in full force and effect and Tenant is not in default (beyond any applicable cure period) in the payment of rent or additional rent, or in the performance of any of the terms, covenants or conditions of the Sublease or this Agreement on Tenant's part to be performed, Mortgagee will not join Tenant as a party defendant, unless required by law, in any foreclosure action or other proceeding for the purpose of terminating Tenant's interest and estate under the Sublease or for any other purpose.

4. If the interests of Landlord in the Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or by deed in lieu of foreclosure, or if Mortgagee takes possession of the Premises pursuant to any provisions of the Loan Documents, then: (i) Mortgagee and Tenant shall be directly bound to each other under all the terms, covenants and conditions of the Sublease for the balance of the term thereof and for any extensions or renewals thereof which may be exercised by Tenant, with the same force and effect as if Mortgagee were the Landlord under the Sublease; and (ii) Tenant does hereby attorn to Mortgagee as its landlord, said attornment to be effective and self-operative (without the execution of any further instruments), immediately upon Mortgagee succeeding to the interests of the Landlord under the Sublease; provided, however, regarding items (i) and (ii) above, that Tenant shall have received written notice from Mortgagee that it has succeeded to the interests of the Landlord under the Sublease. The respective rights and obligations of Tenant and Mortgagee upon such attornment, to the extent of the then-remaining balance of the term of the Sublease and any such extensions and renewals, shall be and are the same as now set forth from and after Mortgagee's succession to the interests of the Landlord under the Sublease; provided, however, that Mortgagee shall not be:

a)liable for any act or omission of any prior landlord (including Landlord), except to the extent such act or omission continues during the period that such Mortgagee shall have succeeded to the interest of the Landlord and taken possession of the Premises; or

b)subject to any defenses which Tenant might have against any prior landlord (including Landlord) prior to the date that Mortgagee shall have succeeded to the interest of the Landlord and taken possession of the Premises; or bound by any fixed rent which Tenant might have paid for more than the current month and one (1) month in advance, if any. Notwithstanding the foregoing, Mortgagee shall be subject to Tenant’s defense in the event that the condition causing the defense continues during the period that Mortgagee shall have succeeded to the interest of the Landlord and taken possession of the Premises; or

c)bound by any security deposit which Tenant may have paid to any prior landlord (including Landlord), except to the extent that such security deposit has been delivered to the Mortgagee; or

d)bound by any amendment or modification or waiver of any provision of the Sublease made without the consent of Mortgagee which would: (i) extend and/or reduce the lease term and/or grant any additional options to renew or extend; (ii) reduce any rents payable or otherwise changing the rent formula such that it would result in a reduced rent being payable; (iii) materially change the square footage of the Premises, including without limitation, materially increasing and/or reducing such square footage and/or otherwise change the configuration of the Premises; (iv) increase any of Landlord's obligations or liabilities under the Sublease; (v) decrease any of Landlord's rights, remedies or privileges under the Sublease; (vi) decrease Tenant's obligations under the Sublease; and/or (vii) increase Tenant's rights, remedies and privileges under the Sublease. Said consent shall be deemed given if a response by Mortgagee is not received within thirty (30) days of Landlord's request.

5. Tenant shall not be under any obligation to pay rent to Mortgagee until the Tenant shall have received written notice from Mortgagee that Mortgagee has succeeded to the interests of Landlord under the Sublease or that Mortgagee has exercised its rights under the Loan Documents, and directing such payments be made to Mortgagee.

Landlord by its execution of this Agreement hereby consents to such direct payments made by Tenant to Mortgagee and hereby releases and discharges Tenant of, and from all liability to Landlord on account of any such payments. Upon receipt of such notice, Tenant shall make future payments (and promptly pay all arrears duly payable to Landlord, if any, subject to any and all applicable rights to notice and cure periods) due under the Sublease to Mortgagee until notified otherwise in writing in accordance with the terms of the Sublease and Tenant shall not be liable to Landlord to account for such payments.

    6. (a)     Tenant shall notify Mortgagee in writing at the address set forth herein of the occurrence of any default or event of default by Landlord under the Sublease which would give Tenant the right to cancel or terminate the Sublease; and Tenant will grant to Mortgagee such time granted to the Landlord by the Sublease in which to cure Landlord’s default, provided, however, that Mortgagee shall give Tenant written notice of Mortgagee's intent to cure Landlord's default within fifteen (15) days of receipt of Tenant's notice of Landlord's default. Tenant agrees that it will not terminate or cancel the Sublease on account of such default until such notice to Mortgagee has been given, and Mortgagee has had the opportunity to cure any such default pursuant to the terms of this Section. Should Mortgagee fail to so notify Tenant of Mortgagee's intent to cure Landlord's default within said fifteen (15) days, then Tenant shall have all available rights and remedies (including the right to cure Landlord's default under the Sublease), at law and/or in equity. It is expressly understood and agreed that the above shall not be deemed to create any obligation of Mortgagee to cure any such default or defaults, and nothing herein shall impair any and all of the Mortgagee's rights and remedies at law and/or in equity, including the right to challenge any such default by Landlord claimed by Tenant.
(b)     Mortgagee shall provide written notice to Tenant with any notice to Landlord of Landlord's default under the Loan Documents at the same time that Mortgagee shall serve such notice of default on Landlord.
7. This Agreement may not be modified or amended, except by a writing by all parties hereto.
8. Whenever in this Agreement it is provided that notice be given to or served upon any of the parties, each such notice or demand shall be in writing, and any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served as follows: If given or served by the Mortgagee, by mailing the same to the Tenant and Landlord by registered or certified mail, return receipt requested, or by overnight courier service provided a receipt is required, at the addresses listed on Page 1 of this Agreement, or at such other addresses as the Tenant and Landlord may from time to time designate by notice given to the Mortgagee; and if given or served by the Tenant, by mailing the same to the Mortgagee and Landlord by registered or certified mail, return receipt requested, or by overnight courier service provided a receipt is required, addressed to the Mortgagee and Landlord at the addresses listed on Page 1 of this Agreement, or at such other addresses as the Mortgagee and Landlord may from time to time designate by written notice given to Tenant; and if given or served by Landlord, by mailing the same to Tenant and Mortgagee by registered or certified mail, return receipt requested, or by overnight courier service provided a receipt is required, addressed to the Tenant and Mortgagee at the addresses listed on Page 1 of this Agreement, or such other addresses as the Tenant and Mortgagee may from time to time designate by written notice given to Landlord.
9. Anything herein or in the Sublease to the contrary notwithstanding, in the event that Mortgagee shall acquire title to the Premises, or shall otherwise succeed to the interest of the Landlord in the Premises, or shall otherwise become liable for any obligations of Landlord under the Sublease, Mortgagee shall have no obligations, nor incur any liability, beyond Mortgagee's then interest, if any, in the Premises and the Sublease, and Tenant shall look exclusively to such interest of Mortgagee, if any, in the Premises and the Sublease, for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Sublease. Except for damages suffered by Tenant due to the gross negligence or willful misconduct of Mortgagee, Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Mortgagee, Tenant shall look solely to the estate or interest owned by Mortgagee in the Premises, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Mortgagee.
10. Notwithstanding anything herein to the contrary, the terms of this Agreement shall not be enforceable against Tenant until Tenant has received a fully executed copy of the Agreement.
11. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns. In addition, this Agreement shall be binding upon any successor to Mortgagee's interest as Landlord of the Sublease.
12. This document may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument. Each signature on this document may be executed via an inked or “wet” signature or via an electronic signature such as facsimile, electronic mail, cloud-based server, e-signature technology or other electronic means (“Electronic Means”), and the executed signature, witness (if any) and acknowledgement (if any) may be delivered by Electronic Means and such electronic signatures will be deemed originals and have the same validity, legal effect as an original inked or “wet” signature.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

BARCLAY DAMON DRAFT
12/26/2022 10:13 AM

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD:

___________________________,
a ___________________________

By:_____________________________
Name: __________________________
Title: ___________________________

STATE OF NEW YORK     )
) ss.:
COUNTY OF __________________ )

On the ______ day of ___________________, in the year 2022, before me, the undersigned, personally appeared ____________________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person* upon behalf of which the individual(s) acted, executed the instrument.
Witness my hand and seal on __________________.

_______________________________________ (Notary's signature)
_______________________________________ (Notary's printed name)
_______________________________________ (Title)

Qualified in __________________ County
My Commission Expires:

* ‘Person’ Defined: “For the purposes of this section, the term ‘person’ means any corporation, joint stock company, estate, general partnership (including any registered limited liability partnership or foreign liability partnership), limited liability company (including a professional service limited liability company), joint venture, limited partnership, natural person, attorney in fact, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.”

TENANT:

_________________________________,

a ________________________________

By:____________________________
Name:_________________________
Title:___________________________

STATE OF NEW YORK     )
) ss.:
COUNTY OF __________________ )

On the ______ day of ___________________, in the year 2023, before me, the undersigned, personally appeared ____________________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person* upon behalf of which the individual(s) acted, executed the instrument.
Witness my hand and seal on __________________.

_______________________________________ (Notary's signature)
_______________________________________ (Notary's printed name)
_______________________________________ (Title)

Qualified in __________________ County
My Commission Expires:

* ‘Person’ Defined: “For the purposes of this section, the term ‘person’ means any corporation, joint stock company, estate, general partnership (including any registered limited liability partnership or foreign liability partnership), limited liability company (including a professional service limited liability company), joint venture, limited partnership, natural person, attorney in fact, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.”

MORTGAGEE:

_______________________________

By:____________________________
Name: _________________________
Title: __________________________

STATE OF NEW YORK     )
) ss.:
COUNTY OF __________________ )

On the ______ day of ___________________, in the year 2023, before me, the undersigned, personally appeared ____________________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person* upon behalf of which the individual(s) acted, executed the instrument.
Witness my hand and seal on __________________.

_______________________________________ (Notary's signature)
_______________________________________ (Notary's printed name)
_______________________________________ (Title)

Qualified in __________________ County
My Commission Expires:

* ‘Person’ Defined: “For the purposes of this section, the term ‘person’ means any corporation, joint stock company, estate, general partnership (including any registered limited liability partnership or foreign liability partnership), limited liability company (including a professional service limited liability company), joint venture, limited partnership, natural person, attorney in fact, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.”

EXHIBIT A TO SNDA

Document                                Signed

EXHIBIT B TO SNDA

(See Legal Description Attached)

EXHIBIT F
Tenant Estoppel
[TENANT LETTERHEAD]

[Date]
_________________________
_________________________
_________________________
Attention: ______________________
Email:

    Re:    Sublease Agreement dated ______________________ (as amended, restated, supplemented or otherwise modified from time to time as described in Paragraph 1 below, the “Sublease”) by and between ______________________________, as landlord, together with its successors and assigns, “Landlord”), and ________________________________________, as tenant (“Tenant”), for the “Premises” defined in the Sublease (the “Leased Premises”), located at 55 McLaughlin Road, Rochester, New York (the “Property”).

Ladies and Gentlemen:
The undersigned, as Tenant under the Sublease, hereby certifies to __________________________, for itself and as agent for one or more mortgage lenders to be granted a lien on the Property by Landlord, and its successors and/or assigns (“you”) as of the date hereof as follows:
1.The Sublease is in full force and effect. The Sublease has not been amended, modified or supplemented, except as follows: __________________________________________. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Sublease, the Leased Premises or the Property.
2.Tenant has accepted possession of and occupies the entire Leased Premises under the Sublease. The term of the Sublease commenced on , , and expires on , , subject to the following renewal options:
3.The monthly fixed, minimum or basic rent under the Sublease is $ and has been paid through the month of , 20__. All additional rent, Tenant’s proportionate share of real estate taxes and insurance, common area maintenance charges and all other sums or charges due and payable under the Sublease by Tenant have been paid in full and no such additional rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof.
4.There is no security deposit.
5.To the best of Tenant’s knowledge, both Tenant and Landlord have performed all of their respective obligations under the Sublease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord or Tenant under the Sublease.
6.Tenant has no claim against Landlord and no offset or defense to enforcement of any of the terms of the Sublease, except as follows: ____________________________________. Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments, except as follows: ____________________________________.

7.All improvements required to be completed by Landlord have been completed and Tenant is not entitled to any tenant improvement or similar funds under the Sublease, except as follows: ____________________________________.
8.Landlord has not agreed to grant Tenant any free rent or rent rebates or adjustments and Landlord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligations under any other lease, except as described as follows: _________________________________________________.
9.Tenant has no right to terminate the Sublease other than as a result of a material casualty or condemnation that results in the Landlord being unable to substantially restore the Leased Premises within a reasonable period of time, except as described as follows: ______________________________________________.
10. To the best of Tenant’s knowledge to date, no violation of any environmental law or regulation has occurred or currently exists with respect to the Leased Premises.
11.Tenant has not assigned the Sublease and has not subleased the Leased Premises or any part thereof, except as pursuant to those certain subleases described as follows: _________________________________________________ (collectively, “Subleases”). To the best of Tenant’s knowledge, both Tenant and the applicable sublessee under each Sublease have performed all of their respective obligations under such Sublease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant or the sublessee under such Sublease.
12.To the best of Tenant’s knowledge to date, there are no unpaid or outstanding claims, bills or invoices for any labor performed upon or materials furnished to either the Tenant or the Leased Premises for which any lien or encumbrance including, without limitation, materialmen, suppliers and mechanic's liens, have been asserted or may be asserted against either the Tenant or the Leased Premises.
13.There are no existing, pending or threatened lawsuits affecting the Leased Premises or the Sublease or between Tenant and Landlord.
14.Tenant has no right or option pursuant to the Sublease or otherwise to purchase all or any part of the Leased Premises or the Property. Tenant does not have any right or option for additional space in the Property.
15.No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.
The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant. All capitalized terms not otherwise defined herein shall have the meanings provided in the Sublease.
[REMAINDER OF THIS PAGE HAVE BEEN LEFT INTENTIONALLY BLANK]

Tenant acknowledges that you will rely on this letter in making a loan or otherwise extending credit to Landlord. The information contained in this letter shall be for your benefit and for the benefit of your successors and assigns.

Very truly yours,

[Tenant Name]

By:
Name:
Title:

EXHIBIT G

Memorandum of Sublease

MEMORANDUM OF SUBLEASE

MEMORANDUM OF SUBLEASE

BETWEEN

PIKE CONDUCTOR DEV 1, LLC,

as LANDLORD,

and

LI-CYCLE NORTH AMERICA HUB, INC.,

as TENANT

RECORD AND RETURN TO:

COUNTY:    ________________________________

SECTION:    ________________________________

BLOCK:    ________________________________

LOT:        ________________________________

MEMORANDUM OF SUBLEASE

On the ____ day of ___________________, 2023, a Sublease was entered into by and between PIKE CONDUCTOR DEV 1, LLC, a Delaware limited liability company with its principal office located at 1010 Lee Road, Rochester, NY (herein called "Lessor") and LI-CYCLE NORTH AMERICA HUB, INC, a Delaware corporation having its principal office at 100 Latona Road, Suite 350, Rochester, New York 14652 (herein called “Lessee”) (the “Sublease”). This Memorandum of the Sublease is presented for recording.

1.    The name of the present Landlord is PIKE CONDUCTOR DEV 1, LLC, a Delaware limited liability company of having an address of 1010 Lee Road, Rochester, New York 14606. The name of the present Tenant is LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation, having an address at 100 Latona Road, Suite 350, Rochester, New York 14652.

2.    A description of the demised premises as set forth in the Sublease is annexed hereto as Exhibit A (the “Premises”).

3.    The Effective Date of the Sublease is __________ , 2023.

4.    The Original Term (as defined in the Sublease) expires on August 31, 2048, with four (4) five (5) year Renewal Terms (as defined in the Sublease) and one (1) subsequent Renewal Term of three (3) years. The Sublease is in full force and effect.

5.    The Landlord requires the prior written consent of the Tenant for the creation, granting, conveyance, extension, or termination of any easements, licenses, or rights-of-way to the Premises.

This instrument is merely a Memorandum of the Sublease, and is subject to all of the terms, conditions and provisions thereof. In the event of any inconsistency between the terms of the Sublease and this instrument, the terms of the Sublease shall prevail as between the parties hereto.

**BALANCE OF PAGE INTENTIONALLY LEFT BLANK**
*** SIGNATURE PAGE TO FOLLOW**

    IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ___ day of _______, 2023.

LANDLORD:

PIKE CONDUCTOR DEV 1, LLC

By:    _______________________________________

Name:    _______________________________________

Title:    _______________________________________

STATE OF NEW YORK     )
) ss.:
COUNTY OF __________________ )

On the ______ day of ___________________, in the year 2023, before me, the undersigned, personally appeared ____________________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person* upon behalf of which the individual(s) acted, executed the instrument.
Witness my hand and seal on __________________.

_______________________________________ (Notary's signature)
_______________________________________ (Notary's printed name)
_______________________________________ (Title)

Qualified in __________________ County
My Commission Expires:

* ‘Person’ Defined: “For the purposes of this section, the term ‘person’ means any corporation, joint stock company, estate, general partnership (including any registered limited liability partnership or foreign liability partnership), limited liability company (including a professional service limited liability company), joint venture, limited partnership, natural person, attorney in fact, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.”

TENANT:

LI-CYCLE NORTH AMERICA HUB, INC.

By:    _______________________________________
Name:    Christopher J. Biederman
Title:    CTO

STATE OF NEW YORK     )
) ss.:
COUNTY OF __________________ )

On the ______ day of ___________________, in the year 2023, before me, the undersigned, personally appeared ____________________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person* upon behalf of which the individual(s) acted, executed the instrument.
Witness my hand and seal on __________________.

_______________________________________ (Notary's signature)
_______________________________________ (Notary's printed name)
_______________________________________ (Title)

Qualified in __________________ County
My Commission Expires:

* ‘Person’ Defined: “For the purposes of this section, the term ‘person’ means any corporation, joint stock company, estate, general partnership (including any registered limited liability partnership or foreign liability partnership), limited liability company (including a professional service limited liability company), joint venture, limited partnership, natural person, attorney in fact, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.”

EXHIBIT H
Permitted Encumbrances
1.     Easement granted by Eastman Kodak Company to the Town of Greece and Rochester Gas & Electric Corporation dated October 28, 1968 and recorded November 22, 1968 in Liber 3947 of Deeds at page 534.
2.     Easement granted by Eastman Kodak Company to Rochester Telephone Corporation dated October 31, 1972 and recorded January 12, 1973 in Liber 4387 of Deeds at page 212.
3.     Easement by Eastman Kodak Company to the County of Monroe dated May 12, 1977 and recorded May 23, 1977 in Liber 5221 of Deeds at page 231.
4.     Easement granted by Eastman Kodak Company to the County of Monroe dated August 30, 1999 and recorded August 31, 1999 in Liber 9208 of Deeds at page 364.
5.     Easement Agreement between Eastman Kodak Company and Bldg. 502 LLC dated December 21, 2010 and recorded December 22, 2010 in Liber 10954 of Deeds at page 418.
6.     Easement granted by Willis H. Hondorf & Elizabeth Hondorf to Rochester Gas & Electric Corporation dated June 1, 1925 and recorded June 8, 1925 in Liber 1325 of Deeds at page 246.
7.     Environmental Easement granted by Eastman Kodak Company to The People of the State of New York dated October 31, 2012 and recorded February 21, 2013 in Liber 11223 of Deeds at page 109.
8.     Easement Agreement between Eastman Kodak Company and Ridgeway Properties I, LLC dated March 12, 2013 and recorded March 13, 2013 as in Liber 11229 of Deeds at page 472.
9.    Assignment of Easement Rights by Eastman Kodak Company to the New York State Department of Environmental Conservation dated May 13, 2014 and recorded November 10, 2014 in Liber 11466 of Deeds at page 320.
11.Access Easement Agreement by and between Ridgeway Properties I, LLC and Li-Cycle North America Hub, Inc. dated March 18, 2022 and recorded March 21, 2022 in Liber 12638 of Deeds at page 634.

12.Access Easement Agreement by and between Ridgeway Properties I, LLC and Li-Cycle North America Hub, Inc. dated June 9, 2022 and recorded June 13, 2022 in Liber 12675 of Deeds at page 375.

13.Water Service Easement Agreement dated December 22, 2022 and recorded December 22, 2022 in Liber 12762 of Deeds at page 541.

14.Storm Water Easement Agreement dated December 22, 2022 and recorded December 22, 2022 in Liber 12762 of Deeds at page 524.

15.Sanitary Sewer Easement Agreement dated December 22, 2022 and recorded December 22, 2022 in Liber 12762 of Deeds at page 508.

16.Access Easement Agreement – Kodak Park Road, dated December 22, 2022 and recorded December 22, 2022 in Liber 12762 of Deeds at page 532.

17.Access Easement Agreement, Ridgeway Ave./McLaughlin Rd., dated December 22, 2022 and recorded December 22, 2022 in Liber 12762 of Deeds at page 516.

EXHIBIT I
Sublease Commencement Agreement

SUBLEASE COMMENCEMENT AGREEMENT

    This Sublease Commencement Agreement (this “Agreement”) is entered into between PIKE CONDUCTOR DEV 1, LLC (“Landlord”), and Li-Cycle North America Hub, Inc. (“Tenant”), to be effective as of the latest date set forth beneath the signature blocks below (the “Effective Date”).

RECITALS

    WHEREAS, Landlord and Tenant entered into a Sublease Agreement dated as of ________, for certain real property (the “Premises”) located at 55 McLaughlin Road, Rochester, New York (the “Sublease”); and

    WHEREAS, it is the desire and intent of Landlord and Tenant to clearly define the terms of said Sublease.

    NOW, THEREFORE, it is agreed by and between Landlord and Tenant that:

    1.    The Commencement Date of the Sublease is __________________

    2.    The Original Term of the Sublease commenced on __________________, and shall terminate at 11:59 p.m. on __________________.

    3.    The Sublease provides for four (4) Renewal Terms of five (5) years and one (1) subsequent Renewal Term of three (3) years.

4.    Tenant has the right to exercise each option by providing Landlord with written notice of Tenant’s election to renew no later than one hundred eighty (180) days prior to the expiration of the Original Term or prior Renewal Term, as applicable.

5.    The Original Term (as defined in the Sublease) expires on August 31, 2048, with four (4) five (5) year Renewal Terms (as defined in the Sublease) and one (1) subsequent Renewal Term of three (3) years. The Sublease is in full force and effect.

6.    The closing on the Initial Financing has occurred and the “Essential Terms” thereof are attached hereto as Schedule 2(a). The Sublease is hereby modified by substituting the attached Schedule 2(a) for Schedule 2(a) currently attached to the Sublease.

7.    Based upon the Essential Terms of the Initial Financing, Landlord and Tenant agree that the Base Rents payable under the Sublease shall be as set forth on the attached Schedule 5(a). The Sublease is hereby modified by substituting the attached Schedule 5(a) for Schedule 5(a) currently attached to the Sublease.

8.    The Sublease is now in full force and effect and all terms and conditions of the Sublease are hereby ratified and confirmed.

9.    Capitalized terms not otherwise defined in this Agreement will have the respective meanings ascribed to them in the Sublease.

    Landlord and Tenant agree that this Agreement will not be recorded in any public records including the real estate records of the county where the Premises are located.

[Signature page to follow]
    IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the dates set forth below to be effective as of the latest date set forth beneath the signature blocks below (previously defined herein as the “Effective Date”).

LANDLORD:

PIKE CONDUCTOR DEV 1, LLC

By:    _______________________________________

Name:    _______________________________________

Title:    _______________________________________

Date:    _______________________________________

TENANT:

LI-CYCLE NORTH AMERICA HUB, INC.

By:    _______________________________________

Name:    _______________________________________

Title:    _______________________________________

Date:    _______________________________________

SCHEDULE 2(a)

(ANTICIPATED) INITIAL LOAN TERMS

[XXX]

SCHEDULE 5(a)

BASE RENTS

Date	Assumed Interest Rate of Initial Loan	Annual Base Rent	Monthly Base Rent
Effective Date - 8/31/2023	[XXX]	$1.00	N/A
9/1/2023 – 8/31/2028	[XXX]	$7,326,000	$610,500
9/1/2028 – 8/31/2033	[XXX]	$7,692,300	$641,025
9/1/2033 – 8/31/2038	[XXX]	$7,692,300	$641,025
9/1/2038 – 8/31/2043	[XXX]	$7,692,300	$641,025
9/1/2043 – 8/31/2048	[XXX]	$7,692,300	$641,025

SCHEDULE 6(a)
INITIAL ESTIMATED OPERATING EXPENSES

OPERATING EXPENSES	ESTIMATED ANNUAL BUDGET
Snow Plowing	$100,000
Lawn and Landscape Maintenance	$75,000
Preventative Maintenance – Roof	$25,000
Miscellaneous	$7,500
Insurance	$100,000
Subtotal	$307,500
Management Fee (5%)	$15,375
Real Estate Taxes	$122,500
TOTAL	$445,375

EXHIBIT J

Easements

1.Easement for connection to Monroe County Pure Waters sanitary sewer (and potentially Monroe County Water Authority’s water line) along the road to the south of the Property’s south boundary to McLaughlin Road.

2.Easement to connect to RED Rochester utilities along Kodak Park Road off the west side of the Property

3.Easement for stormwater drainage from the Property onto Landlord’s adjoining land into Landlord’s Detention Ponds, including an agreement by Landlord to maintain all stormwater ponds, ditches and conveyances at their current capacity.

4.Easement for connection to industrial sewer along the road to the south of the Property’s south boundary to McLaughlin Road.

    GUARANTY

In consideration of, and as an inducement to PIKE CONDUCTOR DEV 1, LLC, a Delaware limited liability company (“Landlord”) to enter into that certain Sublease Agreement of even date herewith (the “Sublease”) with LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation (“Tenant”) for certain Premises located at 55 McLaughlin Road, Rochester, New York, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned LI-CYCLE HOLDINGS CORP., an Ontario, Canada business corporation (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Tenant under the Sublease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Landlord from Tenant by virtue of the Sublease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Tenant”); and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if a Default (as defined in the Sublease) in the payment of Rent (as defined in the Sublease), or any other sums or charges payable by Tenant under the Sublease, or in the performance by Tenant of any of the terms, covenants, provisions or conditions contained in the Sublease, Guarantor will forthwith pay to Landlord, its successors and assigns, the Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Sublease and will forthwith faithfully pay to Landlord all damages that may arise in consequence of any Default by Tenant.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Landlord, to the extent that such reimbursement is not made by Tenant, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any Default by Tenant under the Sublease or the default by Guarantor under this Guaranty.

All moneys available to Tenant for application in payment or reduction of the Liabilities of Tenant may be applied by Landlord, in such manner and in such amounts and at such time or times as Landlord may see fit, to the payment or reduction of such of the Liabilities of Tenant as Landlord may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Tenant is exchanged, surrendered or released or the Sublease or any other obligation of Tenant is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Landlord may fail to set off and may release, in whole or in part, any credit on Landlord’s books in favor of Tenant, and may extend further credit in any manner whatsoever to Tenant, and generally deal with Tenant or any such security as Landlord may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, comprise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Landlord may have against Tenant, and (b) any and all rights of reimbursement, contribution or indemnity against Tenant which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Sublease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Landlord to enter into the Sublease and, in consideration of Landlord’s willingness to enter into the Sublease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Landlord's right, title or interest in the Sublease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Tenant; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Tenant; (d) all other notice to which Guarantor might otherwise be entitled; (e) any law requiring Landlord to institute an action against any other party (including, without limitation, Tenant) in order to institute an action or obtain a judgment against Guarantor, as well as any suretyship laws, and (f)

any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to provisions of the Sublease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Tenant or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Sublease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of Guarantor.

Each reference herein to Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Landlord, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Tenant must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of New York. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Landlord in the enforcement of this Guaranty.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. All of Landlord’s rights and remedies under the Sublease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Landlord to accept the Sublease and in consideration thereof Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

Unless otherwise agreed in writing by Landlord, this Guaranty shall not be affected by any assignment of the Sublease by Tenant.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 12th day of January, 2023.

GUARANTOR:
LI-CYCLE HOLDINGS CORP.
Address for Notice:
207 Queen’s Quay West, Suite 590
Toronto, Ontario M5J 1A7
Canada
Attn: General Counsel

By:    /s/ Debbie Simpson______________________________
Name:    Debbie Simpson
Title:    Chief Financial Officer